As filed with the Securities and Exchange Commission on October 1, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
( Exact name of registrant as specified in its charter )

Nevada
( State or other jurisdiction of incorporation or organization )

3433
( Primary Standard Industrial Classification Code Number )

95-3819300
( I.R.S. Employer Identification Number )

Building 3 No 28, Feng Tai North Road,
Beijing China 100071
+86-10-63850516
( Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices )

United Corporate Services, Inc.
202 South Minnesota Street
Carson City, Nevada 89703
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to :
Darren Ofsink, Esq.
GUZOV OFSINK LLC
600 Madison Avenue, 14 th Floor,
New York, NY 10022

Approximate date of commencement of proposed sale to the public : From time to time after the Registration Statement has been declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.࿠

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of a “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $.001 per share	4,691,499		$1.93	$9,054,593	$356
Common stock, par value $.001 per share, underlying warrants	469,150	(3)	$1.93	$905,460	$36
Total	5,160,649		1.93	$9,960,053	$392	*

* Previously Filed

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions

(2)
The registration fee was calculated pursuant to Rule 457(c). As of the date of this prospectus, our common stock is quoted under the symbol "CSOL.OB" on the Over-the-Counter Bulletin Board (“OTCBB”). On April 7, 2008, the last reported bid price was $1.91 per share and the last reported asked price was $1.95 per share. The average of the bid and asked price was $1.93 per share. Accordingly, the registration fee is $392 based on $1.93 per share.

(3)	Includes shares of common stock underlying five year warrants to purchase 469,150 shares of common stock with an exercise price of $2.88 per share (subject to adjustment).

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

ii

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 1, 2008

PRELIMINARY PROSPECTUS

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.

4,691,499  Shares of Common Stock

Offered by Selling Stockholders

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 4,691,499 shares of our common stock. The shares of common stock were issued to the selling stockholders in a private placement completed on February 29, 2008.

The selling stockholders may offer all or part of their shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We will pay all of the registration expenses incurred in connection with this offering (estimated to be approximately $86,000) but the selling stockholders will pay all of the selling commissions, brokerage fees and related expenses.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "CSOL.OB". As of  September 25, 2008, the closing price was $1.30 per share.

There is a limited trading market for our common stock. We cannot give you any assurance that a more active trading market in our common stock will develop, or if such a market does develop, that it will continue.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 for a discussion of certain risk factors that you should consider.

You should read the entire prospectus before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October __, 2008

TABLE OF CONTENTS

Prospectus Summary	2
Risk Factors	6
About This Prospectus	19
Cautionary Note Regarding Forward Looking Statements and Other Information Contained in this Prospectus	19
Selling Stockholders	20
Plan of Distribution	23
Use of Proceeds	24
Market Price of and Dividends of our Common Stock and Related Stockholder Matters	24
Management's Discussion and Analysis of Financial Condition and Results of Operations	27
Business	41
Properties	62
Security Ownership of Certain Beneficial Owners and Management	63
Directors and Executive Officers	65
Executive Compensation	67
Certain Relationships and Related Transactions	68
Description of Securities to be Registered	69
Legal Matters	70
Interests of Named Experts and Counsel	70
Changes in and Disagreements with Accountants	71
Financial Statements	72
Where You Can Find More Information	72

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus, including "Risk Factors" and the consolidated financial statements and the related notes before making an investment decision. Except as otherwise specifically stated or unless the context otherwise requires, the “Company,” we," "our" and "us" refers collectively to

(i)	China Solar & Clean Energy Solutions, Inc. ("China Solar") formerly known as Deli Solar (USA) Inc.;

(ii)
Deli Solar Holding Ltd. ("Deli Solar (BVI)"), a wholly-owned subsidiary of China Solar and a limited liability company organized under the International Business Companies Act of the British Virgin Islands;

(iii)	Bazhou Deli Solar Energy Heating Co., Ltd. ("Deli Solar Bazhou”), a wholly-owned subsidiary of Deli Solar (BVI) and a limited liability company organized under the laws of the PRC;

(iv)	Beijing Deli Solar Technology Development Co. (“Deli Solar (Beijing)” ), a wholly-owned subsidiary of China Solar and a limited liability company organized under the laws of the PRC;

(v)	Shenzhen PengSangPu Solar Industrial Products Corporation (“ SZPSP”), a wholly - owned subsidiary of Deli Solar (Beijing); and

(vi)	Tianjin Huaneng Group Energy Equipment Co., Ltd. (“Tianjin Huaneng”), a majority - owned subsidiary of Deli Solar (Beijing).

The Company

Business Overview

We are engaged in the solar and renewable energy business in the People's Republic of China (“PRC”).

Our business is conducted through our wholly-owned PRC based operating subsidiaries, Deli Solar (Bazhou) and Deli Solar (Beijing) and our recently acquired indirect operating subsidiaries SZPSP and Tianjin Huaneng.

We have three reportable segments namely solar heater/boiler related products , heat pipe related products and energy-saving projects. The solar heater/boiler related products are mainly sold by Deli Solar (Bazhou), the heat pipe related products are energy-savings projects sold by Tianjin Huaneng and the energy-savings projects are mainly sold by SZPSP.

Deli Solar (Bazhou), founded in 1997, designs, manufactures and sells renewable energy systems to produce hot water and for space heating in the PRC. Deli Solar (Bazhou)’s principal products are solar hot water heaters and multifunctional space heaters, including coal-fired boilers for residential use. Deli Solar (Bazhou) also sells component parts for its systems, and provides after-sales maintenance and repair services.

Most end users of Deli Solar (Bazhou)’s products use them to heat water for their homes, with a concentration in rural areas where electricity is in short supply. Deli Solar (Bazhou)’s coal-fired boilers, furnaces and heating stoves are also used as primary household space heaters during cold weather and as cooking stoves.

Tianjin Huaneng, acquired in July 2007, manufactures and installs waste heat recovery systems primarily for use in manufacturing facilities whose manufacturing processes require the generation of large amounts of heat, such as steel and chemical plants. The waste heat can be used to generate hot water at the manufacturing facilities. Tianjin Huaneng’s products include heating pipes, heat exchangers, specialty heating pipes and tubes, high temperature hot blast stoves, heating filters, normal pressure water boilers, solar energy water heaters and radiators. Products and systems manufactured and sold by Tianjin Huaneng during the period from July 1, 2007 (the date of acquisition) through December 31, 2007 represented 19% of our sales revenues for the fiscal year ended December 31, 2007. Tianjin Huaneng’s products are sold in more than 28 provinces in the PRC as well as Singapore and Taiwan.

SZPSP, which we acquired effective March 31, 2008, is principally engaged in the manufacture of solar hot water systems for commercial use. Its customers include factories, hospitals, schools and hotels. SZPSP’s solar energy saving projects involve installation of flat plate solar collectors and heat exchangers and after sales services.

Approximately 48% of our sales revenues for the six month period ended June 30, 2008 were derived from sales of our solar water heaters and boiler related products and approximately 42% were derived from sales of heat pipe related products and 10% derived from sales of energy-saving projects

Approximately 96.3% of our sales revenues for the six months ended June 30, 2008 were derived from sales made to PRC based customers. Approximately 3.7% of our sales revenues were derived from the international market, all of which were sales of heat pipe related products made by Tianjin Huaneng.

Products

Solar Hot Water Heaters and Boilers

We manufacture two types of solar hot water heaters: evacuated tubular solar water heaters and flat plate solar water heaters. Our solar water heaters are primarily used to generate hot water for residential use. Among evacuated tubular solar water heaters, regular evacuated tubular solar water heaters using all-glass vacuum collectors are our best selling product, comprising approximately 85% of our total solar water heater revenues for 2007. This type of solar water heater can generate hot water even in cold weather and therefore can be used throughout the year. Further, these water heaters are relatively easy and inexpensive to produce compared to other solar hot water heaters using other types of vacuum collectors. Because our primary market is in rural areas of the PRC, our regular evacuated tubular solar water heaters annually account for most of our sales.

We also manufacture boilers, furnaces, stove heating, and space heating products. Most of our boilers and space heating products are coal-fired, small scale units for residential space heating and cooking.

Sales of our hot water heaters and boilers comprised approximately 48% of our sales revenues for the six months ended June 30, 2008 compared to approximately 72% of our total sales revenues for 2007.

Heat Pipe Related Products

We also manufacture waste heat recovery systems, heating products such as heating pipes, heat exchangers, specialty heating pipes and tubes, high temperature hot blast stoves, heating filters, normal pressure water boilers, solar energy water heaters and radiators.

Sales of these products and systems comprised approximately 42% for the six months ended June 30, 2008 compared to 19% of our total sales revenues in 2007. Sales of these products were included in our consolidated revenues commencing July 1, 2007.

Energy-savings projects

SZPSP is principally engaged in the manufacture of solar hot water systems for commercial use. Its customers include factories, hospitals, schools and hotels. SZPSP’s solar energy saving projects involve istallation of compounding flat plate solar collectors, heat exchangers and after sales services

Employees

As of  August 18, 2008 we had approximately 1,103 full time employees and 67 part time employees.

Executive Offices

Our executive offices are located at Building 3, No. 28 Feng Tai North Road, Beijing, China, 100071 and our telephone number is +86-10-63850516.

The Offering

Offering by Selling Stockholders

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 4,691,499 shares of our common stock. The shares of common stock were purchased by the selling stockholders in a private placement made exclusively to accredited investors on February 29, 2008. The shares may be offered for sale by the selling stockholders from time to time. No shares are being offered for sale by the Company.

Common stock outstanding prior to Offering	15,599,450 shares outstanding as of September 25, 2008

Common stock offered by the Company	0

Total shares of common stock offered by selling stockholders	4,691,499 representing approximately 30% of the shares of common stock currently outstanding.

Common stock to be outstanding after the offering	15,599,450

Total dollar value of common stock being registered
The closing market price for the common stock on February 29, 2008, the date of the sale of the 4,691,499 shares of common stock in the private placement was $2.71. Using this value the dollar value of the shares of common stock being registered is $12,713,962.

The closing market price for the common stock on  September 25, 2008 was $1.30. Using this value the total dollar value of the 4,691,499 shares of common stock being registered is $6,098,949

Use of Proceeds	We will not receive any of the proceeds from the sales of the shares by the selling stockholders.

Our OTC Bulletin Board Trading Symbol	CSOL.OB

Risk Factors	See "Risk Factors" beginning on page 6 and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our common stock.

Background

On February 29, 2008, we completed a private placement of 4,691,499 shares of our common stock for price per share of $2.40 or an aggregate purchase price of approximately $11,300,000. We received $9,995,156 as net proceeds from this financing.

In connection with the transaction we agreed to issue to Roth Capital Partners LLC as placement agent, warrants to purchase 469,150 shares of common stock exercisable for a period of five years at an exercise price equal to $2.88 per share and we paid them a transaction fee of approximately $790,000 (7% of the gross proceeds of the transaction).  Roth paid vFinancing $153,000 as a selling agent fee and transferred to them and their affiliates warrants to purchase 106,250 shares of common stock. On February 29, 2008, the closing price of the common stock as quoted on the OTCBB was $2.71. For more information relating to the terms of this private placement, reference is made to “Selling Stockholders - Background.”

In connection with the private placement we entered into a registration rights agreement with the investors on February 25, 2008 which requires us to file with the SEC a "resale" registration statement providing for the resale of (i) all of the 4,691,499 shares of common stock sold to the investors, (ii) the 2,000,000 “make good shares” and (iii) the 469,150 shares underlying the placement agent warrants (collectively, the “registrable securities”) for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended.

We agreed, among other things, to prepare and file an initial registration statement within 45 days of the closing date (i.e. April 14, 2008) to register for resale all of the registrable securities (other than the 2,000,000 make good shares and the 469,150 shares underlying the placement agent warrants) and to cause that registration statement to be declared effective within 150 days after the closing date (i.e. July 28, 2008). On July 28, 2008, the Company incurred liquidated damages equal to $112,596 which represents 1% of $11,259,587 (the aggregate of investment amount by the investors) due to the fact that the Company failed to have the registration statement declared effective on or prior to that date. The liquidated damages continue to accrue per diem through August 28, 2008 at the monthly rate of 1%. Accordingly, the Company has incurred $225,192 in liquidated damages for failing to have the registration statement declared effective by July 28, 2008.

We have also agreed to file additional registration statements covering all of the remaining registrable securities (or such lesser number as the SEC deems appropriate) if any registrable securities could not be registered in the initial registration statement, by  the 15th day following the date we are able to effect the registration of such securities in accordance with any SEC restrictions.

Our failure to meet this schedule and other timetables provided in the registration rights agreement could result in the imposition of liquidated damages. No liquidated damages will accrue on any registrable securities which the SEC has requested (due to the application of Rule 415) us to remove from the registration statement and the required effectiveness date for such securities will be tolled until such time as we are able to effect the registration of those securities in accordance with any SEC restrictions.

Reference is made to “Selling Stockholders - Background” in this prospectus for disclosure of the material terms of the other agreements entered into by us on February 25, 2008 in connection with the private placement.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our common stock.

Risks Related to our Business

Our profit margins on sales of our solar water heaters have been declining

Although our gross profits have been increasing due to increased sales, prior to the acquisition of Tianjin Huaneng our profit margins had been decreasing. However, gross profit for the six months ended June 30, 2008 was $6,912,042, an increase of $4,237,063, or approximately 158%, as compared to $2,674,979 for the same period in the prior year and our gross margin (gross profit as a percentage of sales) in the first six months in 2008 was approximately 26% compared to approximately 22% in the same period last year. This increase is primarily due to the increase in the volume of sales of higher margin products such as heat pipe related products due to the acquisition of Tianjin Huaneng. The profit margins on sales of our solar water heaters have been decreasing due to market pressure to keep our prices competitive, a trend which we expect to continue going forward. However we expect this trend to be more than offset by sales of products with higher gross profit margins sold by Tianjin Huaneng. If our expectation is not correct our business and financial condition would be harmed.

Competition in the solar water heater industry in rural areas has recently intensified causing us to lower our prices resulting in lower sales revenues.

We manufacture and market solar hot water heaters and other products. According to statistics from the Chinese Energy Research Association, there are currently over 3,500 solar hot water heater manufacturers producing products under more than 3,000 brands. Many of our competitors are better capitalized and more experienced, and have deeper ties in the PRC marketplace. While most solar hot water manufacturers focus on the urban markets, we have always focused on the rural markets. Competition in the solar water heater industry in rural areas has recently intensified causing us to lower our prices resulting in lower sales revenues. We expect this trend to continue in the immediate future.

We rely on our sales agents to distribute our solar water heater products and to expand our business we must attract new sales agents; we could lose a substantial portion of our sales if we are not able to effectively monitor the activities of our sales agents.

We believe that our success relies, to a large degree, on our distribution network. The PRC is a geographically vast country and it is critical that we market our products in a number of different regions. Presently, we sell our products primarily in the rural areas of the north-east part of the PRC including Hebei, Beijing, Tianjin, Heilongjiang, and Liaoning. In order to expand our business into others regions, we will need to increase our distribution network by adding more sales agents, distributors, wholesalers and retailers who will carry our products. We may not be able to grow our distribution network, as our competitors may offer better products and commissions to distributors and sales agents, and, even if we can grow our distribution network, we may not be able to operate it efficiently or manage it effectively, as our internal resources are limited.

We may not be able to effectively control and manage our growth

Sales revenues increased to $26,930,274 during the first six months of 2008 as compared to $12,414,023 for the same period in 2007, an increase of $14,516,251 or 117%. Our sales revenues have increased from $9,504,394 for 2004 to $37,072,346 for 2007. Our sales revenues for 2007 increased by approximately 73% over sales revenues of $21,468,313 for 2006. If our business and markets continues to grow and develop, it will be necessary for us to finance and manage our expansion in an orderly fashion. In addition, we may face challenges in managing expanding product offerings and in integrating any acquired businesses with our own. This will increase demands on our existing management, workforce and facilities. Failure to effectively deal with these increased demands could interrupt or adversely affect our operations and cause production backlogs, longer product development time frames, and administrative inefficiencies.

The protection of intellectual property rights in the PRC is not as effective as in the United States or other countries.

Our trademarked brands have gained recognition in the northeast part of the PRC. The protection of intellectual property rights in the PRC however is not as effective or enforced to the same degree as in the United States or other countries. The unauthorized use of our brands could enable other manufacturers to take unfair advantage, which could harm our business and competitive position.

We do not have any long-term supply contracts with our suppliers of raw materials; any significant fluctuation in the price of raw materials may have a material adverse effect on our manufacturing costs.

Stainless steel and glass tubing are two major raw materials that we use to manufacture our solar water heaters. The prices of these are subject to market conditions. We do not have long-term contracts or arrangements with our suppliers. While these raw materials are generally available and we have not experienced any raw material shortage in the past, we cannot assure you that prices will not rise because of changes in market conditions. An increase in component or raw material costs relative to our product prices could have a material adverse effect on our gross margins and earnings.

We have to outsource our production to third party manufacturers during the peak sales season due to our limited manufacturing capacity.

Our manufacturing capacity is not able to meet the demand for our products during the peak season. Accordingly, we are required to have products representing between 30% to 40% of our total sales revenues during our peak season manufactured through Original Equipment Manufacturer ("OEM") arrangements. Under an OEM arrangement, we contract with other manufacturers to produce our products and authorize these manufacturers to put our brand names or trademarks on these products. We cannot assure you that we will continue to find qualified manufacturers on acceptable terms in the areas where our customers are located and, if we do, we cannot assure you that product quality will continue to be acceptable.

We may engage in future acquisitions that could dilute the ownership interests of our stockholders, cause us to incur debt and assume contingent liabilities.

On March 31, 2008 Deli Solar (Beijing) completed the acquisition of 100% of the outstanding equity interests of Shenzhen PengSangPu Solar Industrial Products Corporation (“SZPSP”) from its three shareholders. SZPSP is principally engaged in the manufacture of solar hot water systems for commercial use. Its customers include factories, hospitals, schools and hotels. $4,087,832 (RMB 28,800,000) of the purchase price was paid in cash. In addition to the cash purchase price, the parties agreed to an appraised value of RMB 20 million for SZPSP’s intangible assets. The purchase price for these intangible assets was paid in 1,419,729 shares of our common stock. If on March 31, 2009 (the first anniversary of the closing) our common stock price is lower than $2, we will make up the difference. In addition, as part of the purchase price the sellers were issued five year warrants to purchase 141,973 shares of common stock at an exercise price of $2.50 per share (subject to adjustment for stock splits and stock dividends).

On July 1, 2007 Deli Solar (Beijing) purchased 51% of the equity in Tianjin Huaneng Group Energy Equipment Co., Ltd. (“Tianjin Huaneng”) for a purchase price of approximately $1,689,741. In addition to the purchase price we paid a finder’s fee of approximately $769,418. Deli Solar (Beijing) assumed 51% of the liabilities of Tianjin Huaneng and contributed RMB 20,000,000 (approximately $2,613,400) as working capital to the acquired company. Deli Solar (Beijing) also agreed to employ the 550 current Tianjin Huaneng employees pursuant to new three year employment contracts.

As part of our growth strategy, we review acquisition and strategic investment prospects that we believe would complement our current product offerings, increase our market coverage or enhance our technical capabilities, or otherwise offer growth opportunities. From time to time we review investments in new businesses and we expect to make investments in, and to acquire, businesses, products, or technologies in the future. In the event of any future acquisitions, we could:

☐	issue equity securities which would dilute current stockholders’ percentage ownership;

☐	incur substantial debt;

☐	assume contingent liabilities; or

☐	expend significant cash.

These actions could harm our operating results or the price of our common stock. Moreover, even if we do obtain benefits in the form of increased sales and earnings, there may be a lag between the time when the expenses associated with an acquisition are incurred and the time when we recognize such benefits. Acquisitions and investment activities also entail numerous risks, including:

☐	difficulties in the assimilation of acquired operations, technologies and/or products;

☐	unanticipated costs associated with the acquisition or investment transaction;

☐	the diversion of management’s attention from other business concerns;

☐	adverse effects on existing business relationships with suppliers and customers;

☐	risks associated with entering markets in which we have no or limited prior experience;

☐	the potential loss of key employees of acquired organizations; and

☐	substantial charges for the amortization of certain purchased intangible assets, deferred stock compensation or similar items.

We cannot ensure that we will be able to successfully integrate any businesses, products, technologies, or personnel that we have acquired or might acquire in the future, and our failure to do so could harm our business, operating results and financial condition.

We may need additional capital to fund our future operations and, if it is not available when needed, we may need to reduce our planned development and marketing efforts, which may reduce our sales revenues.

We believe that our existing working capital and cash available from operations will enable us to meet our working capital requirements for at least the next 12 months. However, if cash from future operations is insufficient, or if cash is used for acquisitions or other currently unanticipated uses, we may need additional capital. Under the terms of the securities purchase agreement entered into on June 13, 2007 with the investors in the June private placement we cannot, prior to June 13, 2010, issue any convertible debt or any shares of convertible preferred stock, have any debt outstanding in an amount greater than twice EBITDA from continuing operations for the prior four quarters. Those investors also have right of first refusal with respect to any subsequent financing. There are also restrictive covenants in the securities purchase agreements entered into with the investors in the February 2008 private placement. These restrictive covenants may inhibit our ability to raise additional financing. The development and marketing of new products and the expansion of distribution channels and associated support personnel requires a significant commitment of resources. In addition, if the markets for our products develop more slowly than anticipated, or if we fail to establish significant market share and achieve sufficient net revenues, we may continue to consume significant amounts of capital. As a result, we could be required to raise additional capital. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in dilution of the shares held by existing stockholders. If additional funds are raised through the issuance of debt securities, such securities may provide the holders certain rights, preferences, and privileges senior to those of common stockholders, and the terms of such debt could impose restrictions on our operations. We cannot assure you that additional capital, if required, will be available on acceptable terms, or at all. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned product development and marketing efforts, which could harm our business, financial condition and operating results.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.   Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business.

Our  management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management have never had responsibility for managing a publicly traded company. These responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

Moreover, rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our company's independent registered public accountants. The SEC extended the compliance dates for “non-accelerated filers,” like us. Accordingly, the annual assessment of our internal controls requirement first applied to our annual report for the 2007 fiscal year and the attestation requirement of management's assessment by our independent registered public accountants will first apply to our annual report for the 2009 fiscal year. The standards that had to be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Our lack of familiarity with Section 404 may have diverted management’s time and resources in executing the business plan. If, in the future, management identifies one or more material weaknesses, or our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price and/or subject us to sanctions or investigation by regulatory authorities.

We do not have key man insurance on our President and CEO, Mr. Du, on whom we rely for the management of our business.

We depend, to a large extent, on the abilities and participation of our current management team, but have a particular reliance upon Mr. Deli Du, our CEO. The loss of the services of Mr. Du, for any reason, may have a material adverse effect on our business and prospects. We cannot assure you that we will be able to find a suitable replacement for Mr. Du. We do not carry key man life insurance for any of our key personnel.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire these personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected .

Competition for senior management and senior technology personnel in the PRC is intense, the pool of qualified candidates in the PRC is very limited, and we have had difficulty in attracting and retaining the services of senior executives and may continue to do so in the future. This failure could harm our future growth and financial condition.

We do not presently maintain fire, theft, product liability or any other property insurance, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

We do not maintain fire, theft, product liability or other insurance of any kind. We bear the economic risk with respect to loss of or damage or destruction to our property and to the interruption of our business as well as liability to third parties for personal injury or damage or destruction to their property that may be caused by our personnel or products. This liability could be substantial and the occurrence of such loss or liability may have a material adverse effect on our business, financial condition and prospects. However product liability lawsuits in the PRC are rare, and we have never experienced significant failure of our products.

Rapid technological changes in our industry could render our products non-competitive or obsolete and consequently affect our ability to generate revenues.

The solar hot water industry is subject to rapid technological change. Our future success will depend on our ability to respond to rapidly changing technologies and improve the quality of our products. Our failure to adapt to these changes could harm our business. Our future plans to market our products to urban areas require our products to be innovative. If we are slow to develop new products and technologies that are attractive to people in these urban areas, we may not be successful in capturing a significant share of this market. For example, most of our current products rely on a tubular structure while urban customers prefer a flat plate collector for aesthetic purposes. If we fail to keep up with rapid technological changes to remain competitive in our rapidly evolving industry, our future marketing and expansion may be adversely affected.

Most of our warranty services are performed by our independent sales agents and distributors whose deposit may not cover total warranty claims.

We typically offer a three-year warranty for our products. During the first year of this warranty program, we cover any defects and product malfunctions. Most of our warranty services are performed by our independent sales agents and distributors in return for a 1-2% discount of the purchase price they pay for our products. We normally require our new sales agents and distributors to pay us a deposit (varying from RMB5,000 to 20,000 depending on their represented areas) which we believe will ensure their performance of the necessary warranty services. Our financial statements do not provide for a reserve for product warranties and these expenses have not been significant to date. Although we have not experienced any significant product returns or repairs, we cannot assure you that these sales agents and distributors will perform the warranty services when required, and if they fail to do so, we cannot assure you that the agents' deposits will be sufficient to cover the costs associated with the warranty services to be performed on the products sold by these sales agents and distributors.

We lease some of the real property on which our business center and exhibition center and other facilities are located and there is no guarantee that our lease will be renewed.

All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the PRC government grants landholders a "land use right." Our business center in Bazhou City and our exhibition center in Beijing are located on leased land as are our manufacturing facilities. There is no assurance that we may renew the leases on acceptable terms. The failure to obtain the renewal of the leases on reasonable terms could cause us to incur extra expenses and costs for alternative land and for the reconstruction of our buildings.

Our acquisition of the land use rights from villagers is subject to announcement and approval procedures and we cannot assure you that they will be successful.

On March 16, 2006, Deli Solar (Bazhou) entered into an agreement with the Governance Commission of Beijiahe Village Chaheji County Bazhou City (the "Village Governance Commission") to acquire land use rights to a piece of land comprising 61,530 square meters (the "Land") at a price of approximately $919,858, subject to the procedures as mentioned below. The previous users of the Land were villagers and the Land was used for agricultural purposes. According to the relevant PRC regulations, the Village Governance Commission is required to announce its intention to transfer the land use rights to Deli Solar (Bazhou) (the "Announcement Procedure") and provide the villagers with reasonable compensation to acquire the land use rights from them. The conversion of land use from agricultural to non-agricultural purposes requires the approval of the local government. In addition, once the approval from the local government has been obtained, the new holder of the land use rights will have to be registered with the land administration bureau. We cannot guarantee that the Village Governance Commission will carry out the Announcement Procedure and provide reasonable compensation to the villagers as prescribed. We cannot guarantee that the application to change the purpose of land use will be approved by the local government or that the new holder of the land use rights would be able to be registered with the land administration bureau.

Effect of the Issuance of the Preferred Stock and Warrants in June 2007 and Common Stock in February 2008

The resale in the public market of the shares underlying the Preferred Stock and Warrants acquired in the June 2007 financing and the resale in the public market of the common stock acquired in the February 2008 private placement may have an adverse impact on the market value of our common stock.

On February 7, 2008, our registration statement was declared effective by the SEC. In that registration statement we registered for resale by the investors in the June 2007 private placement 508,734 shares of common stock and 508,734 shares underlying class A warrants. In addition under new Rule 144, which became effective in February 14, 2008, non affiliates, such as the investors in the June financing, may sell their shares without any volume restrictions if they hold their shares for at least 6 months and we are current in our reporting obligations at the time of sale. After 12 months non affiliates may sell their shares under Rule 144 without any restriction. Under the “tacking” rules in Rule 144 the holding period for the all of the shares of common stock underlying the preferred stock issued in June 2007 commenced in June 2007. Accordingly, all of the 1,774,194 shares of common stock underlying the Series A Preferred Stock may now be sold under Rule 144 to the extent held by non-affiliates. As of September 25, 2008, 1,200,628 of these shares have been sold under Rule 144. We believe that sales by these investors have caused the market price of our shares to fall significantly over the last few months. In addition, the 1,734,194 class A warrants and the 1,774,194 class B warrants currently outstanding may now be exercised by and sold by non affiliates in a cashless exercise under Rule 144. As of September 25, 2008, 40,000 of the class A warrants have been exercised. The resale of the additional 573,566 shares of common stock issuable on conversion of the Series A Preferred Stock outstanding on September 25, 2008 and the 3,508,388 shares of common stock issuable on exercise of the class A and class B warrants, or even the possibility of their resale, may adversely affect the trading market for our common stock and adversely affect the prevailing market price of our common stock.

The resale of the 4,691,499 shares of common stock being registered in this prospectus or even the possibility of their resale, may adversely affect the trading market for our common stock and adversely affect the prevailing market price of our common stock

On February 29, 2008 the closing sale price of our common stock was $2.71 per share. On September 25, 2008 the closing sale price of the common stock was $1.30. We believe that sales by the June 2007 investors have caused the market price of our shares to fall significantly over the last few months.

The Series A Preferred Stock and the Warrants have anti-dilution protection which may have an adverse impact on the market value of our common stock and out ability to raise additional financing.

The holders of the Series A Preferred Stock have full ratchet anti dilution protection and the holders of the class A and class B warrants have weighted average anti-dilution protection. This may prove a hindrance to our efforts to raise future equity and debt funding, and the exercise of such rights will dilute the percentage ownership interest of our stockholders and will dilute the value of their stock.

The Series A Preferred Stock and Warrants may adversely affect our financial and operational flexibility.

The terms of the June 13, 2007 financing imposed restrictions on us that may affect our ability to successfully operate our business.  The transaction documents contain a number of covenants that may restrict our ability to operate, including, among other things, covenants that restrict our ability:

☐	to incur additional indebtedness;

☐	to pay dividends on our capital stock;

☐	to redeem or repurchase our common stock or any class or series of capital stock that is junior or on a parity with the Series A Preferred Stock;

☐	to enter into any transaction that has any reset feature that could result in additional shares being issued.

☐	to enter into any subsequent financing.

Risk Related to Our Industry

A drop in the retail price of conventional energy or non-solar alternative energy or any improvement to the rural household's electricity supply system in the PRC may have a negative effect on our business.

A customer's decision to purchase our solar power products is primarily driven by the poor electricity supply system in the rural areas of the PRC, as well as the energy savings from our solar power products. An improvement in the power supply infrastructure in the rural areas of the PRC could adversely affect the demand for our products. In addition, fluctuations in economic and market conditions that impact the viability of conventional and non-solar alternative energy sources, such as decreases in the prices of oil and other fossil fuels could cause the demand for our solar power heaters to decline. Although we believe that current retail energy prices support a reasonable return on investment for our products, there can be no assurance that future retail pricing of conventional energy and non-solar alternative energy will remain at such levels.

Existing regulations and changes to existing regulations may present technical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products

Our solar power products and their installation are subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. We are responsible for knowing the requirements of individual cities and must design equipment to comply with varying standards. Any new government regulations or utility policies that relate to our solar power products may result in significant additional expenses to us, our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar power products.

If solar power technology is not suitable for widespread adoption or sufficient demand for solar power products does not develop or takes longer to develop than we anticipate, our sales would not significantly increase and we would be unable to sustain profitability.

The market for solar power products is emerging and rapidly evolving, and its future success is uncertain. If solar power proves to be unsuitable for widespread commercial or residential use or if demand for solar power products fails to develop sufficiently, we would be unable to generate enough revenues to sustain profitability. In addition, demand for solar powered products in the new markets and geographic regions that we target may not develop at all or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of solar power technology and demand for solar power products, including:

☐	cost-effectiveness of solar power technologies as compared with conventional and non-solar alternative energy technologies;

☐	performance and reliability of solar power products as compared with conventional and non-solar alternative energy technologies; and

☐	capital expenditures by customers that tend to decrease if the PRC or global economy slows down.

Risks Related to Doing Business in the PRC.

Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of our business.

The PRC's economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case.

A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in these PRC laws and regulations may harm our business.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement involves substantial uncertainty. New laws and regulations that affect existing and new businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.

A slowdown or other adverse developments in the PRC economy may harm our customers and the demand for our services and our products.

All of our operations are conducted in the PRC and a significant portion of our revenues are generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that this growth will continue. The solar hot water and renewable energy industry in the PRC is relatively new and growing, but we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for solar hot water heaters and boilers and our other products. A slowdown in overall economic growth, an economic downturn, a recession or other adverse economic developments in the PRC could significantly reduce the demand for our products and harm our business.

Inflation in the PRC could negatively affect our profitability and growth..

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth could lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may harm our profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credit, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth. In October 2004, the People's Bank of China, the PRC's central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also in the future restrict access to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The fluctuation of the Renminbi may harm your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely almost entirely on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would diminish the value of the proceeds of the offering and this could harm our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in significant appreciation of the Renminbi against the U.S. dollar. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

PRC State Administration of Foreign Exchange ("SAFE") Regulations regarding offshore financing activities by PRC residents may increase the administrative burden we face. The failure by our shareholders who are PRC residents to make any required applications and filings required by such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

SAFE, issued a public notice ("SAFE #75") effective from November 1, 2005, which requires our PRC resident shareholders to register with SAFE. If they do not register the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise. Our PRC resident largest shareholder, Mr. Du, has taken all necessary steps required by the local SAFE branch at Bazhou City to comply with SAFE #75 by filing a disclosure form regarding his ownership status; however, we cannot assure you that this disclosure document will be sufficient. It is also unclear exactly whether our other PRC resident shareholders must make disclosure to SAFE. While our PRC counsel has advised us that only the PRC resident shareholders who receive ownership of the foreign holding company in exchange for ownership in the PRC operating company are subject to SAFE #75, there can be no assurance that SAFE will not require our three other PRC resident shareholders to register and make the applicable disclosure. In addition, SAFE #75 requires that any monies remitted to PRC residents outside of the PRC be returned within 180 days; however, there is no indication of what the penalty will be for failure to comply or if shareholder non-compliance will be considered to be a violation of SAFE #75 by us or otherwise affect us.

In the event that the proper procedures are not followed under SAFE #75, we could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. Our PRC resident shareholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

The PRC’s legal and judicial system may not adequately protect our business and operations and the rights of foreign investors

The PRC legal and judicial system may negatively impact foreign investors. In 1982, the National People's Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in the PRC. However, the PRC's system of laws is not yet comprehensive. The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in the PRC lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the PRC judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC's legal system is based on the civil law regime, that is, it is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC's political, economic or social life, will not affect the PRC government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

The practical effect of the PRC legal system on our business operations in the PRC can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are qualitatively different from the general corporation laws of the United States. Similarly, the PRC accounting laws mandate accounting practices, which are not consistent with U.S. generally accepted accounting principles. PRC’s accounting laws require that an annual "statutory audit" be performed in accordance with PRC accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the People's Republic of China Wholly Foreign-Owned Enterprise Law requires a wholly foreign-owned enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation. While the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Any award rendered by an arbitration tribunal is enforceable in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958). Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises.

Because our principal assets are located outside of the United States and all of our directors and officers reside outside the United States, it may be difficult for you to enforce your rights based on U.S. Federal Securities Laws against us and our officers and some directors in the U.S. or to enforce a U.S. court judgment against us or them in the PRC.

All of our directors and officers reside outside the United States. In addition, our operating subsidiaries, Deli Solar (Bazhou), Deli Solar (Beijing), Tianjin Huaneng and SZPSP are located in the PRC and substantially all of their assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

We may have difficulty hiring and retaining qualified senior management and in establishing adequate management, legal and financial controls in the PRC.

Western style of management, financial reporting concepts and practices, modern banking, computer and other control systems are relatively new to the PRC. In the past we have had difficulties in hiring and retaining qualified senior management and we may continue to have difficulty in hiring and retaining a sufficient number of senior management and other qualified employees. Accordingly, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Risks Related to Our Common Stock.

We are not likely to pay cash dividends in the foreseeable future.

We intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future as we are contractually restricted from doing so. As a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries based in the PRC. Our PRC based operating subsidiaries are subject to restrictions on their ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars.

Our common stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Prior to the reverse merger our shares were not publicly traded although shares of the shell into whom we merged were thinly traded. Through the reverse merger, we have essentially become public without the typical initial public offering procedures which usually include a large selling group of broker-dealers who may provide market support after going public. We have undertaken efforts to develop market recognition for our stock, including through the retention of a public relations firm. As of September 25, 2008, there were 15,599,450 shares of our common stock issued and outstanding, and there were 2,529 holders of record of our outstanding shares of common stock. The market capitalization as of September 25, 2008 (excluding shares held by our affiliates) was approximately $12 million. As a result, there is limited market activity in our stock and we are too small to attract the interest of many brokerage firms and analysts. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained. Currently our common stock is quoted in the OTC Bulletin Board market and the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending Bulletin Board stocks because they are considered speculative, volatile and thinly traded. The Bulletin Board market is an inter-dealer market much less regulated than the major exchanges and our common stock is subject to abuses and volatilities and shorting. Thus there is currently no broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in less price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The trading volume of our common stock has been limited and sporadic. As a result of this trading activity, the quoted price for our common stock on the Bulletin Board may not necessarily be a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock and as a result, the market value of our common stock likely would decline.

Our common stock is currently subject to the "penny stock" rules which require delivery of a schedule explaining the penny stock market and the associated risks before any sale.

Our common stock is currently subject to regulations prescribed by the SEC relating to “penny stocks.” The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5 per share, subject to certain exceptions. On September 25, 2008 the last sale price of our common stock was $1.30 per share. These regulations impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse)). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A large number of shares will be eligible for future sale and this may depress our stock price.

This is an offering of 4,691,499 shares of our common stock by the selling stockholders. As of  September 25, 2008, there were 15,599,450 shares of our common stock issued and outstanding and 573,566 shares of Series A Preferred Stock (excluding 900,000 shares which are held in escrow and which are in the process of being released to the company). Assuming (i) exercise of the 469,150 shares that may be acquired on exercise of all of the outstanding placement agent warrants, (ii) conversion of the 573,566 shares of Series A Preferred Stock issued in June 13, 2007 financing which have not yet been converted, and (iii) the exercise of the other outstanding warrants to purchase an aggregate of 4,041,698 shares of common stock, there will be 20,683,864 shares of common stock outstanding. Of these 20,683,864 shares (i) 4,691,499 shares are being registered for resale in this prospectus, (ii) all of the 573,566 shares of Series A Preferred Stock outstanding may be sold without restriction under Rule 144 by non affiliates, (iii) 3,952,025 shares were registered for resale in a registration statement declared effective on July 18, 2006, (iv) the 4,067,964 issued in the reverse merger may be sold subject to the requirements of Rule 144, and (v) 508,734 shares underlying the class A warrants were registered for resale in the registration statement declared effective on February 7, 2008 and all of the 1,734,194 shares underlying the class A warrants currently outstanding and all of the 1,774,194 shares underlying the class B warrants may now be resold if purchased by way of a cashless exercise.

Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

We are authorized to issue "blank check" preferred stock, which can be issued without stockholder approval and may adversely affect the rights of holders of our common stock.

We are authorized to issue 25,000,000 shares of preferred stock, of which 3,500,000 shares have been designated as Series A Preferred Stock. As of  September 25, 2008 there were 573, 566 shares of Series A Preferred Stock (excluding 900,000 shares which are held in escrow and which are in the process of being released to the company). The Board of Directors is authorized under our Restated Articles of Incorporation to provide for the issuance of additional shares of preferred stock by resolution, and by filing a certificate of designations under Nevada law, to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued are likely to have priority over the common stock (but not the Series A Preferred Stock) with respect to dividend or liquidation rights. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control, which could have the effect of discouraging bids for our company and thereby prevent stockholders from receiving the maximum value for their shares. We have no present intention to issue any shares of its preferred stock in order to discourage or delay a change of control. However, there can be no assurance that preferred stock will not be issued at some time in the future.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information other than that contained in this prospectus. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the selling stockholders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words "may," "will," "should," "anticipate," "estimate," "plans," “potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" or the negative of these words or other variations on these words or comparable terminology. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

Currency

Unless otherwise noted, all currency figures in this filing are in U.S.dollars. References to "yuan" or "RMB" are to the Chinese yuan (also known as the Renminbi). According to xe.com as of September 25, 2008, $1 = 6.84450 yuan.

SELLING STOCKHOLDERS

This prospectus relates to the offer and sale of our common stock by the selling stockholders identified in the table below. Each of the selling stockholders acquired the shares of our common stock pursuant to our private placement transaction completed on February 29, 2008. Each investor was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

Except as set forth below none of the selling stockholders has held a position as an officer or director of the Company, nor has any selling stockholder had a material relationship of any kind with the Company. As of September 25, 2008, (i) Ardsley and its affiliates and (ii) The Quercus Trust may be deemed to be an “affiliate” by virtue of the fact that it is the beneficial owner of in excess of 10% of the outstanding common stock.

The table set forth below lists the names of the selling stockholders as well as the number of shares of common stock acquired by the selling stockholder in the February 29, 2008 private placement which are being registered. Each selling stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholders will sell all of the shares offered for sale. A selling stockholder is under no obligation, however, to sell any shares pursuant to this prospectus.

We have not in the past been engaged in any prior securities transaction with any of the selling stockholders, any affiliates of the selling stockholders, or, after due inquiry and investigation, to the knowledge of the Company’s management, any person with whom any selling stockholder has a contractual relationship regarding the transaction (or any predecessors of those persons).

After due inquiry and investigation and based on information provided by the selling stockholders, none of the selling stockholders has an existing short position in our stock and other than Ancora Greater China Fund LP, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. Ancora is an affiliate of a broker dealer. At the time of purchase Ancora represented to us that it bought the securities in the ordinary course of business and they had no agreement or understanding directly or indirectly with any persons to distribute the shares held by them being registered.

Other than as described in this prospectus, the Company has not in the past three years engaged in any securities transaction with any of the selling stockholders, any affiliates of the selling stockholders, or, after due inquiry and investigation, to the knowledge of the management of the Company, any person with whom any selling stockholder has a contractual relationship regarding the transaction (or any predecessors of those persons). In addition, other than in connection with the contractual obligations set forth in the securities purchase agreement (and the related registration rights agreement) entered into between the Company on one hand and each of the selling stockholders on the other hand, we do not have any agreement or arrangement with any selling stockholder with respect to the performance of any current or future obligations.

Name and Address of Selling Stockholder	Number of Shares of Common Stock owned prior to the Offering	Percentage Of Shares Beneficially Owned Prior to Offering (1) (2)	Maximum Number of Shares of Common Stock to be resold	Total Number Of Shares Beneficially Owned after resale	Percentage Ownership after resale
David Gelbaum and Monica Chavez as trustees of The Quercus Trust, 1235 Newport Blvd Costa Mesa, CA 92627	1,949,283	12.5%	1,583,333	365,950	2.3%
Peter Corsell 450 Alton Road, Apt 4002 Miami Beach, FL 33139	41,667	*	41,667	0	0
Hua-Mei 21 st Century Partners, LP c/o Guerrilla Capital Management, LLC 237 Park Avenue, 9 th Floor New York, NY 10017 (3)	425,000	2.7%	425,000	0	0
Guerrilla Partners, LP c/o Guerrilla Capital Management, LLC 237 Park Avenue, 9 th Floor New York, NY 10017 (3)	200,000	1.3%	200,000	0	0
Ancora Greater China Fund, LP Ancora Advisors, LLC One Chagrin Highlands 2000 Auburn Drive Suite 300 Cleveland, OH 44122 (4)	166,666	1.1%	166,666	0	0
Ardsley Offshore Fund, Ltd. c/o Ardsley Partners 262 Harbor Drive Stamford CT 06902 (5)	491,500	3.2%	491,500	0	0
Marion Lynton c/o Ardsley Partners 262 Harbor Drive Stamford CT 06902 (5)	17,500	*	17,500	0	0
Ardsley Partners Institutional Fund, L.P. c/o Ardsley Partners 262 Harbor Drive Stamford CT 06902 (5)	455,000	2.9%	455,000	0	0
Ardsley Partners Fund II, L.P c/o Ardsley Partners 262 Harbor Drive Stamford CT 06902 (5)	702,500	4.7%	702,500	0	0
Chestnut Ridge Partners, LP c/o Chestnut Ridge Capital, LLC 50 Tice Boulevard Woodcliff Lake, NJ 07677 (6)	100,000	*	100,000	0	0
Jayhawk Private Equity Fund, LP 5410 West 61 st Place Suite 100 Mission KS 66205 (7)	195,993	1.3%	195,993	0	0
Jayhawk Private Equity Co-Invest Fund, LP 5410 West 61 st Place Suite 100 Mission KS 66205 (8)	12,340	*	12,340	0	0
The USX China Fund c/o Parr Financial Group 5100 Poplar Avenue Suite 3117 Memphis, TN 38137 (9)	200,000	1.3%	200,000	0	0
Punch Micro Cap Partners, LLC c/o Punch Associates Investment Management 3610 W 76 th St, Ste 225 Edina, MN 55435 (10)	155,000	* %	100,000	55,000	*

* Less than 1%.

(1) Under applicable SEC rules, a person is deemed to beneficially own securities which the person as the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the table.

(2) As of September 25, 2008 there were 15,599,450 shares of our common stock issued and outstanding. In determining the percent of common stock beneficially owned by a selling stockholder on September 25, 2008, (a) the numerator is the number of shares of common stock beneficially owned by such selling stockholder, and (b) the denominator is the sum of (i) the 15,599,450 shares outstanding on September 25, 2008 and (ii) the number of shares of common stock which each of the selling stockholders has the right to acquire within 60 days of September 25, 2008.

(3) These entities are affiliated with each other. Peter Siris and Leigh S. Curry have shared voting and dispositive power over these shares.

(4) John P. Micklitish has sole voting and dispositive power over the shares held by Ancora.

(5) These entities are affiliated with each other. These entities in the aggregate are the beneficial owners of 1,666,500 shares of common stock (or approximately 11.9%). Ardsley Advisory Partners, a New York general partnership ("Ardsley") serves as investment manager to, and has investment discretion over the securities held by Ardsley Offshore and the Marion Lynton, and serves as investment adviser to Ardsley II and Ardsley Institutional. Phillip J. Hempleman and Ardsley Partners I, a New York general partnership ("Ardsley Partners") serve as the general partners of Ardsley II and Ardsley Institutional. Ardsley Partners also serves as the general partner of Ardsley. Philip J. Hempleman has ultimate voting and dispositive power over these securities.

(6) Kenneth Pasternak has sole voting and dispositive power over the shares held by Chestnut Ridge.

(7) Kent C. McCarthy is the Managing Member of Jayhawk Capital Management LLC, which is the General Partner of Jayhawk Private Equity GP, LP, which is the General Partner of Jayhawk Private Equity Fund, L.P. and has voting power and investment power over securities held by Jayhawk Private Equity Fund, L.P.

(8) Kent C. McCarthy is the Managing Member of Jayhawk Capital Management LLC, which is the General Partner of Jayhawk Private Equity GP, LP, which is the General Partner of Jayhawk Private Equity Co-Invest Fund, L.P. and has voting power and investment power over securities held by Jayhawk Private Equity Co-Invest Fund, L.P.

(9) Stephen L. Parr has sole voting and dispositive power over the shares held by USX China Fund.

(10) Howard Punch has sole voting and dispositive power over the shares held by Punch.

Background

On February 25, 2008 we entered into a securities purchase agreement with the selling stockholders providing for the sale of 4,691,499 shares of common stock for an aggregate purchase price of approximately $11,300,000 (or $2.40 per share).

In connection with that transaction we issued to the placement agent warrants to purchase 469,150 shares of common stock exercisable for a period of five years at an exercise price equal to $2.88 per share and a paid them a transaction fee of approximately $791,000 (representing 7% of the gross proceeds of the transaction).

As of February 29, 2007 the closing sale price of our common stock was $2.71. As of  September 25, 2008 the last sale price of our common stock was $1.30.

The agreements entered into with the investors include a securities purchase agreement, and a registration rights agreement and various ancillary agreements each dated February 25, 2007. The following is a summary of the material terms.

Securities Purchase Agreement

Representations; Warranties; Indemnification : The securities purchase agreement contains representations and warranties by us and the investors which are customary for transactions of this type. The securities purchase agreement also obligates us to indemnify the investors for any losses arising out of any breach of the agreement or failure by us to perform with respect to the representations, warranties or covenants in the agreement.

Covenants : The securities purchase agreement contains certain covenants on our part, including the following:
☐
we are required to deliver 1,000,000 additional shares of common stock to the investors on a pro rata basis for no additional consideration in the event that the Company’s after-tax net income for the fiscal year ending December 31, 2008 is less than $4.8 million;

☐
we are required to deliver 1,000,000 additional shares of common stock to the investors on a pro rata basis for no additional consideration in the event that the Company’s after-tax net income for the fiscal year ending December 31, 2009 is less than $8 million;

☐	we must use the proceeds of the financing for working capital purposes and not to repay any outstanding debt or to redeem or repurchase any equity securities;
☐
we are required to hire a new full-time chief financial officer who is fluent in English and an expert in (x) GAAP and (y) auditing procedures and compliance for United States public companies within 45 days of the closing;

☐	during the six months following the closing date, we may not issue any “future priced securities” as such term is described by NASD IM-4350-1.

Registration Rights Agreement

For a description of the material terms of the registration rights agreement reference is made “Summary - Offering by Selling Stockholders - Background.”

Plan of Distribution

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

☐☐	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

☐☐	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

☐☐	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

☐☐	an exchange distribution in accordance with the rules of the applicable exchange;

☐☐	privately negotiated transactions;

☐☐	to cover short sales made after the date that this registration statement is declared effective by the SEC;

☐☐	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

☐☐	a combination of any such methods of sale; and

☐☐	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon us being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the SEC. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the shares (estimated to be approximately $86,000), but we will not receive any proceeds from the sale of the shares of common stock. The selling stockholders will pay all of the selling commissions, brokerage fees and related expenses. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

USE OF PROCEEDS

We will not receive any of the proceeds from the sales of the shares of common stock by the selling stockholders.

MARKET PRICE OF AND DIVIDENDS OF COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common stock is quoted on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol "CSOL.OB". There has never been any active public market for shares of our common stock and it is characterized by low volume and high volatility.

The following table sets forth the high and low bid prices, in the over-the-counter market, as reported and summarized by the OTCBB, for each fiscal quarter during each of the fiscal years ended December 31, 2006 and December 31, 2007 and for the quarters ended March 31, 2008 and June 30, 2008. These prices are based on inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

Quarter Ended	High	Low
03/31/2006	11	7.5
06/30/2006	11	11
09/30/2006	6.50	1.3
12/31/2006	2.50	0.7

03/31/2007	3.73	3.50
06/30/2007	2.60	1.81
09/30/2007	3.45	1.75
12/31/2007	4.50	2.40

03/31/2008	3.70	1.50
06/30/2008	2.36	1.65

As of September 25, 2008, the last reported sale price of our common stock was $1.30 per share.

Since the completion of the reverse merger, our common stock has traded sporadically and with high volatility. Consequently, our historical prices may not be an accurate indication of the future prices of our common stock.

Holders
As of September 25, 2008, there were 15,599,450 shares of our common stock issued and outstanding, and there were approximately 2,528 holders of record of our outstanding shares of common stock. This does not reflect the number of persons or entities who held stock in nominee or "street" name through various brokerage firms.

Dividends

We have never declared or paid any cash dividends on our common stock and are restricted from paying dividends both contractually and by virtue of the fact that we are a holding company. We currently intend to retain all earnings, if any, for use in business operations and we do not anticipate declaring any dividends in the near future.

The payment of dividends is contingent on the ability of our PRC based operating subsidiaries Deli Solar (Bazhou), Deli Solar (Beijing), Tianjin Huaneng and SZPSP to obtain approval to send monies out of the PRC. The PRC's national currency, the Yuan, is not a freely convertible currency. The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends.

In addition, under the terms of the certificate of designation which was filed in the office of Secretary of State for the State of Nevada on June 12, 2007 in connection with the issuance of the Series A Preferred Stock, we are restricted in paying dividends on our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans.

We currently do not have any equity compensation plans.

Penny Stock Regulations

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. As of September 25, 2008, the last reported sale price of our common stock was $1.30 per share. Our common stock falls within the definition of penny stock and is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the common stock and may affect the ability of investors to sell their common stock in the secondary market.

Shares Eligible for Future Sale

There is no established trading market for our common stock. Future sales of substantial amounts of our common stock in the trading market could adversely affect market prices.

This is an offering of 4,691,499 shares of our common stock by the selling stockholders. As of September 25, 2008, there were 15,599,450 shares of our common stock issued and outstanding and 573,566 shares of Series A Preferred Stock (excluding 900,000 shares which are held in escrow but are in the process of being returned to the Company). Assuming (i) exercise of all of the 469,150 shares that may be acquired on exercise of the placement agent warrants, (ii) conversion of the 573,566 shares of Series A Preferred Stock issued in June 13, 2007 financing which have not yet been converted, (iii) the exercise of the other outstanding warrants to purchase an aggregate of 4,041,698 shares of common stock, there will be 20,683,864 shares of common stock outstanding. Of these 20,683,864 shares (i) 4,691,499 shares are being registered for resale in this prospectus, (ii) all of the 573,566 shares of Series A Preferred Stock outstanding may be sold without restriction under Rule 144 by non affiliates, (iii) 3,952,025 shares were registered for resale in a registration statement declared effective on July 18, 2006, (iv) the 4,067,964 issued in the reverse merger may be sold subject to the requirements of Rule 144, (v) 508,734 shares underlying the class A warrants were registered for resale in the registration statement declared effective on February 7, 2008 and all of the 1,734,194 shares underlying the class A warrants currently outstanding and all of the 1,774,194 shares underlying the class B warrants may now be sold if purchased by way of a cashless exercise.

Rule 144

In general, under Rule 144 as currently in effect, a person other than an affiliate, who has beneficially owned shares of common stock of a reporting issuer for at least six months is entitled to sell such shares without further limitations, provided, that current public information is available for such issuer for at least another six months.

Other Registration Rights

Other than the registration rights granted to (i) the investors and placement agent in the February 2008 private placement and (ii) the June 07 investors (and the placement agent in that transaction) we have no other obligation to register under the Securities Act any of our shares of common stock. The registration rights granted to the June 07 investors require us to register all of the shares underlying the class A warrants and the class B warrants.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING INFORMATION - Management's Discussion and Analysis ("MD&A") includes "forward-looking statements". All statements, other than statements of historical facts, included in this MD&A regarding the Company's financial position, business strategy and plans and objectives of management of the Company for future operations are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to materially differ from such statements. While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors, especially the timing and magnitude of technological advances; the prospects for future acquisitions; the competition in the solar water heaters and boilers industry and the impact of such competition on pricing, revenues and margins; uncertainties surrounding budget reductions or changes in funding priorities of existing government programs and the cost of attracting and retaining highly skilled personnel.

Overview

We are engaged in the solar and renewable energy business in the People's Republic of China (“PRC”).

Our business is conducted through our wholly-owned PRC based operating subsidiaries, Deli Solar (Bazhou) and Deli Solar (Beijing) and our recently acquired indirect majority owned subsidiary Tianjin Huaneng Group Energy Equipment Co., Ltd. (“Tianjin Huaneng”) and indirect subsidiary Shenzhen PengSangPu Solar Industrial Products Corporation (“SZPSP”).

The Company has three reportable segments namely solar heater/boiler related products, heat pipe related products and energy-saving projects.

☐	the solar heater/boiler related products are mainly sold by Deli Solar (Bazhou)
☐	the heat pipe related products are mainly sold by Tianjin Huaneng
☐	energy-savings projects are mainly sold by SZPSP.

Deli Solar (Bazhou), founded in 1997, designs, manufactures and sells renewable energy systems to produce hot water and for space heating in the PRC. Deli Solar (Bazhou)’s principal products are solar hot water heaters and multifunctional space heaters, including coal-fired boilers for residential use. Deli Solar (Bazhou) also sells component parts for its products and provides after-sales maintenance and repair services.

Deli Solar (Beijing), established during the second quarter of 2006, is principally engaged in the installation of large solar water heaters in construction projects in major cities in the PRC, including Beijing. However, so far there is nil revenue derived from Deli solar (Beijing).

Tianjin Huaneng manufactures heating products such as heating pipes, heat exchangers, specialty heating pipes and tubes, high temperature hot blast stoves, heating filters, normal pressure water boilers, solar energy water heaters and radiators.

SZPSP is principally engaged in the manufacture of solar hot water systems for commercial use. Its customers include factories, hospitals, schools and hotels. SZPSP’s solar energy saving projects comprise of flat plate solar collectors, heat exchangers , installation services and after sales services.

Approximately 54% of our sales revenues for the three month period ended June 30, 2008 were derived from sales of our solar water heaters and boiler related products, approximately 31% derived from sales of heat pipe related products and 15% derived from sales of energy-saving projects.

About 99% of our sales revenues for the six month period ended June 30, 2008 were derived from sales made to PRC based customers. Approximately 0.05% of our sales revenues were derived from the international market, all of which were sales of heat pipe related products made by Tianjin Huaneng.

Recent Developments

Additional Capital

February 2008 Private Placement

On February 25, 2008 we raised gross proceeds of approximately $11,300,000 in a private placement providing from the sale to investors of 4,691,499 shares of common stock at a price of $2.40 per share.

Acquisition of Shenzhen PengSangPu Solar Industrial Products Corporation

On April 1, 2008 Deli Solar (Beijing) completed the acquisition of 100% of the outstanding equity interests of SZPSP from its three shareholders. SZPSP was incorporated as a limited liability company under the laws of the PRC on September 23, 1993.

Cash Purchase Price: $4,087,832 (RMB 28,800,000) of the purchase price was paid in cash. This cash portion was based on an appraisal of SZPSP. The three shareholders agreed to loan the cash portion back to SZPSP to be used as working capital. Fifty (50%) of the principal amount of this loan is required to be repaid within one year of entry of the complementary agreement and the remaining balance is required to be paid off within two years.

Stock Purchase Price. In addition to the cash portion of the purchase price, the parties agreed to an additional consideration of RMB 20 million (approximately $2,839,458) to represent the agreed-upon value of SZPSP’s intangible assets. The purchase price for these intangible assets is required to be paid 1,419,729 shares of our common stock (based on the average closing price of the common stock for the 30 days immediately preceding the execution of the Complementary Agreement (the “Share Price”), provided that if on March 31, 2009 (the first anniversary of the closing) the common stock price is lower than the Share Price, the Company will pay the difference. Fifty percent (50%) of these shares are transferable and unrestricted after March 31 2009 and the remaining fifty percent (50%) transferable after March 31, 2010. The shares are required to be transferred to SZPSP within 180 days of the closing.

Warrants. In addition, as part of the purchase price the sellers were issued five year warrants to purchase 141,973 shares of common stock at an exercise price of $2.50 per share (subject to adjustment).

RESULTS OF OPERATIONS

The sales and operating income amounts related to the acquisition of Tianjin Huaneng Group Energy Equipment Co., Ltd are separately stated under Heat Pipe Related Products as this is now a separate product line of the company. We believe that presenting the operating results of this product line separately from other product lines results in greater clarity on the reasons for changes in operating results. In reference to the non-GAAP measures, we revised the disclosure to indicate that the results of the three product lines were separately shown to indicate the business reasons for the change in sales and operating results for the periods presented.

Three Months Ended June 30, 2008 Compared to Three Months Ended June 30, 2007

Sales Revenues

An analysis of the Company’s revenues and gross profits for each segment are as follows:

	Three months ended June 30,
Revenue	2008	2007
Solar water heaters/Boilers & Space heaters	$9,996,713		$9,418,160
Heat-pipe related products	$5,847,069	$
Energy-saving projects	$2,786,416	$
	$18,630,198		$9,418,160

Overall: Sales revenues for the three months ended June 30, 2008 were $18,630,198 as compared to $9,418,160 for the same period last year, an increase of $9,212,038 or 98% compared to the same period in 2007. The overall increase in sales is primarily attributed to the acquisitions of Tianjin Huaneng and SZPSP. Our organic sales growth for the second quarter of 2008 was 6%.

Solar Heater/Boiler Related Products: Sales revenues for these products for the three months ended June 30, 2008 were $9,996,713 as compared to $9,418,160 for the same period last year, a increase of $578,553, or 6%. The increase in sales of solar heaters and boiler related products was a result of higher sales volume resulting from sales promotion in the solar heater segment. The decrease in average selling price was the result of increased competition. We had expected a decrease in sales of solar heaters and boiler related products due to lower prices and lower sales volume resulting from increased competition in the solar heater segment. We expect price competition to continue for the remainder of 2008.

Heat Pipe Related Products: Sales revenues for the three months ended June 30, 2008 were $5,847,069 compared to nil for the same period last year. The sales of heat pipe related products are attributed to the acquisition of Tianjin Huaneng completed in July 1, 2007 and our commencement to sell heat pipe related products.

Energy saving projects: Sales revenues for the three months ended June 30, 2008 were $2,786,416 compared to nil for the same period last year. The sales of energy saving projects are attributed to the acquisition of SZPSP completed in April 1, 2008.

Gross Profit

	Three months ended June 30,
Gross Profit	2008	2007
Solar water heaters/Boilers & Space heaters	$2,045,428	$1,928,031
Heat-pipe related products	$1,901,524	$-
Energy-saving projects	$510,030	$-
	$4,456,982	$1,928,031

Overall: Gross profit for the three months ended June 30, 2008 was $4,456,982 an increase of $2,528,952 or approximately 131%, compared to $1,928,031 for the three months ended June 30, 2007. Our gross margin (gross profit as a percentage of sales) in the second quarter of 2008 was approximately 24% compared to approximately 20% in the same period last year. This is primarily due to the increase in the volume of sales of higher margin products such as heat pipe related products due to the acquisition of Tianjin Huaneng. The 24% gross margin for three months ended June 30, 2008 decreased from 30% for the prior quarter was mainly due to the changes in our sales structure, which means that the sales of heat-pipe related products (which has higher gross margin) was 31%, down from 66% for the prior quarter.

Solar Heater/Boiler Related Products: Gross profit was $2,045,428 an increase of $117,397 or 6% compared to the same period in the prior year. The increase in gross profit is caused by increased revenue due to increased sales volume. However, sales prices decreased slightly. Gross margin for the three month period ended June 30, 2008 was approximately 20% compared to approximately 20% in the same period last year. We expect price competition to continue for the rest of 2008 and as a result we expect gross profit and gross margin on these products to decrease for the rest of 2008.

Heat Pipe Related Products: Gross profit for the three months ended June 30, 2008 was $1,901,525 compared to nil for the same period last year.  Gross profit of heat pipe related products is attributed to the acquisition of Tianjin Huaneng completed in July 1, 2007 and our commencement of the sale of their products. Gross margin (gross profit as a percentage of sales) on these products in the second quarter of 2008 was approximately 33 % compared to 34% for the first quarter.

Energy saving projects: Gross profit for the three months ended June 30, 2008 was $510,030 compared to nil for the same period last year. Gross profits of energy saving projects are attributed to the acquisition of SZPSP completed in April 1, 2008. Gross margin (gross profit as a percentage of sales) on these products in the second quarter of 2008 was approximately 18%.

Operating Expenses

Operating expenses for the three months ended June 30, 2008 were $2,405,993 as compared to $1,143,216 for the same period in 2007, an increase of $1,262,777 or 110%. The overall increase in operating expenses was primarily due to the acquisitions or Tianjin Huaneng and SZPSP as well as increased sales and marketing expenses detailed below.

Depreciation and amortization expense increased to $132,216 or 271% from $35,630 for the same period last year. The increase was mainly due to an increased depreciation and amortization expense of $83,732 as a result of the acquisition of Tianjin Huaneng and SZPSP as well as increased depreciation expense of $12,854 as a result of new equipment used.

Selling and distribution expense increased to $1,118,041 or 371%, from $237,502 for the same period last year. The increase was mainly due to increased expenses incurred on the development of sales network and promotion programs. Selling expenses consisted of sales promotion expense ($233,656), travelling and transportation expenses ($364,501), agency administration expenses ($409,584) and after sales service ($110,300).

General and administrative expenses were $1,155,736 for the three months ended June 30, 2008 (or approximately 6.2% of sales) compared to $870,084 (or approximately 9.2% of sales) for the same period in 2007. The net increase of $285,652 was mainly due to the acquisition of Tianjin Huaneng and SZPSP which together had general and administrative expenses of $757,021.

General and administrative expenses include the advertising expenses and salaries and benefits described below.

Advertising expenses for the three months ended June 30, 2008 were $176,750 as compared to $518,619 for the same period in 2007, a decrease of $341,869 or approximately 66%. The decrease in advertising expense was a result of lower TV advertising. Management believes expensive advertising on TV is not the only effective method to increase market share in the face of severe competition. This year, we have focused more on print and internet advertising.

Salaries and benefits increased to $239,140 for the three months ended June 30, 2008 from $109,641 for the same period in 2007, an increase of $129,499 or 118%. The increase reflects both increased salaries and benefits and the number of management and employees as a result of the Tianjin Huanengand SZPSP acquisitions.

Solar Heater/Boiler Related Products:

Operating expenses for the three months ended June 30, 2008 were $924,140 compared to $1,143,216 for the same period in 2007, a decrease of $219,076, or approximately 19%. The decrease in operating expenses was primarily due to decreased general and administrative expenses explained below.

General and administrative expense decreased to $274,791, or 68%, from $870,084 for the same period last year. General and administrative expenses mainly include advertising expenses, salaries and benefits of management, business travel expenses, office expenses and other general and administrative expenses.

Advertising expenses for the three months ended June 30, 2008 were $108,936 as compared to $518,619 for the same period last year, a decrease of $409,683, or approximately 79%. The decrease in advertising expense was the result of our reduced advertising on TV and with more focus on print and internet advertising.

Other general and administrative expenses for the three months ended June 30, 2008 were $165,855 (including office expense ($57,410), salary and benefits ($67,420), business travel expense ($15,669) and miscellaneous payments ($25,356)), compared to $351,465 for the same period last year, a decrease of $185,610 or approximately 53%, resulting mainly from our increased focus on controlling our expenses.

Depreciation and amortization expense increased to $48,484, an increase of 12,854 or 36% from $35,630 for the same period last year. The additional expense was incurred by Deli Solar (Bazhou) in connection with manufacturing property which it began using at the end of 2007.

Selling and distribution expense increased to $600,865, or approximately 153%, from $237,502 for the same period last year. The increased expense was due to the development of new and existing distribution networks as well as additional sales promotion expenses.

Heat pipe related products:

Operating expenses for the three months ended June 30, 2008 were $852,810 compared to nil for the same period in 2007. The increase in operating expenses was primarily due to the acquisition of Tianjin Huaneng completed in July 1, 2007. Operating expenses included selling expenses ($496,949), depreciation and amortization expenses ($64,286) and general and administrative expenses ($291,575).

Energy-saving projects:

Operating expenses for the three months ended June 30, 2008 were $505,119 compared to nil for the same period in 2007. The increase in operating expenses was primarily due to the acquisition of SZPSP completed in April 1, 2008.
Operating expenses included selling expenses ($20,227), depreciation and amortization expenses ($19,446) and general and administrative expenses ($465,446).

Income from Operations

Income from operations for the three months ended June 30, 2008 was $2,050,989 an increase of $1,266,174 or approximately 161% as compared to $784,815 for the three months ended June 30, 2007. The increased income was mainly due to the increased sales revenue attributable to the acquisition of Tianjin Huaneng and SZPSP and our commencement of the sale of their respective products.

Net Income

Net income was $1,096,213 for the three months ended June 30, 2008, compared with $646,820 in the same period last year, an increase of $449,393 or approximately 69%. The increase was primarily due to the increased sales attributable to our acquisitions of Tianjin Huaneng and SZPSP.

 Six Months Ended June 30, 2008 Compared to Six Months Ended June 30, 2007

Key Items during first six months of 2008

Significant financial items during the first six months of 2008 include:

☐	Completed acquisition of SZPSP.

☐	Overall net sales increased 117% to $26,930,274.

☐	Net income increased by 61% to $1,485,864

☐	Operating income increased by 207%

Sales Revenues

An analysis of the Company’s revenues for each segment follows:

	Six months ended June 30,
Revenue	2008	2007
Solar water heaters/Boilers & Space heaters	$12,826,528		$12,414,023
Heat-pipe related products	$11,317,330	$
Energy saving projects	$2,786,416	$
	$26,930,274		$12,414,023

Overall: Sales revenues increased to $26,930,274 during the first six months of 2008 as compared to $12,414,023 for the same period in 2007, an increase of $14,516,251 or 117%.

The overall increase in sales is the result of (i) the acquisitions of Tianjin Huaneng and SZPSP, which companies together contributed $14,103,746 to our sales revenues and (ii) our investment in marketing, sales promotion of our solar water heaters and the development of a more extensive sales distribution network for our solar water heaters and our boiler related products discussed below.

Solar Heater/Boiler Related Products: Sales revenues of this product segment during the first six months of 2008 increased to $12,826,528 from $12,414,023 for the same period in 2007, an increase of $412,505 or approximately 3%. Approximately $8.16 million were derived from sales of solar hot water heaters, a 3% increase from the same period in 2007; approximately $4.66 million was derived from sales of coal-fired boilers and space heating products, about a 3% increase as compared to the same period in 2007.

The increase in sales of solar heaters and boiler related products was a result of our investment in marketing and sales promotion and the development of a more extensive sales distribution network for these products. The increase in sales revenues was not associated with a one time event. The increase in sales is not the result of an increase in sales prices of our products but the result of increased sales volume. On the contrary the sales prices for our solar heater and boiler related products have been declining due to increased competition. Going forward we believe that the continued organic growth of revenue of this segment will be negatively impacted by increased competition in the solar heater segment which is causing us to lower our prices. We expect price competition to continue for the next year and we expect sales revenues on this product segment to increase slightly.

Heat Pipe Related Products: Sales revenues during the first six months of 2008 were $11,317,330 compared to nil for the same period last year. The sales of heat pipe related products are attributed to the acquisition of Tianjin Huaneng completed in July 1, 2007 and our commencement to sell heat pipe related products.

Energy saving projects: Sales revenues during the first six months of 2008 were $2,786,416 compared to nil for the same period last year. The sales of energy-saving projects are attributed to the acquisition of SZPSP completed in April 1, 2008 and our commencement to sell these products.

Gross Profit

	Six months ended June 30,
Gross Profit	2008	2007
Solar water heaters/Boilers & Space heaters	$2,620,321	$2,674,979
Heat-pipe related products	$3,781,692	$-
Energy-saving projects	$510,029	$-
	$6,912,042	$2,674,979

Overall: Gross profit during the first six months of 2008 was $6,912,042 compared to $2,674,979 for the same period last year. The increase in gross profit is the result of the acquisitions of Tianjin Huaneng and SZPSP, two companies together contributed $4,291,721 to our gross profit, accounting for 62% of our overall gross profit.

Gross margin (gross profit as a percentage of sales) during the first six months of 2008 was approximately 26% compared to approximately 22% in the same period in 2007. The profit margin during the first six months of 2008 increased over the same period in 2007 due to the acquisition of Tianjin Huaneng whose products have higher profit margins than our other products. The profit margins on our solar heaters have been falling because of market pressure to keep our prices competitive (down by 2% compared to the same period last year). We are facing severe price competition in the traditional solar water heater market. We expect price competition to continue through the end of 2008. As a result, we expect our gross profit margin for our solar water heaters to continue to decrease. However, we anticipate that Tianjin Huaneng’s energy saving boilers and environmental protection equipment will generate better gross profit margins to offset the decline in our profit margins for solar water heaters and residential boilers. The gross margin on the sale of the Tianjin Huaneng’s products was 33% during the first six months of 2008.

Solar Heater/Boiler Related Products: Gross profit was approximately $2,620,321 during the first six months of 2008, about a 2% decrease compared to the same period of prior year of approximately $2,674,979.

The decrease in gross profit is due to the decrease in sales price of products. The number of units sold actually increased. During the first six months of 2008, we sold approximately 63,134 solar water heaters and 50,113 boiler heaters compared to 53,220 solar water heaters and 45,320 boiler heaters in the same period in 2007.

Gross profit margin for this segment decreased slightly during the first six months of 2008 to 20.43% compared to the approximately 21.55% in the same period in 2007. The profit margins on our solar heaters have been falling because of increased competition causing us to lower our prices. We are facing severe price competition in the traditional solar water heater market. We expect price competition to continue through the end of 2008. As a result we expect gross profit margin for our solar water heaters to continue decrease. Accordingly, to deal with this trend management intends to invest more in R & D to develop a new high tech product and focus on flat-plate solar panels for commercial and industrial customers instead of traditional evacuated tube solar water heaters for residential customers. We are going to use the new high tech product (flat-plate solar panels) on energy saving projects and the revenue in the energy saving project segment is expected to be doubled in the next quarter with higher gross margin.

Heat Pipe Related Products: Gross profit on the sale of heat pipe related products was $3,781,692 which was attributed to the acquisition of Tianjin Huaneng. Gross margin (gross profit as a percentage of sales of these products) was approximately 33%. We anticipate that Tianjin Huaneng’s energy saving boilers and environmental protection equipment will generate better gross profit margins to offset the decline in our profit margins for solar water heaters and residential boilers.

Energy-saving projects: Gross profit on the sale of energy-saving projects was $510,029 which was attributed to the acquisition of SZPSP. Gross margin (gross profit as a percentage of sales of these products) was approximately 18%. However, we anticipate that SZPSP’s energy saving projects will generate better gross profit margins for the rest of the year and the following years, as we expect to sign more contracts with higher price and higher gross margin as a result of the excellent marketing of our products and brands.

Segment assets

Assets in solar heater were $18,277,522, about a 9% increase as compared to the same period in 2007 of approximately $18,690,225. The increase is in line with increase in sales generated from solar heater.

Assets in heat pipe were $21,484,078 compared with $9,029,994 balance in the same period in 2007, the increase was mainly due to acquisition of Tianjin Huaneng.

Assets in energy-saving project segment were $6,653,407 compared with nil balance in the same period in 2007; the increase was mainly due to acquisition of SZPSP.

Corporate assets were $2,418,805, principally referring to cash from the proceeds of the February 2008 private placement.

Operating Expenses

Operating expenses increased to $3,659,376 during the first six months of 2008 as compared to $1,616,539 for the same period in 2007. This represented an increase of $2,042,837 or about 126%. The overall increase in operating expenses was primarily due to the acquisition of Tianjin Huaneng and SZPSP (whose operating expenses together amounted to $2,152,823) as well as increased selling and distribution expenses described below.

Selling and distribution expenses increased to $1,620,604 from $281,532 for the same period in 2007 (or 6% of sales) an increase of $1,339,072, or 476%. These selling and distribution expenses consisted primarily of non cash sales promotion expenses ($233,656), traveling and transportation expenses ($507,779), and agency administration expenses ($630,281) and after sales services ($248,888). The increase in selling and distribution expenses was primarily the result of our acquisition of Tianjin Huaneng and SZPSP (whose selling and distribution expenses together were $875,255.)

General and administrative expenses were $1,757,389 during the first six months of 2008 (or approximately 6.53% of sales) compared to $1,264,041 (or approximately 10% of sales) for the same period in 2007. The net increase of $493,348 was mainly due to the acquisition of Tianjin Huaneng and SZPSP which together had general and administrative expenses of $1,054,770. This was offset by the decrease in general and administrative expenses by Deli Solar (Bazhou) of approximately $546,422.

General and administrative expenses include advertising expenses and salaries and benefits.

Advertising expenses during the first six months of 2008 were $349,030 as compared to $660,093 for the same period in 2007, a decrease of $311,063 or approximately 47%. The decrease in advertising expense was a result of lower advertising expenses incurred in TV advertising. Management believes expensive TV advertising is not the only effective method to increase market share in the face of severe competition. This year, we have been more focussed on print and internet advertising.

Salaries and benefits increased from $109,641 for the same period in 2007 to $385,151 during the first six months of 2008, an increase of $275,510 or 251% from the same corresponding period last year. The increase reflects both increased salaries and benefits level and increased employees as a result of the Tianjin Huaneng acquisition and SZPSP acquisition.

Depreciation and amortization expense during the first six months of 2008 increased by $210,417 to $281,383 or 297% from $70,966 for the same period in 2007. The increase was due to an increased depreciation and amortization expense of $192,798 as a result of the acquisition of Tianjin Huaneng and SZPSP as well as increased depreciation expense of $17,619 as a result of new equipment used.

Income from Operations

Income from operations during the first six months of 2008 was $3,252,666, an increase of $2,194,226 or 207% as compared to $1,058,440 for the same period in 2007. The increased operating income was due to the increased sales revenue and the acquisition of Tianjin Huaneng and SZSPS and our commencement of the sale of their respective products. As a percentage of sales, operating income was approximately 12% during the first six months of 2008 as compared to approximately 8.5% for the same period in 2007. Our organic operating income was $1,237,693 or approximately 10% of sales. The increase in operating income as a percentage of sales was substantially due to the increase in sales and controlling selling expenses during the six months ended June 30, 2008.

Net Income

Net income was $1,485,864 during the first six months of 2008, compared with $922,102 for the same period in 2007, an increase of $563,762 or approximately 61%. The increase was primarily due to increase in sales volume of the exiting products and increased sales attributable to our acquisition of Tianjin Huaneng.

Minority Interests

Minority interests increased $859,031 during the first six months of 2008 primarily due to share of profits by minority interests from consolidation with Tianjin Huaneng. Minority interests shown on the balance sheet were $1,879,303 which refers to the equity interest of minority shareholders in Tianjin Huaneng as of June 30, 2008.

Income Taxes

We did not carry on any business or maintain any branch office in the United States during the first six months of 2008 or the same period in 2007. Therefore, no provision for U.S. federal income taxes or tax benefits on the undistributed earnings and/or losses has been made.

Currently, Most PRC companies are subject to enterprise income tax at the rate of 25%, value added tax at the rate of 17% for most of the goods sold, and business tax on services at a rate ranging from 3% to 5% annually. However, pursuant to the applicable laws and regulations in the PRC, Deli Solar (Bazhou), and Deli Solar (Beijing) as wholly foreign owned enterprises (“WFOEs”) in the PRC, are entitled to an exemption from the PRC enterprise income tax for two years commencing from its first profitable year, after loss carry-forwards from the previous five years have been recovered. Since Deli Solar (Bazhou) was converted into a WFOE in March 2005, it enjoyed a two-year tax-exempt treatment in the PRC which ended on March 31, 2007. Since then it has been subject to 50% of its enterprise income tax from 2007 until 2010. Our direct subsidiary, Deli Solar (Beijing), had a net loss during the first six months of 2008. Consequently, it did not incur income tax. Tianjin Huaneng is domestically owned and subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China, at a statutory rate of 25%

2007 Compared to 2006

Because our fiscal year is the calendar year, throughout this section we refer to the fiscal years ended December 31, 2007 and 2006 as “2007” and “2006,” respectively.

Key Items in 2007

Significant financial items during 2007 include:

☐	Completed acquisition of Tianjin Huaneng.

☐	Overall net sales increased 73% to $37,072,346 in 2007.

☐	Net income for 2007 increased by 104% to $2,525,141 compared to 2006.

☐	Operating income for 2007 increased by 163% compared to 2006.

Sales Revenues

An analysis of the Company’s revenues for each segment follows:

	Fiscal Year Ended December 31,
	2007	2006
Revenue:
Solar Heater/Boiler related products	$26,693,850	$21,468,313
Heat Pipe related products	7,002,015	0
Other segments	3,376,481	0

	$37,072,346	$21,468,313

Overall: Sales revenues increased to $37,072,346 for 2007 as compared to $21,468,313 for 2006, an increase of $15,604,033 or 73%.

The overall increase in sales is the result of (i) the acquisition of Tianjin Huaneng and the commencement by us of the sale of their products which contributed $7,002,015 to our sales revenues and (ii) our investment in marketing, sales promotion of our solar water heaters and the development of a more extensive sales distribution network for our solar water heaters and our boiler related products discussed below.

Solar Heater/Boiler Related Products: Sales revenues of this product segment for 2007 increased to $26,693,850 from $21,468,313 for 2006, an increase of about $5,225,537 or 24% over $21,468,313 for 2006. Approximately $17 million were derived from sales of solar hot water heaters, a 35% increase from 2006; approximately $9 million was derived from sales of coal-fired boilers and space heating products, about a 9% increase as compared to 2006.

The increase in sales of solar heaters and boiler related products was a result of our investment in marketing and sales promotion and the development of a more extensive sales distribution network for our solar water heaters and our boiler related products. The increase in sales revenues was not associated with a one time event. The increase in sales is not the result of an increase in sales prices of our products but the result of increased sales volume. On the contrary the sales prices for our solar heater and boiler related products have been declining due to increased competition. Going forward we believe that the continued organic growth of revenue of this segment will be negatively impacted by increased competition in the solar heater segment which is causing us to lower our prices. We expect price competition to continue for the next year and we expect sales revenues on this product segment to decrease.

Heat Pipe Related Products: Sales revenues for 2007 were $7,002,015 compared to nil for the same period last year. The sales of heat pipe related products are attributed to the acquisition of Tianjin Huaneng completed in July 1, 2007 and our commencement to sell heat pipe related products.

Other segments: Sales revenues for 2007 were $3,376,481. Other segments refer to solar lighting and spare parts/components which account for less than 10% of the total revenue.

Cost of Revenue

Overall: In line with the 73% increase in our overall sales, our costs of goods sold were $28,772,078 for 2007, an increase of $11,929,084 or 71% from $16,842,994 for 2006.

Solar Water Heaters and Boilers: Our cost of revenue increased to $21,021,407, or 79% of sales, an increase of $4,178,413 or 25% from $16,842,994 for 2006. Although sales revenues increased by 24% for 2007 over 2006 costs of revenues increased by 79% due mainly to the cost of raw materials. Management believes this trend will continue. The Company is endeavoring to minimize its product costs by reducing our manufacturing overhead and reducing waste to keep its product prices competitive.

Heat Pipe Related Products: Our cost of revenue was $5,181,491 or 74% of sales compared to nil for the prior year.

Other Segments: Cost of revenues for 2007 were $2,569,180 or 76% of sales. Other segments refer to solar lighting and spare parts/components which are less than 10% of the total cost of revenue.

Gross Profit

	Fiscal Year Ended December 31
	2007	2006
Gross profit:
Solar Heater/Boiler related products	$5,672,443	$4,625,319
Heat Pipe related products	1,820,524	0
Other segments	807,301	0
	$8,300,268	$4,625,319

Overall: Gross profit for 2007 was $8,300,268, compared to $4,625,319 for 2006. The increase in gross profit resulted primarily from the increase in sales revenue from the sales of additional solar water heaters and boilers discussed below. We also commenced selling Tianjin Huaneng’s products.

Gross margin (gross profit as a percentage of sales) in 2007 was approximately 22.4% compared to approximately 21.5% in 2006. The profit margin in 2007 increased slightly over 2006 due to the acquisition of Tianjin Huaneng whose products have higher profit margins than our other products. The profit margins on our solar heaters have been falling because of market pressure to keep our prices competitive. We are facing severe price competition in the traditional solar water heater market. We expect price competition to continue through the end of 2008. As a result, we expect our gross profit margin for our solar water heaters to continue to decrease. However, we anticipate that Tianjin Huaneng’s energy saving boilers and environmental protection equipment will generate better gross profit margins to offset the decline in our profit margins for solar water heaters and residential boilers. The gross margin on the sale of the Tianjin Huaneng’s products was 26% in 2007.

Solar Heater/Boiler Related Products: Gross profit from this segment was approximately $5,672,443 in 2007, about a 22.6% increase compared to the prior year of approximately $4,625,319. The increase in gross profit is due to the increase in sales volume of products. In 2007, we sold approximately 147,500 solar water heaters and 108,800 boiler heaters compared to 133,000 solar water heaters and 99,000 boiler heaters in 2006.

However, gross profit margin for this segment decreased slightly in 2007 to 21.2% compared to the approximately 21.5% in 2006. The profit margins on our solar heaters have been falling because of increased competition causing us to lower our prices. We are facing severe price competition in the traditional solar water heater market. We expect price competition to continue through the end of 2008. As a result we expect gross profit margin for our solar water heaters to continue decrease. Accordingly to deal with this trend management intends to invest more in R & D to develop a new high tech product and focus on flat-plate solar panels for commercial and industrial customers instead of traditional evacuated tube solar water heaters for residential customers.

Heat Pipe Related Products: Gross profit on the sale of heat pipe related products was $1,820,524 which was attributed to the acquisition of Tianjin Huaneng. Gross margin (gross profit as a percentage of sales of these products) was approximately 26%. We anticipate that Tianjin Huaneng’s energy saving boilers and environmental protection equipment will generate better gross profit margins to offset the decline in our profit margins for solar water heaters and residential boilers.

Other Segments: Gross profit for other segments for 2007 was $807,301. Other segments refer to solar lighting and spare parts/components which are less than 10% of the total gross profit.

Segment assets

Assets in solar heater were $18,690,225, about a 47% increase as compared to 2006 of approximately 12,716,185. The increase is in line with increase in sales generated from solar heater.

Assets in heat pipe were $9,029,994 compared with nil balance in 2006; the increase was mainly due to acquisition of Tianjin Huaneng.

Assets in other segments of $2,919,494 refer to solar lighting products and sales of spare parts/ components which are less than 10% of the total assets.

Operating Expenses

Operating expenses increased to $5,114,634 for 2007 as compared to $3,414,707 for 2006. This represented an increase of $1,699,927 or about 50%. The overall increase in operating expenses was primarily due to the acquisition of Tianjin Huaneng (whose operating expenses amounted to $1,721,729) as well as increased selling and distribution expenses described below (which amounted to $827,839) and increased advertising expenses which amounted to $1,415,493.

Selling and distribution expenses increased to $827,839 from $459,746 for 2006 (or 2.2% of sales) an increase of $368,093, or 80%. These selling and distribution expenses consisted primarily of non cash sales promotion expenses ($127,365), outbound distribution expenses ($177,413), traveling and transportation expenses ($166,319), agency administration expenses ($268,653) and after sales services ($88,089). The increase in selling and distribution expenses was primarily the result of our acquisition of Tianjin Huaneng (whose selling and distribution expenses were $125,912.)

General and administrative expenses were $4,003,973 for 2007 (or approximately 11% of sales) compared to $2,800,015 (or approximately 13% of sales) for 2006. The net increase of $1,203,958 was mainly due to the acquisition of Tianjin Huaneng which had general and administrative expenses of $1,486,751. This was offset by the decrease in general and administrative expenses by Deli Solar (Bazhou) of approximately $0.3 million. Deli Solar (Bazhou) and Deli Solar (Beijing)’s expenses were approximately $1,852,430 and the Company at the U.S. level incurred a total of $664,792 which included legal fees of approximately $340,197. General and administrative expenses include advertising expenses and salaries and benefits.

☐
Advertising expenses (which is a component of our general and administrative expenses line item) for 2007 were $1,415,493 as compared to $1,106,488 for 2006, an increase of $309,005 or approximately 28%. The increase in advertising expense was a result of our acquisition of Tianjin Huaneng (whose advertising expenses were $30,687) as well as our continued spending on advertising to increase our product awareness, branding and sales of our solar water heaters and boilers). We believe that through advertising and marketing, we will able to face our competition and generate greater market share for our products.

☐
Salaries and benefits (which is also a component of our general and administrative expenses line item) increased from $279,069 for 2006 to $454,012 for 2007, an increase of $174,943 or 63% from the same corresponding period last year. The increase reflects the addition of 550 employees as a result if the Tianjin Huaneng acquisition. Per employee, salaries and benefits decreased from $1,188 for 2006 to $890 for 2007, a decrease of $298 or 25% from the same corresponding period last year.

Depreciation and amortization expense for 2007 increased by $127,876 to $282,822 or 83% from $154,946 for 2006. The increase was due to an increased depreciation and amortization expense of $109,066 as a result of the acquisition of Tianjin Huaneng as well as increased depreciation expense of $18,810 as a result of new equipment used.

Income from Operations

Income from operations for 2007 was $3,185,634 , an increase of $1,975,022 or 163% as compared to $1,210,612 for 2006. The increased operating income was due to the increased sales revenue and the acquisition of Tianjin Huaneng and our commencement of the sale of their products. As a percentage of sales, operating income was 8.59% in 2007 as compared to 5.64% for 2006. The increase in operating income as a percentage of sales was substantially due to the increase in sales and controlling selling expenses in 2007.

Net Income

Net income was $2,525,141 for 2007, compared with $1,239,501 for 2006, an increase of $1,285,640 or approximately 104%. The increase was primarily due to increase in sales volume of the exiting products and increased sales attributable to our acquisition of Tianjin Huaneng.

Minority Interests

Minority interests of $199,744 arise as of December 31, 2007 primarily due to share of profits by minority interests from consolidation with Tianjin Huaneng.

Income Taxes

We did not carry on any business or maintain any branch office in the United States during 2007 or 2006. Therefore, no provision for U.S. federal income taxes or tax benefits on the undistributed earnings and/or losses has been made.

Normally a PRC company is subject to enterprise income tax at the rate of 33%, value added tax at the rate of 17% for most of the goods sold, and business tax on services at a rate ranging from 3% to 5% annually. However, pursuant to the applicable laws and regulations in the PRC, Deli Solar (Bazhou), and Deli Solar (Beijing) as wholly foreign owned enterprises (“WFOEs”) in the PRC, are entitled to an exemption from the PRC enterprise income tax for two years commencing from its first profitable year, after loss carry-forwards from the previous five years have been recovered. Since Deli Solar (Bazhou) was converted into a WFOE in March 2005, it enjoyed a two-year tax-exempt treatment in the PRC which ended on March 31, 2007. Since then it has been subject to 50% of its enterprise income tax from 2007 until 2010. Our direct subsidiary, Deli Solar (Beijing), had a net loss for 2007. Consequently, it did not incur income tax. Tianjin Huaneng is domestically owned and subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China, at a statutory rate of 33%, which is comprised of a 30% national income tax and 3% local income tax.

LIQUIDITY AND CAPITAL RESOURCES

Net cash used in operating activities was $3,237,938 for the six months ended June 30, 2008, and net cash provided by our operating activities was $294,938 for the same period of 2007. The increase in net cash used by operations was mainly due to an increase in inventories ($2,380,781) and an increase in payments made in advance to suppliers ($4,227,372).

Net cash used in investing activities was $5,949,774 for the six months ended June 30, 2008, compared with $373,030 for the same period of 2007. The increase was due to the purchase of new facilities and assembly lines in connection with the SZPSP acquisition.

Net cash provided by financing activities was $10,102,656 for the six months ended June 30, 2008, compared with $2,501,080 for the same period of 2007. The increase was due to the purchase of 4,691,499 shares of common stock by the investors in our February 2008 private placement and the exercise of 75,000 warrants.

We believe that current cash will be sufficient to meet anticipated working capital and capital expenditures for at least the next twelve months. However, we need to require additional cash for further development of business, including any investments or acquisitions we may decide to pursue. However, we cannot assure you that such funding will be available.

Cash

Cash and cash equivalents increased to $6,689,173 at June 30, 2008 from $5,466,637 at December 31, 2007, primarily as a result of the receipt of net proceeds of $9,995,156 from our private placement of our common stock. We used $3.2 million on increasing our working capital and $5.9 million on increasing manufacturing facilities. We intend to use our available funds to increase our working capital and to make additional acquisitions. We believe that our available funds will provide us with sufficient capital for the next twelve months. However, if we make further acquisitions or establish additional production facilities, we may require additional capital for the acquisition or for the operation of the combined companies. We cannot assure you that such funding will be available.

Accounts Receivable

During the six months ended June 30, 2008, accounts receivable increased to $9,262,801 from $7,453,009 as of January 1, 2008, primarily due to consolidation with SZPSP. SZPSP recorded $1,174,334 of accounts receivable. The majority of our each company’s sales are on credit terms in accordance with terms specified in the contracts governing the relevant transactions. We evaluate the need for an allowance for doubtful accounts based on specifically identified amounts that we believe to be uncollectible. If actual collections experience changes, revisions to the allowance may be required. Based upon the aforementioned criteria, the allowances for doubtful accounts during the first six months of 2008 were nil.

Inventory

Inventories as of June 30, 2008 increased to $6,256,439 from $3,875,658 as of December 31, 2007 principally because of consolidation with SZPSP, which recorded $1,153,785 of inventories as of June 30, 2008. In addition, Tianjin Huaneng increased its inventories from $3,016,025 to $7,151,837 due to increased purchases of raw materials for the next production season. The inventory mainly consists of finished goods waiting for transportation or installation.

Other Receivables and Prepayments

Other receivables and prepayments as of June 30, 2008 increased to $5,865,320 from $1,637,948 as of December 31, 2007. Other receivables and prepayments mainly consist of prepaid expenses and deposits.

Accounts Payable

Accounts payable as of June 30, 2008 increased to $1,831,368 from $2,111,028 as of December 31, 2008 primarily due to the payments made to creditors under the term of credit agreements.

Other Payables and Accrued Liabilities

Other payables and accrued liabilities as of June 30, 2008 increased to $10,158,585 from $8,552,452 as of December 31, 2008, primarily due to consolidation with SZPSP. The increase is mainly contributed from increase in accrued expenses, customer deposits, other payable, and taxes payable and deferred revenue.

BUSINESS

Business Overview

We are engaged in the solar and renewable energy business in the People's Republic of China (“PRC”).

Our business is conducted through our wholly-owned PRC based operating subsidiaries, Deli Solar (Bazhou), Deli Solar (Beijing) and our recently acquired subsidiaries Tianjin Huaneng and SZPSP.

Deli Solar (Bazhou), founded in 1997, designs, manufactures and sells renewable energy systems to produce hot water and for space heating in the PRC. Deli Solar (Bazhou)’s principal products are solar hot water heaters and multifunctional space heating products, including coal-fired boilers for residential use. Deli Solar (Bazhou) also sells component parts for its systems, and provides after-sales maintenance and repair services.

Most end users of Deli Solar (Bazhou)’s products use them to heat water for their homes, with a concentration in rural areas where electricity is in short supply. Deli Solar (Bazhou)’s coal-fired boilers, furnaces and heating stoves are also used as primary household space heaters during cold weather and as cooking stoves.

Deli Solar (Beijing), established during the second quarter of 2006, is principally engaged in the installation of large solar water heaters in construction projects in major cities in the PRC, including Beijing.

Tianjin Huaneng, acquired in July 2007, manufactures and installs waste heat recovery systems primarily for use in manufacturing facilities whose manufacturing processes require the generation of large amounts of heat, such as steel and chemical plants. The waste heat can be used to generate hot water at the manufacturing facilities Tianjin Huaneng’s products include heating pipes, heat exchangers, specialty heating pipes and tubes, high temperature hot blast stoves, heating filters, normal pressure water boilers, solar energy water heaters and radiators. Products and systems manufactured and sold by Tianjin Huaneng during the period from July 1, 2007 (the date of acquisition) through December 31, 2007 represented 19% of our sales revenues for the fiscal year ended December 31, 2007. Tianjin Huaneng’s products are sold in more than 28 provinces in the PRC as well as Singapore and Taiwan.

SZPSP, which we acquired effective March 31, 2008, is principally engaged in the resale of energy-saving heating products such as heat pipes, heat exchangers, pressure water boilers, solar energy water heaters and radiators.  Currently, SZPSP is also operating a distribution facility in Shenzhen, PRC. This acquisition has added to the assortment of solar water products which we have available for sale.

Approximately 48% of our sales revenues for the six month period ended June 30, 2008 were derived from sales of our solar water heaters and boiler related products, approximately 42% derived from sales of heat pipe related products and 10% derived from sales of energy saving products.

For the fiscal year ended December 31, 2007, approximately 47% of our sales revenues were derived from sales of our solar water heaters, approximately 34% derived from sales of our coal-fired boilers, space heating and other products and approximately 19% derived from sales of heat pipe related products.

For the six month period ended June 30, 2008 almost all of our sales revenues were derived from sales made to PRC based customers..

Products

Solar Hot Water Heaters

We manufacture two types of solar hot water heaters: evacuated tubular solar water heaters and flat plate solar water heaters. Our solar water heaters are primarily used to generate hot water for residential use. Among evacuated tubular solar water heaters, regular evacuated tubular solar water heaters using all-glass vacuum collectors are our best selling product, comprising approximately 80% of our total solar water heater revenues for the six month period ended June 30, 2008 and 85% of our total solar water heater revenues for 2007. This type of solar water heater can generate hot water even in cold weather and therefore can be used throughout the year. Further, these water heaters are relatively easy and inexpensive to produce compared to other solar hot water heaters using other types of vacuum collectors. Because our primary market is in rural areas of the PRC, our regular evacuated tubular solar water heaters annually account for most of our sales.

Boilers

We also manufacture boilers, furnaces, stove heating, and space heating products. Most of our boilers and space heating products are coal-fired, small scale units for residential space heating and cooking.

Approximately 48% of our sales revenues for the six month period ended June 30, 2008 and 72% of our total sales revenues in 2007 were derived from sales of our solar water heaters and boiler related products.

Heat Pipe Related Products

We also manufacture waste heat recovery systems, heating products such as heating pipes, heat exchangers, specialty heating pipes and tubes, high temperature hot blast stoves, heating filters, normal pressure water boilers, solar energy water heaters and radiators.

Sales of these products and systems comprised approximately 42% of our total sales revenues for the six month period ended June 30, 2008 and approximately 19% of our total sales revenues in 2007 (from July 1, 2007 the date of acquisition).

Energy Saving Products

SZPSP is principally engaged in the manufacture of solar hot water systems for commercial use. Its customers include factories, hospitals, schools and hotels. SZPSP’s solar energy saving projects compounding flat plate solar collectors, heat exchangers , installation services and after sales services.
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Sales of these products and systems comprised approximately 10% of our total sales revenues for the six month period ended June 30, 2008 and approximately 0% of our total sales revenues in 2007.

Recent Developments

February 2008 Private Placement

On February 29, 2008 we raised gross proceeds of approximately $11,300,000 in a private placement providing for the sale of 4,691,499 shares of common stock at a price of $2.40 per share.

In connection with the transaction we agreed to issue to Roth Capital Partners LLC as placement agent, warrants to purchase 469,150 shares of common stock exercisable for a period of five years at an exercise price equal to $2.88 per share and we paid them a transaction fee of 7% of the gross proceeds of the transaction or approximately $790,000.  On February 25, 2008, the closing price of the common stock as quoted on the OTCBB was $2.69.

For more information relating to the terms of this private placement, reference is made to “Selling Stockholders - Background.”

Acquisition of Shenzhen PengSangPu Solar Industrial Products Corporation

On January 9, 2008 Deli Solar (Beijing) entered into an equity purchase agreement and a complementary agreement with Shenzhen PengSangPu Solar Industrial Products Corporation (“SZPSP”) and its shareholders to acquire 100% of the outstanding equity interests of SZPSP from its three shareholders. The closing occurred on March 31, 2008.

SZPSP was incorporated as a limited liability company under the laws of the PRC on September 23, 1993.  Its registered capital was Renminbi Yuan (“RMB”) 2,650,000 (equivalent to $365,916) which was contributed by its three shareholders. On July 13, 2006, the registered capital increased to $1,767,443 (RMB 12,800,000).

SZPSP specializes in the manufacture of solar hot water systems for commercial use. Its customers include factories, hospitals, schools and hotels. SZPSP’s solar energy products include flat plate solar collectors, solar water heater systems and central solar water heater systems. It acquired ISO9001: 2000 international quality system accreditation in 2004. Currently, SZPSP is also operating a distribution facility in Shenzhen, PRC. SZPSP had sales revenues of $2,786,416 for the six month period ended June 30, 2008 and sales revenues of $3,215,282 for 2007.

The purchase price consisted of $4,087,832 (RMB 28,800,000) in cash, 1,419,729 shares of our common stock, and five year warrants to purchase 141,973 shares of common stock at an exercise price of $2.50 per share (subject to adjustment for stock splits and stock dividends). The cash portion was based on the net asset value of SZPSP. The three shareholders agreed to loan the cash purchase price back to the Deli Solar (Beijing) interest free to be used as working capital. Fifty (50%) of the principal amount of this loan is required to be repaid within one year of the closing and the remaining balance is required to be repaid within two years.  In addition to the cash purchase price, we paid RMB 20 million for SZPSP’s trademarks and other intangible assets which was paid in 1,419,729 shares of our common stock. We agreed that if on the first anniversary of the closing our common stock price is lower than the share price ($2), we will pay the difference.

SZPSP warranted that if (i) for the year ended December 31, 2008 its sales revenues are less than RMB 99 million (approximately $13,670,068) or its after-tax net profits are less than RMB 9.43 million (approximately $1,302,108); or (ii) for the year ended December 31, 2009, sales revenues are less than RMB 143.9 million (approximately $19,868,336) or its after-tax net profits are less than RMB 12.13 million (approximately $1,674,789), SZPSP will pay the difference between the revenue and the targeted revenue of the year specified by reducing the amount payable on the shareholders’ loan. If the shareholders’ loan is not sufficient to pay the difference, the common shares held by SZPSP will be returned to us to the extent necessary for the remaining balance.

The management of SZPSP have entered into employment contracts with us for a term of three years to remain in their current managing positions of SZPSP.

Acquisition of Tianjin Huaneng

On May 18, 2007, Deli Solar (Beijing) entered into an agreement with Tianjin Municipal Ji County State-owned Assets Administration Commission (the “SAAC”) to purchase 51% of the equity interests in Tianjin Huaneng Group Energy Equipment Co., Ltd. (“Tianjin Huaneng”) for a purchase price of RMB24,100,000 (approximately $3,149,147). The transaction closed on July 1, 2007 and we paid approximately $1,575,600 in July 2007. By supplemental agreement between the parties dated August 8, 2007, the purchase price was reduced to approximately $1,689,741. However in addition to the purchase price we paid a finder’s fee to Tianjin Wangshitong Corporate Consulting Co, Ltd , an unrelated party, of approximately $769,418. At the closing Deli Solar (Beijing) assumed 51% of the liabilities of Tianjin Huaneng. In addition, we contributed RMB20,000,000 (approximately $2,613,400) as working capital to the acquired company. Deli Solar (Beijing) also agreed to employ the 550 current Tianjin Huaneng employees pursuant to new three year employment contracts.

Tianjin Huaneng had sales revenues of approximately $11 million for 2006 and sales revenues of approximately $3.7 million for six month period ended June 30, 2007. For the six month period beginning July 1, 2007 and ending December 31, 2007, Tianjin Huaneng had sales of $9,592,056 which represented 26% of our total sales revenues for 2007.

Tianjin Huaneng, incorporated in 1987, is a state-owned enterprise with 51% of its equity formerly-owned by SAAC and 49% owned by the employees.

Tianjin Huaneng manufactures heating products such as heating pipes, heat exchangers, specialty heating pipes and tubes, high temperature hot blast stoves, heating filters, normal pressure water boilers, solar energy water heaters and radiators.

Tianjin is a city in the PRC which is approximately 50 miles from Beijing and has a population of approximately 10.24 million (as of December 31, 2004), and is one of only four municipal cities directly governed by the central government in China.

June 2007 Private Placement

On June 13, 2007 we raised $2,750,000 in a private placement providing for the sale to the investors for an aggregate purchase price of $2,750,000 (or $1.55 per share) of

(i)	1,774,194 shares of Series A Preferred Stock (with each share convertible into one (1) share of common stock, subject to adjustment)

(ii)	five year class A warrants to purchase 1,774,194 shares of common stock at an exercise price $1.90 per share (subject to adjustment), and

(iii)	five year class B warrants to purchase an additional 1,774,194 shares of common stock at an exercise price of $2.40 per share (subject to adjustment).

On September 25, 2008, the closing price of the common stock as quoted on the OTCBB was $1.30.

As of September 25, 2008, 1,200,628 of the Series A Preferred Stock have been converted and sold in the public market and 40,000 of the class A warrants have been exercised and sold.

Change of Name

Effective October 29, 2007, we changed our name from Deli Solar (USA), Inc. to China Solar & Clean Energy Solutions, Inc. We believe that the new name better reflects the direction of the business. The name change was completed by means of a short form merger under the Nevada law under which Du Solar, Inc., our wholly owned subsidiary, merged into us. We survived as the surviving corporation and we effected the name change in connection with that merger. No shareholder approval was required for the short form merger and the related name change. The name change became effective with the OTCBB at the opening of trading on November 5, 2007 under the new stock symbol “CSOL.OB.” Our new CUSIP number is 16943E 105.

Appointment of Joe Levinson and Yihai Yang as Directors

Effective July 25, 2008, Messrs Joseph J. Levinson and Yihai Yang were appointed as directors of the Board of the Company (the “Board”). Mr. Levinson is qualified as an "independent director" as defined by the rules of the Nasdaq Stock Market and as a result of his appointment we have a majority of independent directors. At the same time, Mr. Levinson was also appointed as Chairman of the Audit Committee and Mr. Deli Du, the Chief Executive Officer of the Company, was appointed as Chairman of the Compensation Committee.

Resignation of Kevin Randolph as a Director

Effective July 25, 2008, Mr. Randolph resigned as a director to pursue other interests.  His resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Resignation of Mr. Jianmin Li as Chief Financial Officer and as a Director

Effective November 1, 2007, Mr. Jianmin Li resigned as our Chief Financial Officer to pursue other interests.  Mr. Li's resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.  Following his resignation as the Chief Financial Officer, Mr. Li continued to serve as a director until March 31, 2008 when he resigned as a director. Mr. Li's resignation as director was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Appointment of Gary Lam as Chief Financial Officer and Subsequent Resignation as Chief Financial Officer

Effective November 1, 2007, Mr. Gary Lam was appointed to serve as our Chief Financial Officer. Effective March 14, 2008, Mr. Lam resigned as our Chief Financial Officer to pursue other interests.  Mr. Lam’s resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Appointment of Yihai Yang as Acting Chief Financial Officer

Effective March 14, 2008, Mr. Yihai Yang was appointed to serve as our Acting Chief Financial Officer.

Corporate History

China Solar & Clean Energy Solutions, Inc. was formerly known as Deli Solar (USA), Inc., which was formerly known as Meditech Pharmaceuticals, Inc. (“Meditech”).

Meditech was incorporated in Nevada on March 21, 1983.

Organization of Holding Company and Acquisition of Deli Solar (Bazhou)

In 2004, Deli Solar (BVI), was organized as a limited liability company under the International Business Companies Act of the British Virgin Islands by Mr. Deli Du of Bazhou City, Hebei Province, PRC and others (with Mr. Du owning 80% ) as a holding company for Deli Solar (Bazhou).

On August 1, 2004, Deli Solar (BVI) purchased all the capital stock of Deli Solar (Bazhou) from Messrs. Deli Du, his brother Xiaosan Du and Xiao'er Du, for RMB 6,800,000 (approximately $879,920). As a result of that transaction, Deli Solar (Bazhou) became a wholly foreign-owned enterprise ("WFOE") under PRC law, by virtue of its status as a wholly-owned subsidiary of a foreign company, Deli Solar (BVI).

Reverse Merger and Financing

On March 31, 2005, Meditech entered into a stock contribution agreement with the shareholders of Deli Solar (BVI) under which Meditech acquired all of the issued and outstanding shares of capital stock of Deli Solar (BVI) in exchange for the issuance to the shareholders of Deli Solar (BVI) of 4,067,964 shares of Meditech’s common stock.

Also on March 31, 2005 in connection with the stock contribution, we received net proceeds of $5,748,015 from the sale of 1,642,990 shares of common stock and warrants to a number of accredited investors in a private placement. (The number and the price of the shares as described in this and the prior paragraph have been adjusted to give effect to the one-for-six reverse stock split of the common stock, which became effective on August 15, 2005.)

As a result of foregoing transactions, the former shareholders (including Mr. Du) of Deli Solar (BVI) became holders of a majority of the common stock of Meditech and Deli Solar (BVI) became a wholly-owned subsidiary of Meditech. Following (i) Mr. Du's purchase of the 56,259 shares from a third party for $500,000, (ii) the issuance to him of 3,254,371 shares in exchange for his 80% of the outstanding shares of Deli Solar (BVI) and (iii) the simultaneous issuance by the Company of an additional 1,642,290 shares to accredited investors in the private placement, Mr. Du then owned,   of record, 57% of the issued and outstanding common stock of the Company. On February 25, 2008 the Company issued approximately 4.7 million shares of its common stock in a private placement for gross proceeds of approximately $11.3 million. As a result of this issuance, Mr. Du ceased to own a majority of the outstanding shares of common stock.

On August 15, 2005, Meditech changed its name from Meditech to Deli Solar (USA), Inc. and completed a one for six reverse stock split of the common stock.

On August 29, 2005 Meditech completed a spin-off of its drug development business to East West Distributors, Inc., its wholly owned subsidiary.

During the quarter ended June 30, 2006, Deli Solar (USA) set up a new wholly-owned subsidiary, Deli Solar (Beijing) to further develop our business in Beijing. Deli Solar (USA) contributed $1 million into Deli Solar (Beijing) as registered capital.

Corporate Structure

The following diagram sets forth our current corporate structure:

Neither China Solar nor Deli Solar (BVI) has any operations or currently intends to have any operations in the future other than acting as a holding company and management company for Deli Solar (Bazhou) and Deli Solar (Beijing) and raising capital for their operations.

As of August 18, 2008 we had approximately 1,103 full time employees and 67 part time employees.   Deli Solar (Bazhou) requires each employee to enter into a one-year standard employment agreement. Tianjin employees have three year agreements. The standard employment agreement contains a confidentiality clause and a covenant-not-to-compete clause, under which an employee must keep confidential all manufacturing technology including drawings and other technology materials, sales and financial information, and trade secrets obtained through his or her employment with us. Breach of this confidentiality clause will result in termination of employment. Further, each employee may not compete against us for a certain period of time following the termination of employment with us. We purchase group workers' compensation policy on behalf of our employees, and the premium is deducted from each employee's paycheck.

Executive Offices

Our executive office is located at Building 3, No. 28 Feng Tai North Road, Beijing, China, 100071 and our telephone number is +86-10-63850516. Our factory facilities are located outside of the city of Bazhou in the Hebei Province of the PRC in Shenzhen and in Tianjin.

Products

We manufacture solar water heaters and boilers, heat pipe products and energy saving products.

Solar Hot Water Heater Products

Our solar water heaters are primarily used to generate hot water for residential use.

Approximately 28% of our total revenues for the six month period ended June 30, 2008 were derived from sales of our solar hot water heaters compared to 47% of our total revenues for 2007 and 60% of our total revenues for 2006.

We manufacture two types of solar hot water heaters: evacuated tubular solar water heaters and flat plate solar water heaters.

Among evacuated tubular solar water heaters, regular evacuated tubular solar water heaters using all-glass vacuum collectors are our best selling product, comprising approximately 80% of our total solar water heater revenues for the six month period ended June 30, 2008 and approximately 85% of our total solar water heater revenues for 2007. This type of solar water heater can generate hot water even in cold weather and therefore, can be used throughout the year. Further, they are relatively easy and inexpensive to produce compared to other solar hot water heaters using other types of vacuum collectors. Because our primary market is in rural areas of the PRC, our regular evacuated tubular solar water heaters account for most of our sales of solar water heaters.

Solar hot water heaters use sunlight to heat either water or a heat-transfer fluid in collectors. The solar collector is mounted on or near a house facing south. As sunlight passes through the collector's glazing, it strikes an absorbing material. This material converts sunlight into heat, and the glazing prevents the heat from escaping. The two most common types of solar collectors used in solar water heaters in the PRC market are evacuated tube collectors and glazed flat plates.

Solar-heated water is stored in an insulated tank until use. Hot water is drawn off the tank when tap water is used, and cold make-up water enters at the bottom of the tank. Solar water heaters tend to have a slightly larger hot water storage capacity than conventional water heaters. This is because solar heat is available only during the day and sufficient hot water must be collected to meet evening and morning requirements.

We produce and sell solar hot water heaters using both evacuated tube collectors and glazed flat plate. Evacuated tubular solar water heaters are our principal solar products. There are two major types of evacuated tubular solar water heaters: standard evacuated tubular solar water heaters and evacuated heat pipe solar water heaters.

The following table sets forth our product types and the approximate percentage of the sales of each type for 2007:

Types	Approx. % of water heater revenues	Sub-types	Approx. % of total solar product revenue

Evacuated Tubular Solar Water Heaters	90%	Regular Evacuated Tubular Solar Water Heaters	85%

		Evacuated Heat Pipe Solar Water Heaters	5%

Flat Plate Solar Water Heaters	10%		N/A

Evacuated Tubular Solar Water Heaters

This line of products represents about 5% of our sales revenues from solar water heaters in 2007. They can generate hot water all year round for homes, whether or not they are located in a cold climate. There are two types of vacuum tube water heaters currently available: (i) the regular evacuated tubular solar water heaters; and (ii) evacuated heat-pipe solar water heaters. Our regular evacuated tubular solar water heaters use all-glass vacuum tubes, and our evacuated heat pipe solar water heaters use heat pipe vacuum tubes. The primary use of our evacuated tubular solar water heaters is to generate hot water for household use. However, solar thermal energy can also be employed in industrial processes, timber treatment, agricultural processes, cooling and space heating.

All glass: Our regular evacuated products use all-glass evacuated tubular collectors. These collectors consist of rows of parallel transparent glass tubes, which are double layered and made of borosilicate glass. Each tube contains an absorber and is covered with a selective coating. Sunlight enters the tube, strikes the absorber, and heats the water flowing through the absorber. The space between the glass tubes and the absorber is "evacuated," or is a "vacuum". This vacuum helps the collectors achieve extremely high temperatures (170-350 degrees F). Because all-glass evacuated tubular collectors are relatively easy and cheap to make as compared to heat pipe vacuum tubes, our regular evacuated tubular solar water heaters are our best selling solar hot water heater and comprise approximately 85% of our solar water heaters sales.

Heat Pipe: Our evacuated heat pipe solar water heaters comprise approximately 5% of our solar hot water heaters sales. These solar water heaters use heat pipe vacuum tubes to convert solar energy into thermal energy. A heat pipe vacuum tube is a hermetically sealed evacuated tube containing a mesh or sintered powder wick and a working fluid in both the liquid and vapor phase. When one end of the tube is heated the liquid turns to vapor absorbing the latent heat of vaporization. The hot vapor flows to the colder end of the tube where it condenses and gives off heat. The use of the latent heat of the fluid enables heat to be transferred at 500 to 1000 times the rate compared with a solid metal rod and at temperature differences between the ends of the pipe as low as 2 °C (i.e. 3.6°F difference). The heat-pipe vacuum tube is a combined pipe and vacuum technology. This product line features fast heating, minimum thermal loss, high temperature resistance, anti-freeze and good pressure resistance. Evacuated heat pipe solar water heaters, if pressurized, can produce high pressure hot water which provides a solution where uneven temperature is a problem. Our pressurized evacuated heat pipe solar water haters can be customized according to actual needs of our customers. Moreover, heat pipe vacuum tubes are more difficult to manufacture and have higher production costs than all-glass vacuum tubes. Given our targeted residential household market, we only sell a limited amount of evacuated heat pipe solar water heaters.

 Flat Plate Solar Water Heaters

Our sales of this product comprise approximately 10% of our total solar hot water heater sales for 2007.

This type of solar water heater consists of a flat-plate solar collector and a hot water tank with natural circulation (thermosyphon). The collector is constructed from either a copper-aluminum mix, all copper, or anti-corrosive aluminum. The collector is a rectangular box with a transparent cover and a back side insulation layer. Small tubes run through the box and carry fluid-either water or other fluid, such as an antifreeze solution. The tubes attach to the collector.   As heat builds up in the collector, it heats the fluid passing through the tubes. The hot water or liquid goes to a storage tank. Flat plate solar water heaters made by foreign manufacturers typically can provide a household with 70-100 liters of hot water (at 40-60°C) per day all year round. However, the anti-freeze technology for the flat plate has not fully developed in the PRC. Our flat plate solar hot water heaters, and to our knowledge, other flat plate solar hot water heaters that are currently available in China, can be used only during the spring, summer and fall seasons.

Integrated Solar Heating Packages

A number of our products are being used in complete building integrated solar heating packages, which integrate our solar hot water and space heating systems directly into the construction of new multi-family dwellings, commercial office buildings and industrial developments. In August 2005 we entered into a construction agreement with Beijing Municipal Mengtougou District Yingtaogou Village Committee to install our solar hot water and space heating systems in 83 detached houses by March 30, 2007. As of December 31, 2006 we completed the installation of our solar hot water and space heating systems in 16 of such houses. The project continues to be suspended due to a payment default.

Boilers and Space Heating Products

We also manufacture boilers, furnaces, stove heating, and space heating products, comprising approximately 20% of our total sales revenues for the six month period ended June 30 2008 and 27% of our total sales revenues in 2007.

Most of our boilers and space heating products are coal-fired, small scale units for residential space heating and cooking.

We manufacture more than 80 types of boilers, furnaces, space heating and stove cooking products. Separated by functions and use, our boilers, furnaces and stove heating products can be divided into three types: 1) combined cooking and space heating, comprising approximately 60% of our sales of boilers and space heating products, 2) combined shower and space heating, comprising approximately 10% of our sales of boiler and space heating products, and 3) multifunctional shower, cooking and space heating, comprising approximately 30% of our sales of boilers and space heating products.

We have also developed two environmentally friendly boilers: smokeless coal-fired boilers and bio-materials furnaces. The former does not produce smoke and the latter utilizes waste materials such as dry hay to generate heat. The development of these products has been completed and we have sent samples of these products to our distributors. As of the date of this report we have not made significant sales of these environmentally friendly new products.

Energy Saving Products

SZPSP, which we acquired effective March 31, 2008, is principally engaged in the energy-saving projects comprising, heat exchangers, solar water heaters, installation services and after sales services.

New Product Pipeline

We have the following products in the product planning and developing stage:

Photovoltaic powered water heaters . We are in the process of improving the physical performance of photovoltaic powered water heaters. Photovoltaic technology (PV) is a technology that converts solar energy into electricity. Photovoltaic modules or panels are made of semiconductors that allow sunlight to be converted directly into electricity. These modules can provide customers with a safe, reliable, maintenance-free and environmentally friendly source of power for a very long time. This system consists of a photovoltaic array connected to several resistive heating elements within a water storage tank. The PV array produces electrical power during periods of solar irradiation and this power is immediately dissipated in the resistive elements.

We believe that the following factors make photovoltaic powered water heaters an attractive addition to our existing product line:

☐☐☐	severe electricity shortages for the PRC's grid-connected residents,

☐☐☐	the complete absence of grid electricity for millions of others and the poor prospect of improvement via incremental central station capacity and grid development in the near future,

☐☐☐	the abundance of solar energy resource in the PRC and an active rural banking system.

Our sales of photovoltaic powered water heaters have not been significant thus far.

Densely Covered Regular Tubular Heaters . We have developed a new solar water heater which is designed with densely covered evacuated tubes to improve heating efficiency with only a small cost increase. As an updated regular evacuated tubular heater, this product installs more tubes in one square meter than normal products do. For instance, it has ten tubes on one collector while others only have eight. We began marketing this product in June 2007 and we had sales of RMB 7million for the six month period ended June, 30 2008.

Raw Materials and Principal Suppliers

The primary raw materials for manufacturing our products are stainless steel plate, vacuum tubes, iron and regular steel plate. These raw materials are generally available on the market and Deli Solar (Bazhou) has not experienced any raw material shortage in the past. Because of the general availability of these raw materials, it has not been our standard practice to enter into long-term contracts or arrangements with most of our raw materials suppliers. We believe that this gives us the flexibility to select the most suitable suppliers based on product quality and price terms provided by suppliers each year. We generally have at least three suppliers that are pre-approved for each raw material supply. However, this arrangement does not provide any guarantee that necessary raw materials will continue to be available at prices or delivery terms acceptable to us.

During the past three years, we have purchased stainless steel plate primarily from Lingyi Co. in Shangdong Province. Our three principal suppliers of vacuum tubes have been Shangdong Taian Co., Beijing Linuo Co. and Beijing Tianpu Co. Our principal supplier of steel and iron plate has been the local market in Bazhou City, where Deli Solar (Bazhou) is located, which has approximately 100 steel suppliers. We do not rely on any particular suppliers to procure other raw materials.

Heat Pipe Related Products

Tianjin Huaneng manufactures and installs waste heat recovery systems primarily for customers in the steel and chemical industries. Tianjin Huaneng’s products include heat pipe and heat pipe related products such as heat exchangers, specialty heating pipes and tubes, high temperature hot blast stoves and radiators. The waste heat can be used to generate hot water or steam for residential, commercial and industrial uses.

Energy-saving projects

SZPSP, which we acquired effective March 31, 2008, is principally engaged in the energy-saving projects comprising heat exchangers, solar water heaters, installation services and after sales services.

Manufacturing Process, Cost, and Capacity

Deli Solar (Bazhou) assembles and manufactures most of its products in its own production facility in Bazhou. Tianjin Huaneng assembles and manufactures most of its products in its own production facility in Tianjin. SZPSP assembles and manufactures most of its products in its own production facility in Shenzhen. Our senior manufacturing personnel include a number of professional engineers and senior technology consultants. We primarily use manual labor for our product because of availability of cheap labor in the Bazhou area. However, Deli Solar (Bazhou) is in the process of automating some of its production processes. In February 2006, Deli Solar (Bazhou) purchased an automated production line for the manufacture of water tanks. That production line has been assembled, tested and validated and has been in use since the beginning of May 2008.

As of August 18, 2008, we employed approximately 1,103 full time employees and 67 part time employees. We added 550 employees as a result of the Tianjin acquisition and 185 employees as a result of the SZPSP acquisition. During manufacturing peak season for solar hot water heaters, which normally are the second and third calendar quarters of the year, we have at least approximately 300 workers working 3 shifts and 7 days per week. Because of the strategic location of our manufacturing facilities, we are able to take advantage of low labor cost in the Bazhou, Tianjin and Shenzhen areas, which we estimate to be approximately 40% lower than that in the Beijing or Shanghai areas. We have not experienced a great deal of worker turnover because there are relatively few manufacturing employment positions in the Bazhou and Tianjin areas and believe that we have achieved a high level of employee loyalty. Set forth below is certain information regarding our current manufacturing capacity:

Current Manufacturing Capacity

	Daily Production (Approximate Units )		Annual Production (Approximate Units)

Solar Hot Water Heaters	500		133,000

Boilers and Space Heating Products	120		26,000

Heat Pipe Related Products		*		*

Energy Saving Products	200sm		60,000sm

* The heat pipe related products are non-standard products so they cannot be measured by unit.

Quality Control

Our manufacturing processes follow strict guidelines and standard operating procedures that we believe are compliant with ISO 14000. Our solar water heater products and boilers are routinely tested as are individual aspects of our production. Deli Solar (Bazhou) is in the process of applying for ISO 14000 certification and anticipates that the certification will be issued by the end of 2008.   SZPSP has been issued   ISO9001: 2000 certification.

Because of our stringent quality control system, most of our products are certified by governmental quality control testing centers, such as the Institute of China Product Quality Association, Hebei Province New Energy Products and Projects Quality Control and Testing Center, and Beijing Technology Supervisory Bureau. We also received awards from Hebei Province Consumers Organization and Hebei Province Administration of Industry and Commerce, as well as endorsement from the China Rural Areas Energy Industry Association. The following table sets forth the brands of our products that are certified by Beijing Technology Supervisory Bureau to have met the National Industry Standard NY-T 343-1998, which is the testing standard for solar hot water heaters' thermal power:

Brands	Products	Model Numbers

Deli Solar Brand	Solar Water Heaters	DLYG-12/75

Ailiyang Brand	Solar Water Heaters	ALY-12/75

Dudeli Brand	Solar Water Heaters	DDL-12/75

Deyu Brand	Solar Water Heaters	DY-12/75

Original Equipment Manufacturer (OEM) Arrangement

Sales of our solar water heater and boiler products peak in the second and third calendar quarters of the year for solar hot water heaters and the third and fourth calendar quarters of the year for boilers and space heating products. During the peak season when our production capacity falls short of the market demand, we assemble and manufacture products through OEM arrangements. Under a typical OEM arrangement, we authorize an OEM to manufacture products under our brand names and/or trademarks. We achieve quality control over products manufactured under such OEM arrangement by sending our technicians on site to supervise the production and test the products. During fiscal year 2007, we contracted with two OEMs, Shandong Xin Xing Solar Power Heater Co., Ltd. and Lian Yun Gang Solar Power Heating Co Ltd.

Manufacturing through OEM arrangements comprises approximately 30% to 40% of our total sales during the peak season. For 2007, the two OEM generated an aggregate of 40% of our annual revenues. The OEM manufacturers typically receive approximately 1% of the gross sales from the products they manufacture for us. Most of the OEM manufacturers we select are located near areas where products are demanded, thereby minimizing transportation costs.

Demand for Our Products

Solar Water Heaters and Boilers:

The majority of the demand for our solar water heaters and space heaters is from residential households in the PRC, particularly in rural areas. Presently, we sell our solar water heaters and space heaters primarily in the rural areas of the north-east part of the PRC including Hebei, Beijing, Tianjin, Heilongjiang, and Liaoning, where there is prolonged sunny and dry weather.

We believe the rural residential market has additional growth potential because it is an emerging market and until recently we encountered relatively little competition. Competition has recently intensified resulting in lower sales volume and lower prices for our solar water heaters for the three month period ended March 31, 2008. Historically, the PRC's rural households have used primitive means of generating hot water and space heating by using biomass, local agricultural wastes, and/or kerosene. As the PRC's rural population has been earning incremental discretionary income in recent years, modern hot water and space heating systems have become increasingly affordable and a priority for discretionary spending.

Heat Pipe Related Products

The demand for our heat pipe related products comes from industrial customers in the PRC, Taiwan and Singapore, particularly in steel and chemical industries.

We believe the market for our heat pipe related products has great potential to grow as the PRC central government is developing energy saving initiatives and regional governments and officials are required to implement energy-saving programs to implement these initiatives. As a result we believe the demand for our heat pipe related products will increase.

Seasonality of Business

Our sales fluctuate, reflecting seasonal variations in solar energy supply during the four seasons. We have higher sales of solar hot water products in the spring because solar hot water heaters perform the best during the summer when solar energy is abundant. High sales volumes for coal boilers occur in the fall because customers purchase our space heating products for the winter. Sales volumes for our products tend to be lower between January and March.

For heat pipe related products, because the demands for hot water and for steam are higher in the winter and spring, sales for heat pipe products is higher in the fall and the winter as customers need to purchase our products and to install before or during the winter. Sales of our heat pipe products tend to be lower between January and March.

The PRC Solar Hot Water and Space Heating Market

The PRC's Economic Growth, Energy Shortage and Renewable Energy Policy

The rapid economic growth of the PRC in recent years has fueled a massive demand for coal, oil and gas, which has caused a depletion in the country’s coal and oil reserves and a resulting shortage in supply, as well as serious environmental problems. Recognizing that accelerating the country's transition to efficient and renewable energy would ease this depletion and the environmental concerns, the National People's Congress, the PRC's parliament, passed the China Renewable Energy Promotion Act, which became effective on January 1, 2006. The Act aims to promote the use of renewable energy as an alternative source of energy to the more polluting fuels. Renewable energy currently accounts for a negligible percentage of the country’s total energy supply. The Act, however, does not provide for any incentive schemes for purchasers.

Urban and Rural Market Segmentation for Hot Water and Space Heating Systems in China

Recently the market for hot water and space heating systems in the PRC has shown substantial growth. According to a research conducted by the China Hardware Products Association and the China Information Center in 2002, only 71.5% of urban households had modern hot water systems. We do not know the number of rural households that currently have hot water systems but believe that it significantly less due to the fact that modern hot water and heating systems have still not become available to and are not affordable in many households in the country. Only recently have some of these households started to earn the disposable income required to purchase the hot water and space heating systems.

In the rural areas of the PRC the infrastructure is insufficient to facilitate delivery of conventional energy solutions that are available in more developed countries. The infrastructure to deliver natural gas or propane, two of the most common energy sources used in the United States, for example, are not well developed in the PRC, even in larger cities. As to electrical energy, while it has become more available in the urban areas of the PRC, it remains much less available in rural areas. Large portions of the PRC's rural areas are not electrified or connected to the electric grid and approximately 60% of rural communities that are grid-connected experience serious shortages of electricity. According to the National Renewable Energy Laboratories Eleven rural counties with a population of approximately 70 million have no electricity at all. In addition, the cost of electricity is high in many rural areas, making it impractical for hot water and space heating purposes.

We believe that in most provinces of the PRC, solar-generated hot water for rural home use is the most available and economical solution. Compared with electricity, natural gas or propane, we believe that solar hot water is more available, less expensive and more suitable to rural household needs as shown in the following table.

Cost Economics of Solar Hot Water Heaters

(in $USD)	Solar	Gas	Electric

Initial Equipment Cost	241	120	72

Engineering Life (Years)	15	6	5

Equipment Cost (15 years)	241	300	216

Annual Additional Energy Cost	0	98	81

Total Operating Cost (15 years)	241	1,770	1,431

Projected Growth of Solar Hot Water Industry

The PRC solar hot water industry is an emerging, but fast growing industry. It has experienced an annual growth rate of approximately 30% since 1999 as measured by the square meters of systems installed. The Solar Energy Usage Commission of the PRC Rural Energy Industry Association and the PRC Renewable Energy Industries Association project such growth to continue at an annual average rate of 27.36% until 2015 as shown in the following table:

Aggregate Solar Hot Water Industry Sales

Annual Sales

1999 A	5.0 million m(2)

2000 A	6.0 million m(2)

2001 A	8.0 million m(2)

2002 A	10.0 million m(2)

2003 A	12.0 million m(2)

2004 F	16.2 million m(2)

2015 F	232.0 million m(2)

A = actual. F = forecast. Source : China Solar Hot Water Industries Development and Research Report (2001-2003), jointly published by the solar energy association and commission described above.

Because of the rapid growth in solar hot water industry, solar hot water heaters have become one of the three major hot water sources along with gas-fired heaters and electric heaters for PRC households and the PRC has become the world's largest producer and consumer of solar hot water heaters.

Market for our Heat Pipe Related Products

We sell heat pipe related products to manufacturing customers especially steel and chemical customers for their waste heat recovery. The waste heat recovery system can produce hot water or steam for residential and industrial uses. Customers benefit not only from sales of hot water, steam or electricity generated by the power of steam, but also from government energy-saving program subsidies. Recently, the PRC central government has issued a number of energy saving initiates which require compliance by regional governments. Management believes that as a result of these governmental initiatives the demand for our heat pipe related products over the next few years will increase.

Boiler and Space Heating Industry

The PRC space heating industry is not new, but the modern systems that we sell are new for our customers. While many rural PRC households have considered hot water a luxury, heat generating facilities for cooking and space heating purposes in one form or another are considered basic necessities. These heat generating facilities are generally extremely primitive and inefficient, and usually consist of hearths and biomass stoves, which are dirty, unsafe and difficult to handle with respect to fuel. As many rural households have started to earn disposable income in recent years, many of them can afford to modernize their cooking and space heating facilities by using coal-fired boilers, which have become one of the principal means for such modernization among the PRC rural households.

Our Product Warranty

We provide a three-year standard warranty to our end users for all of the products we manufacture. Under this standard warranty program, we provide free repair and exchange of component parts in the first year following the purchase, and we charge labor costs for repair and maintenance but provide free exchange of component parts in the second and third years following the purchase. Thereafter, end users are required to pay for any repair and maintenance services, as well as exchange of component parts. Most of our warranty services are performed by our independent sales agents and distributors in return for a 1%-2% discount of the purchase price they pay for our products. No discount is provided to independent sales agents and distributors unless and until warranty services are provided to the Company. The Company has not experienced any material returns and therefore has not provided any discount to independent sales agents and distributors for warranty services.

Our Growth Strategy:

Acquisition Strategy

As part of our business strategy, we review acquisition and strategic investment prospects that we believe would complement our current product offerings, increase our market coverage or enhance our technical capabilities, or otherwise offer growth opportunities.

In July 2007 we acquired a 51% interest in Tianjin Huaneng and in March 2008 we acquired a 100% interest in SZSP.

From time to time we consider investing in new businesses and we expect to make investments in, and to acquire businesses, products, or technologies in the future.

Our Organic Growth Strategies

We are seeking to grow and expand our business through the following strategies:

☐	focus on rural market segment.

☐	extensive and targeted advertising.

☐	multi-brand strategy.

☐	a larger distribution and agency network.

☐	after-sales services network.

Our focus on rural market segment for our solar water heaters and boilers

We market our products in both the urban and the rural markets in the PRC. While most solar hot water manufacturers focus on the urban market, we have always focused on the rural market because the size of the rural market in the PRC is about eight times larger than that of the urban market. Further, our rural customers regard purchasing a hot water heater as a long term investment in a durable good, more so than urban customers.

We have years of experience in operating marketing and sales organizations in rural areas. Our marketing and sales team works with our agents to educate our end users and inform them of the utility, functionality and comparative cost advantages of our products as compared to electricity and gas water heaters. We have also received a great deal of feedback from rural customers and have designed our products and marketing to meet their needs and concerns.

Our Advertising

Based on various advertising effectiveness studies in the PRC, we believe that large scale advertising on TV and other mass media can have a significant impact on rural residential purchase decisions. Accordingly, we spent $152,221, or 1.8% of sales, on advertising in the three month period ended March 31, 2008 compared to $141,474 million, or 4.7% of sales in the three month period ended March 31, 2007. We spent approximately $1,415,493, or 3.8% of sales, on advertising in 2007 compared to $1.1 million, or 5.2% of sales in 2006.

Our Multi-Brand Strategy

In order to position our products in different tiers of markets, we have utilized a multi-brand approach. Our solar hot water brands include: "Ailiyang", "DeYu" and "Deli Solar", among which, Ailiyang is not a registered trademark; our space heating brands include "De Yu" and "Du Deli". Each of these brands targets a different type of customer. We classify the brand names of the solar hot heaters into three types: Premium, Standard, and Economy, and space heating products into two types: Premium and Standard. Below are some of our products and related brand names and classifications:

Solar Hot Water Heater Series

Our Brand Name	Our Classification of Products

Deli Solar	Premium

DeYu	Standard

AiliYang	Economy

Space Heating Series

Our Brand Name	Our Classification of Products

Du Deli	Premium

DeYu	Standard

We intend to achieve the following objectives through the Multi-Brand Strategy:

☐☐☐	to target different products in different tiers of the same geographical market.

☐☐☐	to eliminate agency dominance in a regional market by granting non-exclusive agencies to more than one distributor in a region.

☐☐☐
to create competition among agents by assigning only one specific brand of our products to one distributor in a sales region so that each different distributor will be responsible for selling a brand different from other distributors in the same geographical region. We periodically evaluate the performance of distributors in the same region, and then provide suggestions to help them perform better. In addition, we also encourage them to increase sales of our premium products.

☐☐☐	to increase the market share of our products.

Our brand logos are the following:

Our distribution and agency network

We use a network of wholesalers, dealers and retailers to distribute our products. After we manufacture and assemble our products, we sell them to our wholesalers, generally located in major cities or provincial hubs, who then sell our products on to a network of smaller distributors, or dealers, in outlying areas. Sometimes when the dealers are closer to our warehouse, we also sell directly to dealers to simplify the payment process and reduce transportation costs. Because these dealers are usually developed by the wholesalers, each direct sale to a dealer will be recorded on the account of the wholesaler who developed the business relationship with such dealer. Our end users purchase their products from either wholesalers or dealers, who also handle the installation and warranty service of the systems for the end users.

We also have a Marketing Department, which as of August 18, 2008 consisted of approximately 113 marketing and sales personnel, who collect feedback from our customers and other market information for our management and our product development team.

Distribution Channels for Solar Water Heater Systems

The PRC is a vast country geographically and the market for our solar water heaters covers many regions. To penetrate the market effectively, especially the less-developed rural areas, we have established a vast distribution and sales network that as of August 18, 2008 included approximately 607 distributors and wholesalers and approximately2,066 local appliance retailers covering 28 provinces in China, with a focus on the northern PRC area, north-eastern PRC area, Beijing metropolitan area, and Tianjin metropolitan area. The northern PRC area includes Hebei Province, Henan Province, Shangdong Province, Shanxi Province, and An'hui Province. The north-eastern PRC area includes Liaoning Province and Heilongjiang Province.   In 2007 sales of solar water heaters to these areas consist of approximately 70% of our total sales revenues. We believe that our comprehensive distribution and sales network enables us to efficiently service the rural communities without having to rely on any particular agent or distributor for our sales. In the past five years, no single agent or distributor has generated more than 5% of our total annual sales.

We are able to attract a large number of distributors, sales agents, and retailers for the following reasons:

☐
We produce both solar hot water heaters and boilers, while the majority of manufacturers in the PRC normally produce only one type of product. Sales of solar hot water heaters and boilers are both affected by seasonality. As described elsewhere in this report, solar hot water heaters are in high demand in the spring and boilers are in high demand in the fall. Therefore, the combined production of solar hot water heaters and boilers allows us to provide our distributors, wholesalers and retailers with products for sale throughout the year.

☐
We carefully select our distributors and provide support to them. Our contracts with our wholesalers and distributors normally have a three- to five-year term. While most of our agency and distributor contracts are non-exclusive, we are seeking to establish exclusive distribution relationships with some strong distributors. We require new sales agents to deposit a significant amount of cash as a down payment towards the purchase of our systems. We consider the following factors in our selection of a new distributor or wholesaler:

☐	Local solar energy status and market potential

☐	Local competition

☐	Sales and market potential in the covered area

☐	Presence of alternatives, such as gas or electricity

☐	Credibility of the candidate

For each candidate we select, we enter into an agency contract with it, under which we provide warranty cards, product testing certificates, product brochures, and other promotional materials. In addition, we help them design store logos and show rooms, provide them with uniforms, and assist them to make marketing plans.

Our After-Sales Services Network

We are in the process of implementing an after-sales services network in parallel with our national sales and distribution network. Our after-sales services are primarily performed by our sales agents and distributors. We have begun to provide technical training to our 300 distributors in order to provide after-sales services to our end users. The local distributors are very enthusiastic about having the ability to provide after-sales services to the end users, which also provides the distributors with a new source of revenue. One additional benefit to us provided by the after-sales services network is the ability to receive product feedback from our end users on a constant basis. We can use this information to continuously adjust our production plans, product designs, inventory control and marketing and sales strategies.

COMPETITION

The solar hot water market in the PRC is highly fragmented. According to statistics from the Chinese Energy Research Association, there are currently over 3,500 solar hot water heater manufacturers producing products under more than 3,000 brands. The top 51 companies have, on average, over 10 million RMB in sales (approximately $1.2 million), with the top ten companies together controlling 17% of the domestic market.

We believe our success lies in our quality control, brand recognition strategy, comprehensive distribution network and advertising.

Recently competition in the solar water heater marker has intensified causing us to lower our sales prices to remain competitive.

RESEARCH AND DEVELOPMENT ACTIVITIES

Our research and development ("R&D") expenses have historically been approximately 1% to 2% of our annual sales revenues. Most of these expenses were spent in designing and manufacturing new products. In 2005, our R&D expenses consisted of approximately 0.5% of our annual sales revenues, which we used to improve the functions and appearance of our current products instead of developing new products. In 2006, we spent approximately $51,741 in R&D on the development of pressurized evacuated heat pipe solar water heaters. In 2007, we spent approximately $1.8 million in R&D on biomass fuel system program, multi-source energy program. We also conduct other R&D activities based on our customers' specific request for certain new functions or improvements on our existing products. The R&D expenses associated with such R&D activities are generally borne by the requesting customers.

Currently, we have a R&D team of three full time members and part time research assistants. Our senior engineer members include: Luo Yunjun, who also serves as the chairman of Beijing Solar Industry Association, and Hao Fangzhou, who also serves as the chairman of the Chinese Economic Boiler Association.

In February 2006, we executed a non binding Cooperation Memorandum (the “Memo”) with the Key Laboratory of Heat Transmission and Energy Saving Education of Beijing University of Industry (“BUI”) in February 2006 for cooperation on research and development of renewable energy technologies. The Memo sets forth a general cooperation framework between the two parties: we make available funding for certain renewable energy research and development projects undertaken by BUI. Further details of each party’ rights and obligations will be on a project by project basis with specific agreements. To date we have not incurred any expenses under this arrangement.

INTELLECTUAL PROPERTY

Trademarks

Deli Solar (Bazhou) is the holder of the following trademarks registered with the Trademark Offices of the PRC National Industrial and Commerce Administrative Bureau (the “PRC Trademark Offices”):

Trademark	Authorized Scope	Valid Term	Certificate Number

Deli Solar	Boiler (Space Heating Utility);	03/14/2003	to 1978396
	Solar Hot Water Utility;	03/13/2013
Solar Stove and Solar Energy
Collection Heater

Du Deli	The same as the above	01/28/2003	to 1978532
01/27/2013

De Yu	Solar Energy Collection Heat	07/28/1998	to 1195609
	and Boiler (Not machine accessory)	07/27/2008

Aili Solar (to replace our brand "Ailiyang")	Approved, pending the trademark certificate delivery

A registered trademark is protected for a term of ten years, renewable for another term of ten years under the trademark law of the PRC, so long as an application for renewal is submitted to the PRC Trademark Offices within six months prior to the expiration of the initial term.

Patents.

SZPSP has obtained the following patents in the PRC for its unique solar energy selective absorbing coat and manufacturing technology:

Authorized Scope	Valid Term	Certificate Number

Cold water recovery system in solar heating	2015	ZL200620016815X
Recycle Heating Product in different temperature system	n/a	Application submitted 7/4/06

Domain names.

We own and operate a website under the internet domain name http://www.cn-sce.com . Traffic to our other internet domain names www.AiLiYang.com are directed to that website. SZPSP owns and operates a website under the internet domain name http://www.szpsp.com .

Government Regulation

We are not subject to any requirements for governmental permits or approvals or any self regulatory professional associations for the manufacture and sale of solar hot water heaters. We are required to obtain a production approval from the Quality and Technology Supervisory and Control Bureau at the provincial level for the manufacture and sale of boilers and space heating products. Deli Solar (Bazhou) obtained the approval to manufacture, install and repair small and regular size pressure boilers and space heating products from Hebei Provincial Quality and Technology Supervisory and Control Bureau on August 28, 2002 effective for five years. We are currently in the process of renewing the certificate. Other than the foregoing, Deli Solar (Bazhou) is not subject to any other significant government regulation of its business or production, or any other government permits or approval requirements, except for the laws and regulations of general applicability for corporations formed under the laws of the PRC.

Compliance with Environmental Laws

To our knowledge, neither the production nor the sale of our products constitute activities or generate materials, in a material manner, which causes our operation to be subject to the PRC environmental laws.

Executive Offices

Our executive office is located at Building 3, No. 28 Feng Tai North Road, Beijing, China, 100071 and our telephone number is +86-10-63850516.

Deli Solar (Bazhou)’s factory facilities are located outside of the city of Bazhou in the Hebei Province of the PRC.  Deli Solar (Bazhou) utilizes one factory in Bazhou with a total of over 10,000 square meters of production, warehouse, and office space and space for use as a distribution center and approximately 2,000 square meters of office space and exhibition center in Beijing

Tianjin Huaneng’s factory facilities are located outside of the Tianjin municipalities of the PRC.  Tianjin Huaneng utilizes one factory in Tianjin with over 51,000 square meters of production, warehouse, and office space and space for use as a distribution center.

SZPSP’s factory facilities are located outside of the city of Shenzhen in the Guangdong Province of the PRC. SZPSP utilizes two factories in Shenzhen with a total of over 2,000 square meters of production, warehouse, and office space and space for use as a distribution center

Employees

As of August 18, 2008 we had approximately 1,103 full time employees and 67 part time employees Deli Solar (Bazhou) requires each employee to enter into a one-year standard employment agreement. Tianjin employees have three year agreements. The standard employment agreement contains a confidentiality clause and a covenant-not-to-compete clause, under which an employee must keep confidential all manufacturing technology including drawings and other technology materials, sales and financial information, and trade secrets obtained through his or her employment with us. Breach of this confidentiality clause will result in termination of employment. Further, each employee may not compete against us for a certain period of time following the termination of employment with us. We purchase group workers' compensation policy on behalf of our employees, and the premium is deducted from each employee's paycheck.

Risk of Loss and Product Liability Insurance

Delivery of our products can be arranged by our sales agents and distributors, or by us. In the latter case, we deliver our products primarily through trucks, supplemented with trains and cargo ships. Our standard agency contract generally requires our sales agents to pay for the transportation cost. Although the agency contract has not specifically provided for the issue of risk of loss, our customary practice is that sales agents bear the risk of loss in shipping and purchase shipping insurance at their expense.

We currently do not carry any product liability or other similar insurance, nor do we have property insurance covering our plants, manufacturing equipment and office buildings. While product liability lawsuits in the PRC are rare and Deli Solar (Bazhou) has never experienced significant failures of its products, we cannot assure you that Deli Solar (Bazhou) would not face liability in the event of any failure of any of its products. We are currently negotiating with insurers to purchase property insurance to cover our manufacturing plants, equipment and office buildings and we anticipate that an insurance policy will be issued in the next few months.

PROPERTY

All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the government grants landholders a "land use right." The following are the details regarding our land use rights with regard to the two pieces of land that we use in our business. The land use rights owned by Deli Du, our Chief Executive Officer, President and Director, were transferred to us in October 2005 for a price of RMB20,000 (approximately $2,588). The application for the change of the land use right certificate for this piece of land was submitted to Bazhou City National Land Resources Bureau on January 16, 2006. Once the application is approved, the registered holder for this land will be Deli Solar (Bazhou). As of July 16, 2008, the application has not yet been approved and the registered holder is still Mr. Du. Deli Solar (Bazhou)’s factory facilities are located outside of the city of Bazhou in the Hebei Province of the PRC.  Deli Solar (Bazhou) utilizes one factory in Bazhou with a total of over 10,000 square meters of production, warehouse, and office space and space for use as a distribution center and an approximately 2,000 square meters of office space and exhibition center in Beijing

On March 17, 2006, Deli Solar (Bazhou) entered into an agreement with the local government to acquire land use rights of a land of 61,530 square meters at the price of approximately $919,858. This piece of land is close to the present Bazhou factory and is used to enlarge the present manufacturing base at Bazhou City. The land use right has been approved by the local government after payment of approximately $919,858. An official certificate evidencing the land lease has not yet been delivered from the government to the Company.

Registered Holder	Location & Deed Number	Usage and Nature	Square meters	Construction/building on the land	Term of use right	Transfer price
Deli Solar (Bazhou)	Bazhou, Ningnan Village; #98060026	Industrial Transferred Land	10,244.05 Sq. M	Plant, warehouses, accessories room, convention center	50 years (from March 25, 1998 to March 25, 2048	RMB 615,000 (approximately $79,581) was paid to the Langfang Municipal Land Administration Bureau, plus annual land use fee of RMB 5122 (approximately $ 662.79)

Mr. Deli Du	Eighty kilometers from Bazhou Jingbao Road North; #20010700405	Office space for Deli Solar (Bazhou) Granted Land	816 Sq. M	Office building, accessories room	50 years (from June 11, 2001 to June 3, 2051	RMB 20,000 (approximately $ 2,588) was paid to the Langfang Municipal Land Administration Bureau

Deli Solar (Bazhou) -	Close to Bazhou Jingbao Road	Factory	61,530 Sq. M	Factory facilities	Pending the Land Use Right Certificate	approximately $919,858 was paid to Bazhou local government

Tianjin Huaneng Group Energy Equipment Co. Ltd.	No. 119 Yuyang South Road Ji County, Tianjin	Factory	51,000 Sq. M		50 years from September 2004 to September 2054	Approximately 528,000 was paid to Ji county

Total			72,590.05 Sq. M

We lease 19,140 square meters of land (“Leased Land”) from Bazhou County Credit Union Lianshe Branch ("Credit Union") for an office building pursuant to a 20 year renewal lease at an annual rent of RMB 120,000 (approximately $15,528) which commenced on May 1, 2003. The lease is automatically renewable for another 20 year term subject to terms to be negotiated at the expiration of the first 20-year term. We are retaining a majority of the building's usable space for our business and seeking to sublease the rest to parties with business related to ours such as our sales agents, distributors, accessory parts dealers, and after-sales service agents. We also constructed a business center on the Leased Land. The business center is to be used for show rooms, retail stores, and a distribution center for solar related products and space heating products.

We lease our Beijing office facility of approximately 2,000 square meters at No. 28, Fengtai Bei Road, Fengtai District from Beijing Dajiangxia Technology and Trade Co., Ltd. pursuant to a renewable lease commencing October 1, 2005 to August 8, 2011 for an annual rent of RMB370,000 (approximately $47,878) for the first year and RMB400,000 (approximately $ 51,760) for the second year, and the following years pending a possible increase. We paid annual rent of RMB 400,000 in 2007.

Legal Proceedings

Neither we nor any of our subsidiaries is a party to any pending legal proceedings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the voting securities by (i) any person or group with more than 5% of the Company's securities, (ii) each director, (iii) each executive officer and (iv) all executive officers and directors as a group, as of September 25, 2008.

Named and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent (%)of Class (1)
5% Owners
David Gelbaum and Monica Chavez as trustees of The Quercus Trust, 2309 Santiago Drive Newport Beach, CA 92660 (2)	1,949,283	12.5%

Ardsley Partners (3)	1,666,500	10.7%

Executive Officers
Deli Du, President, CEO and director No. 28, Fengtai Bei Road Fengtai District, Beijing, PRC 100071	2,837,282	18.2%

Yihai Yang, Acting Chief Financial Officer No. 28, Fengtai Bei Road Fengtai District, Beijing, PRC 100071	0

Directors
Deli Du, President, CEO and director No. 28, Fengtai Bei Road Fengtai District, Beijing, PRC 100071	2,837,282	18.2%
Zhaolin Ding, director No. 28, Fengtai Bei Road Fengtai District, Beijing, PRC 100071	0
Jianmin Li, director No. 28, Fengtai Bei Road Fengtai District, Beijing, PRC 100071	0
Zhenhang Jia, director No. 28, Fengtai Bei Road Fengtai District, Beijing, PRC 100071	0
Joe Levinson No. 28, Fengtai Bei Road Fengtai District, Beijing, PRC 100071	0	*

Less that 1%.

(1)
As of September 25, 2008 we had 15,599,450 outstanding shares of common stock. In determining the percent of common stock owned by a stockholder on September 25, 2008, (a) the numerator is the number of shares of common stock beneficially owned by such stockholder, including shares the beneficial ownership of which may be acquired, within 60 days upon the conversion of convertible securities or the exercise of warrants held by such stockholder, and (b) the denominator is the sum of (i) 15,599,450 the number of shares outstanding on September 25, 2008 and (ii) the total number of shares underlying the convertible securities and warrants, which such stockholders has the right to acquire within 60 days following September 25, 2008.

(2)	These shares are held by affiliates of Ardsley as set forth below:

Name	Number of Shares
Ardsley Partners Fund II, L.P.	702,500
Ardsley Offshore Fund, Ltd.	491,500
Ardsley Partners Institutional Fund, L.P.	455,000
Marion Lynton	17,500

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors as of the date of this prospectus are as follows:

Name	Position	Age

Deli Du	President, CEO and a director	43
Yihai Yang	Acting Chief Financial Officer and a director	43
Zhaolin Ding	Director	40
Zhenhang Jia	Director	61
Joseph Levinson	Director	32

Our board of directors currently consists of five members. We also have an audit committee and a compensation committee. Mssrs. Zhenghang Jia, Zhaolin Ding and Joseph Levinson serve on the audit committee. Mssrs. Zhenghang Jia, Zhaolin Ding and Deli Du serve on the compensation committee. The directors serve until our next annual meeting or until their successors are duly elected and qualified. The officers serve at the pleasure of the Board.

We have a majority of “independent directors,” as three of our directors, namely Mssrs. Ding, Jia and Levinson are “independent directors” under the Rules of NASDAQ, Marketplace Rule 4200(a)(15).

Under the terms securities purchase agreement entered into on June 13, 2007 with the investors in that financing, we were required, prior to July 13, 2007, to increase the size of our Board to five or seven and cause the appointment of a majority of the Board of Directors to be “independent directors,” as defined by the rules of the Nasdaq Stock Market. Prior to November 1, 2007 our Board consisted of four members two of whom were “independent.” Under the terms of the securities purchase agreement we are required to pay those investors liquidated damages equal to one percent (1%) per month of the purchase price of the then outstanding shares of Series A Preferred Stock, in cash or in Series A Preferred Stock at the option of the investors, based on the number of days that such obligation is not met beyond certain grace periods. Accordingly, we were delinquent by 110 days in meeting this obligation and we are required to pay the investors a total of $99,000 as of that date. The Company is currently negotiating with the investors for a reduction in the amount due. Effective March 31, 2008 Mr. Jianmin Li resigned from our board of directors as a result of which our board again consists of four members. However, notwithstanding such resignation we still have a majority of independent directors.

In addition, under the terms of the securities purchase agreement, we were required, prior to August 12, 2007 to appoint (i) an audit committee comprised solely of at least three independent directors and a (ii) compensation committee comprised of at least three directors, a majority of whom are independent directors. Our audit and compensation currently each currently consists of two members both of whom are independent, namely Mssrs. Zhaolin Ding and Zhenghang Jia. Accordingly, we are currently delinquent in this obligation. However, under the terms of the securities purchase agreement no liquidated damages are required to be paid for this breach during any period for which liquidated damages are payable for failing to have an independent board. Accordingly, damages began to accrue for breach of this provision on November 1, 2007. As of June 30, 2008 we were delinquent by 242 days in meeting this obligation and we are required to pay investors liquidated damages for this breach. The Company is currently negotiating with the investors for a reduction in the amount due.

Deli Du, age 43, was appointed as President, CEO and as a director on March 31, 2005. Mr. Du founded Deli Solar (Bazhou) in 1997 and has been its controlling equity holder, chairman and chief executive officer during the past five (5) years. Since June 2004 he has also been a director and manager of Deli Solar (BVI). He is a standing member of the China Solar Energy Utilization Association, the China Efficiency Boiler Association and the Beijing New Energy and Renewable Energy Union.

Yihai Yang, age 43, was appointed as our Acting Chief Financial Officer effective March 14, 2008 and as a director effective July 25 2008. From September 2006 until February 2007 Mr. Yang, served as Financial Controller of China Diagnostics Medical Corporation, a company engaged in the business of pharmaceutical research and development. From April 2005 to August 2006, Mr. Yang served as the Chief Financial Officer of Beijing Tanglewood Tour Development, Ltd., a company engaged in the business of real estate investment and development. From July 2002 to March 2005, Mr. Yang studied in the UK and obtained his Masters Degree in Finance and Accounting from London South Bank University. From March 2000 to July 2002 Mr. Yang worked for CE Accountancy Ltd. as a project manager. In 1990 Mr. Yang graduated from Shenyang Industrial University with a BA in Financial Accounting.

Zhaolin Ding, age 40, was appointed as a director on August 3, 2007. Mr. Ding is currently the director of Everbright International Executive Management Education Center, an adjunct professor of the Executive Program, School of Continuing Education, Tsinghua University and a visiting professor of executive program of Peking University and Renmin University of China. Mr. Ding has been working as professor of the School of Continuing Education, Tsinghua University for the last five years. He is an officially appointed news commentator of China National Radio. He also worked as research associate in the Center for International Communication Studies of Tsinghua University. He holds an MBA degree from Harvard University, a Master’s degree in International Journalism from China School of Journalism, a bachelor degree of Law in International Affairs from the University of International Relations.

Zhenhang Jia, age 61, was appointed as our director on August 3, 2007. He has been a director on Beijing Mechanic Engineering and Reusable Energies and Vice Secretary-in-Chief of China Rural Energy Association Energy Saving Space Heating Professional Society from April 1994. He also has been vice chairman, vice secretary-in-chief of Beijing Municipal New Energy and director in Beijing Mechanics and Engineering Committee, Energy Resourses and Engineering Branch from 1995. Mr. Jia has been lecturing in his field of profession in colleges and universities for over ten years and has published two professional books such as Enterprise Energy Saving Technology and 70 papers.

Mr. Joseph J. Levinson, age 32, has served as Chief Executive Officer of Levinson Services Partnership, a U.S. consulting company, since March 2006. Mr. Levinson also serves as a director and Chairman of the audit committee of China Aoxing Pharmaceutical (CAXG), a publicly trade Florida corporation engaged in the research, development, manufacture, and marketing of various narcotics and pain management pharmaceutical products in generic and formulations in China. Mr. Levinson also serves as a director of China 3C (CHCG), a retailer and distributor of consumer and business products in China. From September 2006 through February 2007, he worked as the Chief Financial Officer of PacificNet, a NASDAQ listed company and a is a provider of gaming and mobile game technology worldwide with a focus on emerging markets in Asia, Latin America and Europe . From January 2006 to May 2007, Mr. Levinson worked for Global Pharmatech (GBLP) as Chief Financial Officer and a director. From October 2001 to December 2005, Mr. Levinson was a partner at Halo Equity Consulting Partnership, a Hong Kong private company. From December 2004 to January 2006, he worked at BOL Media, a PRC media company, as the Chief Financial Officer. Mr. Levinson is a certified public accountant. In December 1994, he graduated from State of University of New York at Buffalo with a B.S. Degree in Accounting and Finance.

The following are the officers and directors of Deli Solar (Bazhou) as of the date of this report:

Name	Positions	Age

Deli Du	Chairman and Director	43
Yunjin Luo	Director	72
Hao Dong	CEO	33
Xueling Wu	Controller	27

Yunjun Luo was appointed a director in June 2005. He holds a Bachelor's degree in Pyrology from the Southeast University (Bazhou) with further studies and research within the PRC at The Academy of Social Sciences (structural mechanics), the Commission of Science, Technology and Industry for National Defense (space satellites) and the Beijing Solar Energy Research Institute (solar heaters). For over five (5) years he has been associated with the Beijing New Energy and Renewable Energy Association, serving as a director and associate professor. He also serves as a director and chief consultant for Ailiyang.

Hao Dong was appointed as CEO of Deli Solar (Bazhou) in January 2005. He has been working for Deli Solar (Bazhou) since 1997, holding positions in the technology department (from 1997 to 1999), manufacturing department (from 1999 to 2004) and sales department. Mr. Dong graduated from Bazhou Municipal Technical College in 1995 and worked as technical staff for Bazhou Municipal Hua Xin Construction Co., Ltd. before joining Deli Solar (Bazhou). Mr. Dong is an assistant engineer on mechanics, a certification recognized by Bazhou Municipal Government Technology Department.

Xueling Wu was appointed as controller of Deli Solar (Bazhou) in January 2005. Prior to that, Ms. Wu had worked for Deli Solar (Bazhou) since 2001 as a staff accountant, inventory controller and sales person. She graduated from Hebei Provincial Fisheries College and is a PRC Certified Accountant.

There are no family relationships among our directors or executive officers. We currently do not have directors and officers insurance.

EXECUTIVE COMPENSATION

The following table reflects the compensation paid to our principal executive officer during each of our fiscal years ending December 31, 2007, 2006 and 2005. None of our other executive officers was paid a salary and bonus of more than $100,000 in 2007 and so none are included in this table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Deli Du (1)	2007	80,000	0	—	—	—	—	—	80,000
	2006	80,000	0	—	—	—	—	—	80,000

	2005	60,000	0	—	—	—	—	—	60,000

(1) Commencing March 31, 2005, Mr. Du receives an annual salary of $80,000.

Outstanding Equity Awards at 2007 Fiscal Year End

There were no option exercises or options outstanding in 2007.

Employment Agreements

We have no employment agreements with any of our executive officers. We plan to enter into an employment agreement with Mr. Yang shortly but no such agreement has yet been executed. In the absence of written employment agreements, the PRC labor laws provide the terms of employment such as the term of employment, the provision of labor-related insurance, termination for cause, termination on 30 days’ notice and termination without notice and the labor-related benefits.

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

The Company’s compensation committee currently has three members namely Mr. Deli Du, Zhenhang Jia and Zhaolin Ding.

The Compensation Committee’s goal in determining compensation levels is to adequately reward the efforts and achievements of executive officers for the management of the Company. The Company currently has no pension plan, stock option plan, non-equity incentive plan or deferred compensation arrangement. The Company has not used a compensation consultant in any capacity but believes that it's executive compensation package is comparable to similar businesses in the location of its operations.

None of the executive officers currently has an employment agreement with the Company.

Director Compensation

Our standard arrangement with our directors provides that we pay each director annual compensation of $20,000 for serving as a director. There are no currently no other elements of compensation paid to our directors but we plan to adopt in the near future an incentive compensation plan.

The following table reflects the compensation of directors for our fiscal year ended December 31, 2007:

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Zhaolin Ding	8,400	—	—	—	—	—	8,400

Deli Du	20,000	—	—	—	—	—	20,000

Kevin Randolph(1)	1,250	4,285	—	—	—	—	5,535

Zhenhang Jia	8,400	—	—	—	—	—	8,400

Jianmin Li	8,400	—	—	—	—	—	8,400

(1)	Effective November 1, 2007, Mr. Kevin Randolph was appointed as a director. He resigned effective July 25, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2007 we have not engaged in any transactions with any related persons which would require disclosure under Item 404 of Regulation S-K.

  DESCRIPTION OF SECURITIES TO BE REGISTERED

The following is a summary description of our capital stock and certain provisions of our Restated Articles of Incorporation and By-laws, as amended, and of certain applicable provisions of Nevada law.

General

We are authorized to issue 66,666,667 shares of common stock, par value $.001 per share and 25,000,000 shares of preferred stock, par value $.001 per share, of which 3,500,000 shares have been designated as Series A Preferred Stock. As of September 25, 2008 there were 15,599,450 shares of common stock issued and outstanding and 573,566 shares of Series A Preferred Stock issued and outstanding. The following is a summary of the material terms of the common stock.

Common Stock

Voting: The holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders and are not entitled to cumulate their votes in the election of directors.

Dividends: Holders of common stock are entitled to any dividends that may be declared from time to time by the Board of Directors in its discretion out of funds legally available therefore subject to the prior rights, if any, of holders of any outstanding shares of preferred stock and any contractual restrictions against the payment of dividends on common stock.

The payment of dividends is contingent on the ability of our PRC based operating subsidiaries Deli Solar (Bazhou), Deli Solar (Beijing), Tianjin Huaneng and SZSP to obtain approval to send monies out of the PRC. The PRC's national currency, the Yuan, is not a freely convertible currency. The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends.

In addition, under the terms of the certificate of designation which was filed in the office of Secretary of State for the State of Nevada on June 12, 2007 in connection with the issuance of the Series A Preferred Stock, we are restricted in paying dividends on our common stock.

Liquidation: In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

No Preemptive Rights . Holders of common stock have no preemptive or other subscription rights and no right to convert their common stock into any other securities.

Preferred Stock

The Board of Directors is authorized under our Restated Articles of Incorporation to issue ‘blank check” preferred stock by resolution and by filing a certificate of designations under Nevada law, to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued are likely to have priority over the common stock with respect to dividend or liquidation rights.

Anti-takeover provisions

As discussed above, our Board of Directors can issue shares of "blank check" preferred stock, with any rights or preferences, including the right to approve or not approve an acquisition or other change in control. The issuance of such "blank check" preferred stock could be used to discourage a transaction involving an actual or potential change in control of us or our management, including a transaction in which our stockholders might otherwise receive a premium for their shares over then current prices.

The Placement Agent Warrants

The placement agent warrants granted to Roth Capital in connection with the February 29, 2008 private placement entitle the holder to purchase up to an aggregate of 469,150 shares of common stock at an exercise price of $2.88 per share, subject to adjustment. The warrants expire on February 28, 2013. The holders may make a cashless exercise but not until February 28, 2009 and then only if the shares underlying the warrants have not been registered. The exercise price and number of shares to be issued on exercise are subject to customary adjustments in the event of the payment of stock dividends and stock splits and fundamental transactions. Roth Capital subsequently assigned 106,250 of the warrants to vFinance and its affiliates.

  LEGAL MATTERS

Our counsel, Guzov Ofsink, LLC, located at 600 Madison Avenue, 14th Floor, New York, New York 10022, is passing upon the validity of the issuance of the common stock that we are offering under this prospectus.

  EXPERTS

Cordovano and Honeck LLP, Independent Registered Public Accountants, located in Englewood, Colorado, have audited our financial statements included in this Registration Statement to the extent and for the periods set forth in their report. We have relied on such reports given upon the authority of such firm as experts in accounting and auditing.

Zhong Yi (Hong Kong) C.P.A. Company Limited located in Hong Kong, PRC, have audited the financial statements of Tianjin Huaneng and Shenzhen Pengsangpu included in this Registration Statement to the extent and for the periods set forth in their report. We have relied on such reports given upon the authority of such firm as experts in accounting and auditing.

Child, Van Wagoner & Bradshaw, PLLC, independent certified public accountants, located at 5296 S. Commerce Drive, Suite 300, Salt Lake City, Utah, have audited our financial statements included in this registration statement to the extent, and for the periods set forth in their reports. We have relied upon such reports, given upon the authority of such firm as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No "expert" or "counsel" as defined by Item 509 of Regulation S-K promulgated under the Securities Act, whose services were used in the preparation of this Form S-1, was hired on a contingent basis or will receive a direct or indirect interest in us or our parents or subsidiaries, nor was any of them a promoter, underwriter, voting trustee, director, officer or employee of the Company.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our bylaws provide that we will indemnify our directors and officers from all liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their acting as our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On January 24, 2008, our Board of Directors approved the termination of Child, Van Wagoner & Bradshaw, PLLC (“CVWB”) as our independent certified public accounting firm.

Concurrently with this action, our Board of Directors appointed Cordovano and Honeck, LLP (“C&H”) as our new independent certified public accounting firm. C&H is located at 88 Inverness Circle East, Building M Englewood, Colorado, USA. C&H’s affiliated firm Zhong Yi (Hong Kong) C.P.A. Company Limited (“Zhong Yi”), has been auditing the financial statements of Tianjin Huaneng Group Energy Equipment Co., Ltd (“Tianjin Huaneng”), which we acquired effective July 1, 2007. Accordingly, management elected to continue this existing relationship with C&H and Zhong Yi and engage C&H as the Company’s independent auditors.

Our consolidated financial statements for the years ended December 31, 2006 and 2005 were audited by CVWB. CVWB’s reports on our financial statements for two most recent fiscal years did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2006 and 2005 and through January 24, 2008 there were no disagreements with CVWB on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CVWB, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The Company provided CVWB with a copy of a Current Report on Form 8-K prior to its filing with the SEC on January 30 2008 and requested them to furnish a letter addressed to the SEC stating whether it agrees with the statements made above. That letter of CVWB’s letter to the SEC, dated January 30, 2008 was filed as Exhibit 16.1 to the 8-K.

During the period the Company engaged CVWB, neither the Company nor anyone on the Company's behalf consulted with C&H regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event. The Company has authorized CVWB to respond fully to all inquiries of C&H.

FINANCIAL STATEMENTS

Reference is made to “Index to Financial Statements” for a list of the financial statements being filed as a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission, 100 F. Street, N.E., Washington, D.C. 20549, a registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. We have not included in this prospectus all the information contained in the registration statement and you should refer to the registration statement and its exhibits for further information.

The registration statement and other information may be read and copied at the SEC's Public Reference Room at 100 F. Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us.

You may also read and copy any reports, statements or other information that we have filed with the SEC at the addresses indicated above and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

INDEX TO FINANCIAL STATEMENTS

1. Unaudited Condensed, Consolidated Financial Statements of China Solar & Clean Energy Solutions, Inc. as of June 30, 2008 and December 31, 2007 and for the six months ended June 30, 2008 and 2007

i.	Condensed, Consolidated Balance Sheets as of June 30, 2008 and December 31, 2007	F-1

ii.	Condensed, Consolidated Statements of Income for the six months ended June 30, 2008 and 2007	F-2

iii.	Condensed, Consolidated Statements of Cash Flows for the six months ended June 30, 2008 and 2007	F-3

iv.	Condensed, Consolidated Statement of Changes in Stockholders’ Equity and Comprehensive Income for the six months ended June 30, 2008	F-4

v.	Notes to Condensed, Consolidated Financial Statements	F-5

2. Audited Consolidated Financial Statements of China Solar & Clean Energy Solutions, Inc. as of December 31, 2007 and 2006 and for the years ended December 31, 2007 and 2006

i.	Report of Independent Registered Public Accounting Firm	F-19

ii	Report of Independent Registered Public Accounting Firm	F-20

iii.	Consolidated Balance Sheets as of December 31, 2007 and 2006	F-21

iv.	Consolidated Statements of Income for the years ended December 31, 2007 and 2006	F-22

v.	Consolidated Statements of Cash Flows for the years Ended December 31, 2007 and 2006	F-23

vi.	Consolidated Statement of Changes in Shareholders' Equity and Comprehensive Income from January 1, 2005 through December 31, 2007	F-24

vii.	Notes to Consolidated Financial Statements	F-25

3. Unaudited Condensed Financial Statements of Tianjin Huaneng Group Energy Equipment Co., Ltd as of June 30, 2007 and December 31, 2006 and for the six months ended June 30, 2007 and 2006

i.	Condensed Balance Sheets as of June 30, 2007 and December 31, 2006	F-46

ii	Condensed Statements of Operations and Comprehensive Income for the six months ended June 30, 2007 and 2006	F-47

iii.	Condensed Statements of Cash Flows for the six months ended June 30, 2007 and 2006	F-48

iv.	Condensed Statement of Owners Equity for the six months ended June 30, 2007 and 2006	F-49

v.	Notes to Condensed Financial Statements	F-50

4. Audited Financial Statements of Tianjin Huaneng Group Energy Equipment Co., Ltd as of December 31, 2006 and 2005 and for the years ended December 31, 2006 and 2005

i.	Report of Independent Registered Public Accounting Firm	F-63

ii.	Balance Sheets as of December 31, 2006 and 2005	F-64

iii.	Statements of Operations and Comprehensive Income for the years ended December 31, 2006 and 2005	F-65

iv.	Statements of Cash Flows for the years ended December 31, 2006 and 2005	F-66

v.	Statements of Owners’ Equity for the years ended December 31, 2006 and 2005	F-67

vi.	Notes to Financial Statements	F-68

5. Unaudited Condensed Financial Statements of Shenzhen Pengsangpu Solar Industrial Products Corporation as of March 31, 2008 and December 31, 2007 and for the three months ended March 31, 2008 and 2007

i.	Condensed, Consolidated Balance Sheets as of March 31, 2008 and December 31, 2007	F-81

ii.	Condensed, Consolidated Statements of Operations for the three months ended March 31, 2008 and 2007	F-82

iii.	Condensed, Consolidated Statements of Cash Flows for the three months ended March 31, 2008 and 2007	F-83

iv.	Condensed, Consolidated Statement of Owners’ Equity for the three months ended March 31, 2008	F-84

v.	Notes to Condensed, Consolidated Financial Statements	F-85

6. Audited Financial Statements of Shenzhen Pengsangpu Solar Industrial Products Corporation as of December 31, 2007 and 2006 and for the years ended December 31, 2007 and 2006

i.	Report of Independent Registered Public Accounting Firm	F-93

ii.	Balance Sheets as of December 31, 2007 and 2006	F-94

iii.	Statements of Operations and Comprehensive Income (Loss) for the years ended December 31, 2007 and 2006	F-95

iv.	Statements of Cash Flows for the years ended December 31, 2007 and 2006	F-96

v.	Statements of Changes in Owners’ Equity for the years ended December 31, 2007 and 2006	F-97

vi.	Notes to Financial Statements	F-98

7. Unaudited Pro forma Financial Information

i.	Condensed, Combined Pro Forma Statement of Income for the three months ended March 31, 2008	F-116

ii.	Condensed, Combined Pro Forma Statement of Income for the year ended December 31, 2007	F-118

iii.	Condensed, Combined Pro Forma Balance Sheet as of March 31, 2008	F-119

iv.	Notes to Condensed, Combined Pro Forma Balance Sheet	F-119

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2008 AND DECEMBER 31, 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	June 30,	December 31,
	2008	2007
	(Unaudited)	(Note 1)
ASSETS
Current assets:
Cash and cash equivalents	$6,689,173	$5,466,637
Accounts receivable, net	9,262,801	7,453,009
Inventories	6,256,439	3,875,658
Other receivables and prepayments	5,865,320	1,637,948

Total current assets	28,073,733	18,433,252

Property, plant and equipment, net	12,191,828	8,819,216
Goodwill	4,705,591	1,789,324
Intangible assets, net	1,673,660	1,597,921
Customer relationships, net	1,072,500	-
Intellectual property – unpatented technology, net	916,500	-
TOTAL ASSETS	$48,633,812	$30,639,713

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$1,831,368	$2,111,028

Income tax payables	1,538,863	1,108,433

Other payables and accrued liabilities	10,158,585	8,552,452

Total current liabilities	13,528,816	11,771,913

Deferred tax liabilities	265,664	-

Minority interests	1,879,303	935,825

Stockholders’ equity:
Convertible preferred stock: par value $0.001; 25,000,000 shares authorized, 638,082 (unaudited) and 1,774,194 shares issued and outstanding, respectively	638	1,774
Common stock, $0.001 par value; 66,666,667 shares authorized; 13,527,630 (unaudited) and 6,205,690 shares issued and outstanding, respectively	13,527	6,205
Additional paid-in capital	22,288,728	9,260,607
Accumulated other comprehensive income	1,642,153	1,134,270
Retained earnings	9,014,983	7,529,119

Total stockholders’ equity	32,960,029	17,931,975

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$48,633,812	$30,639,713

See accompanying notes to condensed consolidated financial statements.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007
Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007

Revenue, net	$18,630,198	$9,418,160	$26,930,274	$12,414,023

Cost of revenue	14,173,216	7,490,129	20,018,232	9,739,044

Gross profit	4,456,982	1,928,031	6,912,042	2,674,979

Operation Expenses
Depreciation and amortization	132,216	35,630	281,383	70,966
Selling and distribution	1,118,041	237,502	1,620,604	281,532
General and administrative	1,155,736	870,084	1,757,389	1,264,041
Total operating expenses	2,405,993	1,143,216	3,659,376	1,616,539

Income from operations	2,050,989	784,815	3,252,666	1,058,440

Other income (expenses):
Other income	25,741	-	66,831	-
Interest income	1,638	78	1,638	1,735
Other expense	(45,266)	-	(45,266)	-
Interest expense	(109,858)	(97)	(143,696)	(97)
Total other (expense) income	(127,745)	(19)	(120,493)	1,638

Income before income taxes	1,923,244	784,796	3,132,173	1,060,078
Income tax expenses	441,015	137,976	787,278	137,976
Minority interest	386,016	-	859,031	-

NET INCOME	$1,096,213	$646,820	$1,485,864	$922,102

Computation of income available to common stockholders:
Net Income	$1,096,213	$646,820	$1,485,864	$922,102
Preferred stock beneficial conversion	-	(975,807)	-	(975,807)
NET INCOME AVAILABLE TO COMMON STOCK HOLDERS	$1,096,213	$(328,987)	$1,485,864	$(53,705)

Net income (loss) per share – basic	$0.08	$(0.05)	$0.14	$(0.01)

Net income per share – diluted	$0.07	$(0.05)	$0.11	$(0.01)

Weighted average shares outstanding – basic	13,075,468	6,205,290	10,612,185	6,205,290

Weighted average shares outstanding – diluted	15,584,542	6,205,290	13,006,396	6,205,290

See accompanying notes to condensed consolidated financial statements.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Six months ended June 30,
	2008	2007
Cash flows from operating activities:
Net cash (used in) provided by operating activities	(3,237,938)		$294,938

Cash flows from investing activities:
Acquisition of SZPSP, net of cash acquired	(3,916,212)		-
Purchase of property, plant and equipment	(2,033,562)		(374,030)

Net cash used in investing activities	(5,949,774)		(373,030)

Cash flows from financing activities:
Proceeds from private placement sale of stock	9,995,156		-
Proceeds from warrants exercised	107,500		-

Net cash (used in) provided by financing activities	10,102,656		2,501,080

Foreign currency translation adjustment	307,592		77,450

NET CHANGE IN CASH AND CASH EQUIVALENTS	1,222,536		2,499,438

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,466,637		3,212,065

CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,689,173		$5,711,503

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$199,025		$-
Cash paid for interest expenses	$143,696		$97

NONCASH INVESTING AND FINANCING TRANSACTIONS:
Issuance of common stock for acquisition of SZPSP	$2,839,458		$-
Issuance of warrants for the acquisition of SZPSP	$92,193		$-
Preferred share converted	$1,136	$

See accompanying notes to condensed consolidated financial statements

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

	Preferred stock		Common stock		Additional	Accumulated other		Total
	No. of shares	Par value	No. of shares	Par value	paid-in capital	comprehensive income	Retained earnings	stockholders’ equity
Balance as of December 31, 2007	1,774,194	$1,774	6,205,290	$6,205	$9,260,607	$1,134,270	$7,529,119	$17,931,975
Shares issued for private placement, net of offering costs of $1,264,451 in cash and $541,695 in warrants.	-	-	4,691,499	4,691	9,990,465	-	-	9,995,156
Shares issued for the acquisition of subsidiary at fair value	-	-	1,419,729	1,420	2,930,231	-	-	2,931,651
Warrant exercised	-	-	75,000	75	107,425	-	-	107,500
Preferred share converted	(1,136,112)	(1,136)	1,136,112	1,136	-	-	-	-
Comprehensive income:
Net income for the year	-	-	-	-	-	-	1,485,864	1,485,864
Foreign currency translation adjustment	-	-	-	-	-	507,883	-	507,883
Total comprehensive income	-	-	-	-	-	-	-	1,993,747

Balance as of June 30, 2008	638,082	$638	13,527,630	$13,527	$22,288,728	$1,642,153	$9,014,983	$32,960,029

See accompanying notes to condensed consolidated financial statements

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

1.	BASIS OF PRESENTATION

The accompanying condensed consolidated balance sheet as of December 31, 2007 has been derived from audited financial statements and the accompanying unaudited condensed consolidated financial statements for the three and six months ended June 30, 2008 and 2007 have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and the interim reporting requirements of Regulation S-X. They do not include all of the information and footnotes for complete consolidated financial statements as required by GAAP. In management’s opinion, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s annual report on Form 10-K for the year ended December 31, 2007

The results of operations for the three and six months ended June 30, 2008 and 2007 are not necessarily indicative of the results to be expected for the entire fiscal year ended December 31, 2008 or for any future period.

There is no provision for dividends for the quarter to which this quarterly report relates .

2.	ORGANIZATION AND BUSINESS BACKGROUND

China Solar & Clean Energy Solutions, Inc. (“China Solar”), formerly known as Deli Solar (USA) Inc. was incorporated in the State of Nevada on March 21, 1983 as Meditech Pharmaceuticals, Inc. (“Meditech”). In late 2004, the Board of Directors of Meditech contemplated a strategic reorganization with Deli Solar Holding Ltd., a corporation organized in the British Virgin Islands (“Deli Solar (BVI)”). In contemplation of the reorganization, the Board of Directors resolved to spin off Meditech’s drug development business to the shareholders of Meditech of record on February 17, 2005, through a pro rata distribution in the form of a stock dividend. The spin-off was completed on August 29, 2005. The acquisition of Deli Solar (BVI) was accounted for as a recapitalization of Deli Solar (BVI).

Deli Solar (BVI) was formed in June 2004. On August 1, 2004, Deli Solar (BVI) purchased Bazhou Deli Solar Energy Heating Co., Ltd. (“Deli Solar (Bazhou)”), a corporation duly organized under the laws of the People’s Republic of China (“PRC”) from Messrs. Deli Du, Xiao’er Du, and Xiaosan Du for RMB 6,800,000. As a result of this transaction, Deli Solar (Bazhou) became a wholly-foreign owned enterprise (“WFOE”) under PRC law on March 30, 2005. This acquisition was accounted for as a transfer of entities under common control.

Deli Solar (Bazhou) was incorporated on August 19, 1997 under the laws of the PRC. In the PRC, Ltd, or Limited, is equivalent to Inc, or Incorporated, in the United States (“US”).

The result of the above transactions is that Deli Solar (BVI) is now our direct, wholly-owned subsidiary and Deli Solar (Bazhou) remains a wholly-owned subsidiary of Deli Solar (BVI).

On November 21, 2005 Deli Solar (Bazhou) acquired Ailiyang Solar Energy Technology Co., Ltd. (“Ailiyang”), an entity formerly controlled by the owners of Deli Solar (Bazhou). The transaction was accounted for as a transfer of entities under common control.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

Beijing Deli Solar Technology Development Co., Ltd. (“Deli Solar (Beijing)”) was founded in 2006 and is principally engaged in solar power heater integrated construction projects in major cities in the PRC.

In January 2007, Deli Solar (Bazhou) via Mr. Deli Du, set up a branch sales offices in the city of Lian Yun Gang and the City of Bazhou to cope with the increasing sales demand in that region. This branch office exists in the form of a sole-proprietorship set up in the name of Mr. Deli Du but is beneficially owned by Deli Solar (Bazhou), so is regarded as a variable interest entity (“VIE”) by the Company.

On July 1, 2007, Deli Solar (Beijing) acquired 51% of Tianjin Hua Neng Energy Equipment Company (“Tianjin Huaneng”), which manufactures energy saving boilers and environmental protection equipment for industrial customers.

On April 1, 2008, Beijing Deli Solar Technology Development Co., Ltd (“Deli Solar (Beijing)”) acquired 100% of Shenzhen Pengsangpu Solar Industrial Products Corporation (“SZPSP”), which is engaged in the re-sale of energy-saving related heating products such as heat pipes, heat exchangers, pressure water boilers, solar energy heaters and raditors.

China Solar, Deli Solar (BVI), Deli Solar (Bazhou), Ailiyang, Deli Solar (Beijing), Tianjin Huaneng and SZPSP are hereinafter referred to as (“the Company”).

3.	RECENTLY ISSUED ACCOUNTING STANDARDS

In 2008, the Securities and Exchange Commission (the “SEC”) adopted rule amendments that replace the category of “Small Business Issuers” with a broader category of “Smaller Reporting Companies.” Under these rules, a “Smaller Reporting Company” is a company with a public float of less than $75,000,000 (measured at end of Q2). Companies that meet this definition are able to elect “scaled disclosure standards” on an item-by-item or “a-la-carte” basis. With this change, the SEC has streamlined and simplified reporting for many companies, and has not added any significant disclosure requirements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively. The Company believes that SFAS 159 should not have a material impact on the consolidated financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations” (“SFAS No. 141R”). SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations the Company engages in will be recorded and disclosed following existing GAAP until January 1, 2009. The Company expects SFAS No. 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time. The Company is still assessing the impact of this pronouncement.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-An Amendment of ARB No. 51, or SFAS No. 160” (“SFAS No. 160”). SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Company believes that SFAS 160 should not have a material impact on the consolidated financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS No. 161”). SFAS 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities” and how derivative instruments and related hedged items affect a company’s financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company’s future financial position or results of operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements in conformity with generally accepted accounting principles (GAAP) in the United States. This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The Company does not expect the adoption of SFAS No. 162 to have a material effect on the financial condition or results of operations of the Company.

4.	BUSINESS ACQUISITION

On January 9, 2008, Beijing Deli Solar Technology Development Co., Ltd, the Company’s wholly-owned subsidiary (“Deli Solar (Beijing)”), entered into an Equity Purchase Agreement and Complementary Agreement to the Equity Purchase Agreement to acquire 100% of the outstanding equity interest of Shenzhen Pengsangpu Solar Industrial Products Corporation (“SZPSP”) from its shareholders. On March 25, 2008, both parties signed a Supplmentary Agreement to the Equity Purchase Agreement and the Complementary Agreement to amend and supplement the previous agreements and set forth the final terms of the total purchase price and payment method of the acquisition.

Under the agreements, Deli Solar (Beijing) agreed to purchase the 100% equity interest of SZPSP from its three shareholders. $4,087,832 (RMB 28.8 million) of the purchase price was payable in cash. The three shareholders of SZPSP agreed to loan the cash proceeds back to SZPSP interest free to be used for working capital. Fifty (50%) of the principal amount of the loan is required to be paid prior to March 31, 2009 and the remaining 50% balance is required to be paid prior to March 31, 2010. The three shareholders of SZPSP have not loan the cash proceeds back to SZPSP as of June 30, 2008.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

In addition to the cash portion of the purchase price, the parties agreed to an additional consideration of RMB 20 million (approximately $2,839,458) to represent the agreed-upon value of SZPSP’s intangible assets.

This portion is required to be paid in the form of 1,419,729 shares of the Company’s common stock (which was based on the average closing price of the common stock for the 30 days immediately preceding the execution of the Complementary Agreement (the “Share Price”)), provided that if on March 31, 2010 the common stock price is lower than the Share Price, the Company will pay the difference. Fifty percent (50%) of these shares will be transferable and unrestricted on or after March 31, 2009 and the remaining fifty percent (50%) will be transferable on or after March 31, 2010. The shares are required to be transferred to SZPSP within 180 days of the closing. In addition, as part of the purchase price, the shareholders of SZPSP will receive five years warrants to purchase a total of 141,973 shares of common stock at an exercise price of $2.50 per share, subject to future adjustment.

SZPSP warranted in the Complementary Agreement that if (i) its sales revenue is less than RMB 99 million (approximately $13,670,068) with an after-tax net profit of less than RMB 9.43 million (approximately $1,302,108) for the year ended December 31, 2008; or (ii) if in the year ended December 31, 2009, it does not reach the targeted sales revenue of RMB 143.9 million (approximately $19,868,336) or the after-tax net profit of RMB 12.13 million (approximately $1,674,789), SZPSP will pay the difference between the revenue and the targeted revenue of the year specified by reducing the amount payable on the shareholders’ loan. If the shareholders’ loan is not sufficient to pay the difference, the common shares held by SZPSP will be returned to us to the extent necessary for the remaining balance.

The accounting date of the acquisition was April 1, 2008 and was accounted for under the purchase method. SZPSP results of operations for the three months ended June 30, 2008 have been included in consolidated financial statements. The acquisition of SZPSP will enable the Company to immediately begin leveraging its technology and engineering capabilities and expertise, and will significantly expand China Solar’s customer base and present a commercial and industrial market opportunity for solar water heaters in southern China.

The estimated aggregate purchase price was $7,019,483. Below is a summary of the total purchase price:

Cash	$4,087,832
Fair value of 1,419,729 common stock	2,839,458
Fair value of 141,973 warrants	92,193
Total purchase price	$7,019,483

Our purchase price allocation for the SZPSP acquisition was finalized on June 30, 2008. The following table represents the final purchase price allocation to the estimated fair value of the assets acquired and liabilities assumed:

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

As of April 1, 2008
(Unaudited)
Cash and cash equivalents	87,316
Restricted cash	84,304
Accounts receivable, net	$510,269
Inventories	325,429
Net investment in sales-type leases	966,806
Prepayments and other receivables	217,606
Property, plant and equipment	1,275,287
Customer relationships	1,100,000
Intellectual property	1,250,000
Goodwill	3,055,769
Total assets acquired	$8,872,786

Short-team bank loan	710,668
Accounts payable	908,124
Deferred revenue	23,217
Accrued liabilities and other payables	211,294
Total liabilities assumed	1,853,303
Net assets acquired	$7,019,483

The $3,055,769 of goodwill was expected to be assigned to the solar heater/boiler related products segment and a new segment of energy-saving projects segment. The Company does not expect goodwill to be tax deductible in the PRC. Of the $2,350,000 of acquired intangible assets, $310,000 was assigned to in-process research and development which was written off during the six months ended June 30, 2008, $940,000 was assigned to existing intellectual property, and $1,100,000 was assigned to customer relationships. The acquired identifiable intangibles assets have a weighted-average amortization period totaling approximately 10 years and residual value totaling approximately $0.

The fair value of the IPRD was derived using a discounted cash flow method.  Management analyzed expected future revenues from product sales and thereafter based on the research and development being underway at the date of acquisition.  Technology feasibility was determined based on management review of the product life spans and also the rate of change in the industry. Based on the analysis management made assumptions as to the portion of product revenue going forward which would be derived from products based on current research and development.  The significant assumptions with respect to the percentage of revenues going forward from products based on IPRD are as outlined in the following table:

	2008	2009	2010	2011	2012
• Breakdown of Revenue – IPRD versus products	90%	80%	75%	70%	65%
• Existing products	10%	20%	25%	30%	35%
• IPRD	100%	100%	100%	100%	100%

Upon further review, certain R&D underway was later determined to not warrant completion and that future products based on the R&D were discontinued given the demand in the market.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

Our internal technology specialists did a scientific and technological evaluation of the research expenditures of Shenzen Pengsangpu Solar Industrial Products Corporation. Our evaluation was based on a number of factors, including,

1)      Commercial viability of products being researched and developed
2)      Anticipated level of patent protection
3)      Competitive environment for products being researched and developed

At the date of acquisition, the technology feasibility has not been established and there is no alternative future use. Through this evaluation we determined that $310,000 of expenditures had no future value and accordingly should be written off immediately.

The property, plant and equipment acquired consists of plant machinery and equipment, motor vehicles and leasehold improvements with estimated depreciable lives of 5 years and residual value is 10% of the cost of assets.

The following unaudited pro forma financial information for the Company gives effect to the 2008 acquisition as if they had occurred on January 1, 2008. These pro forma results do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on such date or to project the Company’s results of operations for any future period.

For the six months ended June 30, 2008

Pro forma revenues	$27,324,194
Pro forma net income	1,482,670

Pro forma earnings per common share — net income
Basic	$0.13
Diluted	$0.11

Weighted average common shares outstanding
Basic	$11,314,249
Diluted	$13,708,460

5.	BALANCE SHEET COMPONENTS

Inventories consisted of the following:

	As of June 30,	December 31,
	2008	2007
	(Unaudited)	(Note 1)
Raw materials	$2,035,446	$656,605
Consumables	-	5,359
Work-in-process	1,771,139	2,464,441
Finished goods	2,449,854	749,253

Inventories	$6,256,439	$3,875,658

Other receivables and prepayments consisted of the following:

	As of June 30,	December 31,
	2008	2007
	(Unaudited)	(Note 1)
Advance to suppliers	$1,170,384	$493,421
Prepaid expenses	956,648	249,598
Deposits	3,578,646	894,268
Other receivables	159,642	661

Other receivables and prepayments	$5,865,320	$1,637,948

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

6.	STOCKHOLDERS’ EQUITY

Issuance of Common Stock

On February 29, 2008, the Company completed a private placement of 4,691,499 shares of common stock for an aggregate purchase price of approximately $11,300,000. The Company received $9,995,156 as net proceeds from this financing.

During the six months ended June 30, 2008, the Company issued 1,136,112 shares of common stock as part of the conversion of Series A Preferred Stock.

During the six months ended June 30, 2008, certain investors exercised their warrants to purchase an aggregate of 75,000 shares of common stock totaling $107,500.

Common Stocks Held in Escrow

In connection with the private placement on February 29, 2008, the Company deposited 2,000,000 shares of common stock (“Make Good Shares”) into escrow and we are required to deliver (i) 1,000,000 of the Make Good Shares to the investors on a pro rata basis for no additional consideration in the event that the Company’s after-tax net income for the fiscal year ending December 31, 2008 is less than $4.8 million; and (ii) 1,000,000 of the Make Good Shares to the investors on a pro rata basis for no additional consideration in the event that the Company’s after-tax net income for the fiscal year ending December 31, 2009 is less than $8 million. As of June 30, 2008, the after-tax net income target of $4.8 million has not been met. In accordance with SFAS 128, Earnings Per Share , the 1,000,000 shares contingently issuable in 2008 were included in the diluted earnings per share calculation as the reporting period were treated as the end of the contingency period. The 1,000,000 shares contingently issuable in 2009 were not included in the diluted earnings per share calculation as the contingency provision is for the fiscal year ending December 31, 2009.

In connection with the private placement on June 13, 2007, the Company deposited 900,000 shares of Series A Convertible Preferred Stock into escrow as security and will be issuable (i) if the Company’s consolidated pre-tax income for the year ended December 31, 2007 was less than $3,000,000 (or pretax income per share of $0.22 on a fully diluted basis), the Company was required to deliver to the investors (pro rata according to the relative size of their investment) a number of the escrow shares. The exact number of shares was to depend on the extent to which the Company failed to achieve the 2007 earnings target and (ii) if the Company’s consolidated pre-tax income for the year ending December 31, 2008 is less than $5,500,000 (or pretax income per share of $0.40 on a fully diluted basis) the investors were entitled to receive (pro rata according to the relative size of their investment) a number of the 900,000 shares of common stock. The exact number was to depend on the extent to which the Company failed to achieve 2008 earnings target. The agreement with the investors further provided that the investors will not be entitled to any of the remaining escrow shares and all remaining escrow shares shall be returned to the Company if the Company did not receive at least $4,000,000 from the investors, either through the exercise of warrants, or additional equity financing, within 90 days after the effectiveness of the first registration statement filed pursuant to a certain registration rights agreement entered into with the investors concurrently. The registration statement in question was declared effective on February 7, 2008 The earnings target for the year ended December 31, 007 was met, thus the 900,000 remained issuable at the beginning of the year ending December 31, 2008. However, the 900,000 shares held in escrow were not included in the diluted earnings per share calculation for the six months ended June 30, 2007 as the escrow shares were to be returned to the Company since the investors did not provide at least $4,000,000 in additional equity financing within 90 days after the effectiveness of the first registration statement.

Warrants Issued to Placement Agent

The Company issued a warrant (the "Warrant") to its placement agent in connection with its private placement in February 2008. The Warrant authorizes the agent to purchase 469,150 shares of its common stock at a fixed price ($2.88 per share), for a five-year period. The Warrant contains a cashless exercise provision which permits the placement agent, at its option, to exercise the Warrant without tendering the exercise price, in exchange for a reduced number of shares. The number of shares will be calculated according to an algebraic formula should the placement decide to opt to exercise the Warrant under the cashless provision. If the Company is sold during the exercise period (referred to as a "fundamental transaction" in the Warrant), the placement agent has the right to exercise its Warrant and thus participate in the proceeds from the sale the same as any other shareholder. These warrants are immediately exerciseable. The fair value of the warrants was estimated at the date of grant using the Black-Scholes option-pricing model. In calculating the fair value of the warrants, management used the closing price of the common stock on February 29, 2008, of $2.71 per share, plus the following assumptions:

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

Risk free interest rate (%)	5.00%
Dividend yield (%)	0.00%
Expected life of warrant grants (years)	5 years
Expected volatility of warrant grants (%)	43.79%

The Company valued the warrants at US$1.155 per share, or $541,695 in aggregate, in accordance with SFAS 123R, which were recorded as offering costs which offset additional paid-in capital in the accompanying consolidated financial statements for the six months ended June 30, 2008.

A summary of the status of the Company’s outstanding common stock warrants as of June 30, 2008:

	Number of Shares	Weighted- average Exercise Price	Weighted- average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2007	5,555,559	$2.73	3.76 years	$354,839
Granted	611,123	2.79	5 years	633,888
Exercised	(75,000)	-	-
Forfeited	-	-	-
Expired	-	-	-
Outstanding and Exercisable at June 30, 2008	6,091,682	2.76	4.38 years	988,727

Registration Rights Agreement

In connection with the private placement the Company entered into a registration rights agreement with the investors on February 25, 2008 which requires us to file with the SEC a “resale” registration statement providing for the resale of (i) all of the 4,691,499 shares of common stock sold to the investors, (ii) the 2,000,000 “make good shares” and (iii) the 469,150 shares underlying the placement agent warrants (collectively, the “registrable securities”) for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended.

The Company agreed, among other things, to prepare and file an initial registration statement within 45 days of the closing date (i.e. April 14, 2008) to register for resale part of the registrable securities (other than the 2,000,000 make good shares and the 469,150 shares underlying the placement agent warrants) and to cause that registration statement to be declared effective by July 28, 2008.

The Company is required to file additional registration statements covering all of the remaining registrable securities (or such lesser number as the SEC deems appropriate) if any registrable securities could not be registered in the initial registration statement, by the 15th day following the date we are able to effect the registration of such securities in accordance with any SEC restrictions.

The Company’s failure to meet this schedule and other timetables provided in the registration rights agreement could result in the imposition of liquidated damages. No liquidated damages will accrue on any registrable securities which the SEC has requested (due to the application of Rule 415) the Company to remove from the registration statement and the required effectiveness date for such securities will be tolled until such time as the Company are able to effect the registration of those securities in accordance with any SEC restrictions.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

On February 29, 2008, the Company completed a private placement of 4,691,499 shares of the common stock for price per share of $2.40 or an aggregate purchase price of approximately $11,300,000. The Company received $9,995,156 as net proceeds from this financing.
On July 28, 2008, the Company incurred liquidated damages equal to $112,596 which represents 1% of $11,259,587 (the aggregate of investment amount by the investors) due to the fact that the Company failed to have the registration statement declared effective on or prior to that date. The liquidated damages continue to accrue per diem through August 28, 2008 at the monthly rate of 1%. Accordingly, the Company has incurred $225,192 in liquidated damages for failing to have the registration statement declared effective by July 28, 2007.

7.	INCOME TAXES

The Company is registered in the United States of America and has operations in three tax jurisdictions: the United States of America, British Virgin Island (“BVI”) and the PRC. The operations in the United States of America and British Virgin Island have incurred net operating losses for income tax purposes. The Company generated substantially all of its net income from the operation of its subsidiary in the PRC and is subject to the PRC tax jurisdiction. The Company has recorded an income tax provision for the three and six months ended June 30, 2008.

United States of America

China Solar was incorporated in the State of Nevada and is subject to the tax laws of United States of America. As of June 30, 2008, the operation in the United States of America incurred $362,933 of net operating losses available for federal tax purposes, which are available to offset future taxable income. The net operating loss carry forwards will expire through 2028, if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $362,933 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

British Virgin Island

Under the current BVI law, the Company is not subject to tax on income.

The PRC

The Company’s subsidiaries operating in the PRC are Deli Solar (Bazhou), Deli Solar (Beijing), Ailiyang, Tianjin Huaneng and SZPSP.

Of these subsidiaries Ailiyang, Tianjin Huaneng are domestically owned and subject to the Corporate Income Tax (“CIT”) governed by the Income Tax Law of the People’s Republic of China, at a statutory rate of 25%.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

In March 2005, the Deli Solar (Bazhou) became a foreign investment enterprise. Hence, effective from the year ended 2005, Deli Solar (Bazhou) is entitled to a two-year exemption from enterprise income tax (which expired at the end of March 2007) and a reduced enterprise income tax rate of 15% for the following three years.

On July 25, 2006, SZPSP was classified as an Advanced Technology Enterprise in the PRC. The Company is exempted from CIT for the first two profit making years and then the CIT is reduced to 15% in the following three years.

In September 2006, the Deli Solar (Beijing) was founded as a foreign investment enterprise. Hence, effective from the year ended 2006, Deli Solar (Beijing) is entitled to a two-year exemption from enterprise income tax and a reduced enterprise income tax rate of 15% for the following three years.

On March 16, 2007, the National People’s Congress approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”). The New CIT Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises with effect from January 1, 2008. Tianjin Huaneng is now is subject to CIT at a statutory rate of 25%. However, as foreign invested enterprises, Deli Solar (Bazhou), Deli Solar (Beijing) and SZPSP can continue to enjoy the lower CIT rate of 15% until their tax holiday expires.

The Company’s effective income tax rates for the six months ended June 30, 2008 and 2007 were 15% and 0% respectively. The Company’s effective income tax rate of 0% for the six months ended June 30, 2007 was due to an exemption from enterprise income tax provided by the PRC taxing authority during that period, as discussed above. For this reason there is no income tax expense recorded on our statement of income for the six months ended June 30, 2007.

8.	SEGMENT REPORTING, GEOGRAPHICAL INFORMATION

(a)   Business information

During the six months ended June 30, 2007, the Company had three reportable segments namely (i) solar heater/boiler related products, (ii) heat pipe related products and (iii) energy-saving projects, under the management of Deli Solar (Bazhou), Tianjin Huaneng, and Shenzhne Pengsangpu, respectively.

During the three months ended March 31, 2008, the Company had two reportable segment namely (i) solar heater/boiler related products and (ii) heat pipe related products.

An analysis of the Company’s revenue and total assets are as follows:

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007

Revenue:
Solar Heater/Boiler related products	$9,996,713	9,418,160	$12,826,528	$12,414,023
Heat Pipe related products	5,847,069	-	11,317,330	-
Energy-saving projects	2,786,416	-	2,786,416	-

	$18,630,198	9,418,160	$26,930,274	$12,414,023

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007

Gross profit:
Solar Heater/Boiler related products	$2,045,428	$1,928,031	$2,620,321	$2,674,979
Heat Pipe related products	1,901,524	-	3,781,692	-
Energy-saving projects	510,030	-	510,029	-

	$4,456,982	$1,928,031	$6,912,042	$2,674,979

	June 30,	December 31,
	2008	2007
Total assets:
Solar Heater/Boiler related products	$18,277,522	$18,690,225
Heat Pipe related products	21,284,078	9,029,994
Energy-saving projects	6,653,407	-
Other segment	-	2,919,494
Corporate assets *	2,418,805	-

	$48,633,812	$30,639,713

Total goodwill:
Solar Heater/Boiler related products	$-	$-
Heat Pipe related products	1,649,822	1,789,324
Energy-saving projects	3,055,769	-

	$4,705,591	$1,789,324

Other segment in total revenue, gross profit, and assets refers to solar lighting products and sales of spare parts/components. The amount of other segment revenue, gross profit, and assets are less than 10% in each category and disclosed as an “all other” category in accordance with paragraph 21 of SFAS 131. There was no elimination or reversal of transactions between reportable segments.

* The types of items included in corporate assets are principally cash from the proceeds of the February 2008 private placement.

(b)   Geographic information

The Company operates in the PRC and all of the company’s long lived assets are located in the PRC. In respect of geographical segment reporting, sales are based on the country in which the customer is located and total assets and capital expenditure are based on the country where the assets are located.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

The Company’s operations are located in PRC, which is the main geographical area. The Company’s sales and total assets by geographical market are analyzed as follows:

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007

Revenue:
PRC	$18,620,035	$9,418,160	$25,940,868	$12,414,023
Others	10,163	-	989,406	-

	$18,630,198	$9,418,160	$26,930,274	$12,414,023

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007

Gross profit:
PRC	$4,452,612	$1,928,031	$6,490,912	$2,674,979
Others	4,370	-	421,130	-

	$4,456,982	$1,928,031	$6,912,042	$2,674,979

	June 30,	December 31,
	2008	2007
Total assets:
PRC	$46,401,756	$29,107,727
Others	2,232,056	1,531,986

	$48,633,812	$30,639,713

9.	CONTINGENCY

Under an engagement agreement dated January 16, 2008 between the Company and Roth Capital Partners, LLC (“Roth”), Roth acted as a placement agent for the Company in connection with during the private placement of approximately 4.7 million shares of our common stock which was consummated in February 2008 (the “Offering”). Under a certain agreement, dated as of March 21, 2007 by and among Trenwith Securities, LLC (“Trenwith”) and the Company (the “Trenwith Agreement”), Trenwith was granted certain rights, including the right to act as placement agent in connection with a subsequent private placement of the Company’s securities at fees which are mutually acceptable within a period of 24 months after the closing of the June 2007 financing. Trenwith believes that it had the right to act as placement agent with respect to the Offering and has threatened to bring proceedings against the Company for alleged violation of its rights under the Trenwith Agreement. The Company disputes these claims and intends to vigorously defend any lawsuit which Trenwith may commence.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

10.	NET INCOME PER SHARE

The following table sets forth the computation of basic and diluted net income per share for the three and six months ended June 30, 2008 and 2007:

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Basic and diluted net income per share calculation

Numerator:
Net income	$1,096,213	$646,820	$1,485,864	$922,102
Less: Preferred stock beneficial conversion	-	(975,807)	-	(975,807)
Net income (loss) available to common stockholders in computing basic net income per share and diluted net income per share	$1,096,213	$(328,987)	$1,485,864	$(53,705)

Denominator: - Weighted average ordinary shares outstanding	13,075,468	6,205,290	10,612,185	6,205,290
- Weighted average preferred stock outstanding	1,509,074	-	1,383,593	-
- Weighted average contingent shares outstanding	1,000,000	-	692,308	-
- Weighted average warrant shares outstanding	-	-	318,310	-
	15,584,542	6,205,290	13,006,396	6,205,290

Basic net income (loss) per share	$0.08	$(0.05)	$0.14	$(0.01)

Diluted net income (loss) per share	$0.07	$(0.05)	$0.11	$(0.01)

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

Basic and diluted earnings per share for the three and six months ended June 30, 2007 were calculated in the same manner due to the loss from continuing operations available to common stockholders. Potential common shares underlying warrants of 389,277 and 194,639 for the three and six months ended June 30, 2007, respectively, were excluded from the diluted earnings per share calculation, as they were antidilutive.

For the three months ended June 30, 2008, warrants exercisable to 6,166,682 shares of common stock were excluded from the diluted earnings per share calculation as the average market price of the common stock during the period was more than the exercise price of the warrants, thereby making the warrants antidilutive under the treasury method.

For the six months ended June 30, 2008, warrants exercisable to 4,392,488 shares of common stock were exclude from the diluted earnings per share calculation as the average market price of the common stock during the period was more than the exercise price of the warrants, thereby making the warrants antidilutive under the treasury method.

Report of Independent Registered Public Accounting Firm

To the Board of Directors
China Solar & Clean Energy Solutions, Inc. (fka Deli Solar (USA), Inc.)
Beijing, People’s Republic of China

We have audited the consolidated balance sheet of China Solar & Clean Energy Solutions, Inc. (fka Deli Solar (USA), Inc.) (the Company) as of December 31, 2006, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of China Solar & Clean Energy Solutions, Inc. (fka Deli Solar (USA), Inc.) as of December 31, 2006, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
March 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and stockholders of
CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.

We have audited the accompanying consolidated balance sheet of China Solar & Clean Energy Solutions, Inc. (the “Company”) as of December 31, 2007 and the related consolidated statements of income, cash flows and changes in stockholders’ equity and comprehensive income for the year ended December 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and the results of their operations and their cash flows for the year ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Cordovano and Honeck LLP

Englewood, Colorado USA

March 28, 2008, except for Note 2, acquisition, which is dated June 20, 2008

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
CONSOLIDATED  BALANCE SHEETS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of December 31,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$5,466,637	$3,212,065
Accounts receivable, net	7,453,009	870,446
Inventories	3,875,658	315,765
Other receivables and prepayments	1,637,948	1,387,911

Total current assets	18,433,252	5,786,187

Property, plant and equipment, net	8,819,216	5,926,468
Goodwill	1,789,324	-
Intangible assets, net	1,597,921	1,003,530
TOTAL ASSETS	$30,639,713	$12,716,185

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$2,111,028	$147,901
Income tax payables	1,108,433	-
Other payables and accrued liabilities	8,552,452	342,811

Total current liabilities	11,771,913	490,712

Minority interests	935,825	-

Stockholders’ equity:
Convertible preferred stock: par value $0.001; 25,000,000 shares authorized, 1,774,194 and -0- shares issued and outstanding, respectively	1,774	-
Common stock, $0.001 par value; 66,666,667 shares authorized; 6,205,290 and 6,205,290 shares issued and outstanding, respectively	6,205	6,205
Additional paid-in capital	9,260,607	5,705,574
Accumulated other comprehensive income	1,134,270	533,909
Retained earnings	7,529,119	5,979,785

Total stockholders’ equity	17,931,975	12,225,473

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,639,713	$12,716,185

See accompanying notes to consolidated financial statements.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
CONSOLIDATED  STATEMENTS OF INCOME
(Currency expressed in United States Dollars (“US$”))

	Years Ended December 31,
	2007	2006

Revenue, net	$37,072,346	$21,468,313

Cost of revenue	28,772,078	16,842,994

Gross profit	8,300,268	4,625,319

Operating expenses:
Depreciation and amortization	282,822	154,946
Selling and distribution	827,839	459,746
General and administrative	4,003,973	2,800,015

Total operating expenses	5,114,634	3,414,707

Income from operations	3,185,634	1,210,612

Other income (expenses):
Other income	220,057	45,606
Interest expense	(65,481)	(16,717)

Total other income (expenses)	154,576	28,889

Income before income taxes	3,340,210	1,239,501

Income tax expense	(615,325)	-
Minority interests	(199,744)	-

NET INCOME	$2,525,141	$1,239,501

Computation of income available to common stockholders:
Net Income	$2,525,141	$1,239,501
Preferred stock beneficial conversion	(975,807)	-

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$1,549,334	$1,239,501

Net income per share – basic	$0.25	$0.20

Net income per share – diluted	$0.23	$0.18

Weighted average shares outstanding – basic	6,205,290	6,205,290

Weighted average shares outstanding – diluted	10,783,026	6,957,876

See accompanying notes to consolidated financial statements.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Currency expressed in United States Dollars)

	Years Ended December 31,
	2007	2006
Cash flows from operating activities:
Net income	$2,525,141	$1,239,501
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	324,157	178,437
Provision for allowance on accounts receivable	650,432	(77,267)
Changes in operating assets and liabilities:
Accounts receivable, trade	(7,232,995)	(238,334)
Inventories	(3,559,893)	67,418
Other receivables and prepayments	(250,037)	(238,268)
Accounts payable, trade	1,963,127	58,526
Income tax payable	1,108,433	-
Other payables and accrued liabilities	8,232,169	262,885
Minority interest	935,825	-

Net cash provided by operating activities	4,696,359	1,252,898

Cash flows from investing activities:
Acquisition of a subsidiary	(489,459)	-
Deposits made to acquire subsidiary	-	(256,278)
Purchase of intangible assets	(635,726)	(932,732)
Purchase of property, plant and equipment	(4,294,741)	(2,815,398)

Net cash used in investing activities	(5,419,926)	(4,004,408)

Cash flows from financing activities:
Repayment of short-term borrowings	(180,694)	(130,112)
Capital contribution received from shareholders	-	-
Proceeds from issuance of preferred stock (net of offering costs of $169,000 paid in cash)	2,581,000	-
Related receivable	-	82,639
Related payables	(22,528)	22,528

Net cash (used in) provided by financing activities	2,377,778	(24,945)

Foreign currency translation adjustment	600,361	359,352

NET CHANGE IN CASH AND CASH EQUIVALENTS	2,254,572	(2,417,103)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3,212,065	5,629,168

CASH AND CASH EQUIVALENTS, END OF YEAR	$5,466,637	$3,212,065

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$939,798	$-
Cash paid for interest expenses	$95,446	$16,717
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING TRANSACTIONS
Warrant shares granted for offering costs	$138,338	$-

See accompanying notes to consolidated financial statements.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Preferred stock		Common stock		Additional	Accumulated other		Total
	No. of shares	Par value	No. of shares	Par value	paid-in Capital	comprehensive income	Retained earnings	stockholders’ equity

Balance as of January 1, 2006	-	-	6,205,290	6,205	5,705,574	174,557	4,740,284	10,626,620
Comprehensive income:
Net income for the year	-	-	-	-	-	-	1,239,501	1,239,501
Foreign currency translation adjustment	-	-	-	-	-	359,352	-	359,352
Comprehensive income:			-					1,598,853
Balance as of December 31, 2006	-	-	6,205,290	6,205	5,705,574	533,909	5,979,785	12,225,473
Shares issued for private placement, net of offering costs of $169,000 in cash and $138,338 in warrants.	1,774,194	1,774			2,579,226			2,581,000
Preferred share dividends					975,807		(975,807)	-
Comprehensive income:
Net income for the year							2,525,141	2,525,141
Foreign currency translation adjustment						600,361		600,361
Comprehensive income:								3,125,502

Balance as of December 31, 2007	1,774,194	$1,774	6,205,290	$6,205	$9,260,607	$1,134,270	$7,529,119	$17,931,975

See accompanying notes to consolidated financial statements.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

1.	ORGANIZATION AND BUSINESS BACKGROUND

China Solar & Clean Energy Solutions, Inc. (“China Solar”), formerly known as Deli Solar (USA) Inc. was incorporated in the State of Nevada on March 21, 1983 as Meditech Pharmaceuticals, Inc. (“Meditech”). In late 2004, the Board of Directors of Meditech contemplated a strategic reorganization with Deli Solar Holding Ltd., a corporation organized in the British Virgin Islands (“Deli Solar (BVI)”). In contemplation of the reorganization, the Board of Directors resolved to spin off Meditech's drug development business to the shareholders of Meditech of record on February 17, 2005, through a pro rata distribution in the form of a stock dividend. The spin-off was completed on August 29, 2005. The acquisition of Deli Solar (BVI) was accounted for as a recapitalization of Deli Solar (BVI).

Deli Solar (BVI) was formed in June 2004. On August 1, 2004, Deli Solar (BVI) purchased Bazhou Deli Solar Energy Heating Co., Ltd. (“Deli Solar (Bazhou)”), a corporation duly organized under the laws of the People’s Republic of China (“PRC”) from Messrs. Deli Du, Xiao'er Du, and Xiaosan Du for RMB 6,800,000. As a result of this transaction, Deli Solar (Bazhou) became a wholly-foreign owned enterprise ("WFOE") under PRC law on March 30, 2005. This acquisition was accounted for as a transfer of entities under common control.

Deli Solar (Bazhou) was incorporated on August 19, 1997 under the laws of the PRC. In the PRC, Ltd, or Limited, is equivalent to Inc, or Incorporated, in the United States (“US”).

The result of the above transactions is that Deli Solar (BVI) is now our direct, wholly-owned subsidiary and Deli Solar (Bazhou) remains a wholly-owned subsidiary of Deli Solar (BVI).

On November 21, 2005 Deli Solar (Bazhou) acquired Ailiyang Solar Energy Technology Co., Ltd. (“Ailiyang”), an entity formerly controlled by the owners of Deli Solar (Bazhou). The transaction was accounted for as a transfer of entities under common control.

Beijing Deli Solar Technology Development Co., Ltd. (“Deli Solar (Beijing)”) was founded in 2006 and is principally engaged in solar power heater integrated construction projects in major cities in the PRC.

During 2007, the Company set up a branch sales office in the cities of Lian Yun Gang and the City of Bazhou to provide sales support in those cities as sole-proprietorship of its chief executive officer and president, Mr. Deli Du. The sole proprietorships are considered variable interest entities because they (1) lack equity sufficient to finance their activities without additional subordinated financial support and (2) the Company, and not Mr. Deli Du, absorbs the losses or receives the gains.

Based upon a review of the provisions of FIN 46R, the structure of the agreements and activities of the entities described above, the Company determined that it is the primary beneficiary of the sole proprietorships at December 31, 2007. If the facts and circumstances change in the future, the Company could determine that it is no longer the primary beneficiary, which would require China Solar to de-consolidate the sole-proprietorships. The Company's investment in the sole-proprietorships was immaterial as of December 31, 2007.

On July 1, 2007, Deli Solar (Beijing) acquired 51% of Tianjin Hua Neng Energy Equipment Company (“Tianjin Huaneng”), which manufactures energy saving boilers and environmental protection equipment for industrial customers. The transaction was accounted for under the purchase method. See Note 2.

China Solar, Deli Solar (BVI), Deli Solar (Bazhou), Ailiyang, Deli Solar (Beijing), Tianjin Huaneng are hereinafter referred to as (“the Company”).

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

☐	Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

☐	Basis of consolidation

The consolidated financial statements include the financial statements of China Solar, Deli Solar (BVI), Deli Solar (Bazhou), Ailiyang, Deli Solar (Beijing), Tianjin Huaneng and the VIE.

The Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities ” (“FIN 46R”). The sole-proprietorship business in the name of Mr. Deli Du is regarded a VIE of the Company and is consolidated in the Company’s financial statements. The Company evaluates its relationship with other entities to identify whether they are variable interest entities, as defined by Financial Accounting Standards Board (FASB) Interpretation No. 46 (revised), "Consolidation of Variable Interest Entities" (FIN 46R), and assesses whether it is the primary beneficiary of such entities. If the determination is made that the Company is the primary beneficiary, then that entity is included in the Company's Consolidated Financial Statements in accordance with FIN 46R.

All significant intercompany balances and transactions within the Company have been eliminated upon consolidation.

☐	Use of estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

☐	Cash and cash equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. At December 31, 2007 and 2006, the Company had $5,466,637 and $3,212,065, respectively, in cash equivalents.

☐	Accounts receivable and allowance for doubtful accounts

Accounts receivable consists of amounts due from customers. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on management’s assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment.

☐	Inventories

Inventories include direct materials, labor and factory overhead and are stated at lower of cost or market value, cost being determined on a first-in, first-out basis. The Company periodically reviews historical sales activity to determine excess, slow moving items and potentially obsolete items and also evaluates the impact of any anticipated changes in future demand. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand. As of December 31, 2007, 2006 and 2005, the Company did not record an allowance for obsolete inventories, nor have there been any write-offs.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

☐	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values. Property, plant and equipment are depreciated over their estimated useful lives as follows:

	Depreciable life	Residual value
Buildings	6-50 years	10%
Plant and machinery	10 years	10%
Office equipments	7 years	10%
Motor vehicles	7 years	10%
Computer equipment	3 years	10%

☐	Construction-in-progress

All facilities purchased for installation, self-made or subcontracted are accounted for under construction-in-progress. Construction-in-progress is recorded at acquisition cost, including cost of facilities, installation expenses and the interest capitalized during the course of construction for the purpose of financing the project. Upon completion and readiness for use of the project, the cost of construction-in-progress is to be transferred to fixed assets.

☐	Goodwill and intangible assets

Goodwill and intangibles, including intellectual property, were generally acquired in acquisitions in 2007. Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, or SFAS No. 142, requires goodwill to be tested for impairment on an annual basis and between annual tests in certain circumstances, and written down when impaired. We perform this analysis during the fourth quarter of each year. No impairment of goodwill has been identified since the date of acquisition.

Furthermore, SFAS No. 142 requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost less accumulated amortization. No impairment of intangibles has been identified since the date of acquisition. All lands in the PRC are owned by the PRC government. The government in the PRC, according to the relevant PRC law, may sell the right to use the land for a specified period of time. Thus, all of the Company’s land purchases in the PRC are considered to be leasehold land and are stated at amortized cost. Amortization is provided over the term of the land use right agreements on a straight-line basis, which is 50 years and they will expire in 2048, 2051 and 2054.

☐	Impairment of long-lived assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” , a long-lived assets and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment as of December 31, 2007and 2006.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

☐	Revenue recognition

The Company sells their products and services under a bundled sales arrangement, which typically include equipment, installation, testing and maintenance components. The components of equipment, installation and testing are non-separable and considered as a single unit of deliverables, namely product revenue. Hence, the product and maintenance are considered separate units of accounting in the arrangement. Revenues under these bundled arrangements are allocated considering the relative fair values of two separate deliverables: (a) product deliverable and (b) maintenance deliverable, included in the bundled arrangement based on the estimated relative fair values of each element in accordance with EITF 00-21, “Accounting for Multiple Element Revenue Arrangements” and recognized when the applicable revenue recognition criteria for each element are met. Revenue from product deliverables are recognized upon final acceptance, which is signed by the customer when installation is completed. Revenue from maintenance support for the Company’s products are deferred and recognized ratably over the term of the service period upon the acceptance of the products, which is generally 12 months.

Revenue from the provision of energy-saving projects are recognized when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

The Company recognizes its revenues net of value-added taxes (“VAT”). The Company is subject to VAT which is levied on the majority of the products at the rate of 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

☐	Cost of revenue

Cost of revenue consists primarily of material costs, direct labor, inbound freight charges, depreciation and manufacturing overheads, which are directly attributable to the manufactured products and the provision of the energy-saving projects. Additionally, costs of revenue includes purchasing, and receiving costs, inspection costs, warehousing costs and costs associated with distribution networks.

☐	Operating expenses

Selling and distribution expenses consists primarily of non-cash sales promotions, outbound distribution, traveling and transportation expenses, and agency administration expenses. The nature of outbound distribution, traveling, and transportation expenses includes outbound shipping and handling costs related to the sale of our products. It is our Company’s accounting policy to differentiate outbound shipping costs from inbound shipping costs. Inbound shipping costs are capitalized in inventory and charged to costs of sales at the time revenue is recognized. O utbound shipping and handling costs recorded in selling and distribution expense totaled $177,413 and $65,312, for the years ended December 31, 2007 and 2006, respectively. General and administrative expenses includes advertising expenses and salaries and benefits.

☐	Advertising expenses

Advertising costs are expensed as incurred in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position 93-7, “Reporting for Advertising Costs” . Advertising expenses for the years ended December 31, 2007,and 2006 were $1,415,493 and $1,106,488, respectively.

☐	Retirement plan costs

Contributions to retirement schemes (which are defined contribution plans) are charged to general and administrative expenses in the accompanying consolidated statements of operations as the related employee service is provided.

☐	Comprehensive income

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of changes in owners’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

☐ Income taxes

The Company accounts for income tax using SFAS No. 109 “Accounting for Income Taxes” , which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations and comprehensive (loss) income in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

☐ Net income per share

The Company calculates net income per share in accordance with SFAS No. 128, “Earnings per Share.” Basic income per share is computed by dividing the net income by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

☐ Foreign currency translation

The reporting currency of the Company is United States dollar (“US$”). Transactions denominated in currency other than US$ are translated into US$ at the average rate for the period. Monetary assets and liabilities denominated in currency other than US$ are translated into US$ at the rates of exchange ruling at the balance sheet date. The resulting exchange differences are recorded in other expenses in the accompanying statements of operations.

The financial records of the Company’s operating subsidiaries are maintained in their local currency, the Renminbi (“RMB”), which is the functional currency. Assets and liabilities are translated at the exchange rates at the balance sheet date, equity accounts are translated at historical exchange rates, and income and expenses items are translated using the average rate for the period. The translation adjustments are recorded in accumulated other comprehensive income in the statements of changes in stockholders’ equity and comprehensive income.

☐ Stock based compensation

Prior to January 1, 2006, we accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Bulletin No. 25, Accounting for Stock Issued to Employees , or APB No. 25 and related interpretations. Compensation expense for stock options was recognized ratably over the vesting period.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

Effective January 1, 2006, we adopted the fair value recognition provisions of Financial Accounting Standards Board, or FASB, Statement of Financial Accounting Standards, Share-Based Payment , or SFAS No. 123(R) using the modified prospective application method. Under SFAS No. 123R, stock-based compensation expense is measured at the grant date based on the value of the option or restricted stock and is recognized as expense, less expected forfeitures, over the requisite service period.

☐ Product Warranty

The Company provides a three-year standard warranty to all Deli Solar (Bazhou) manufactured products. Repair and replacement of defective component parts during the first year following purchase are covered under the standard warranty program. In the second and third year, repair services are covered under the warranty program but customers pay for the purchase of the replacement parts. Warranty services are performed by our independent sales agents and distributors in return for a 1%-2% discount of the purchase price they pay for our products. No discount is provided to independent sales agents and distributors unless and until warranty services are provided to the Company. The Company has not experienced any material returns and therefore has not provided any discount to independent sales agents and distributors for warranty services.

Under the terms of the contracts for energy-saving projects, the Company provides a product warranty on the equipment sold to its customers for a period of twelve months upon the completion of installation at the Company’s expense.

The Company has not experienced any material returns where it was under obligation to honor this standard warranty provision. As such, no reserve for product warranty has been provided in the statements of operations for the years ended December 31, 2007 and 2006, respectively.

☐ Segment reporting

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company operates in two principal reportable segments: Sales of solar heater or boiler related products and sales of heat pipe related products.

☐ Fair value of financial instruments

The Company values its financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments” . The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

The Company’s financial instruments primarily include cash and cash equivalents, accounts receivable, other receivables and prepayments, accounts payable, other payables and accrued liabilities. As of the balance sheet date, the estimated fair values of financial instruments were not materially different from their carrying values as presented due to short maturities of these instruments.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

☐ Registration payment arrangements

The Company accounts for registration payment arrangement in accordance with FASB Staff Position EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP EITF 00-19-2") which provides guidance on the accounting for registration payment arrangements . FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies . A registration payment arrangement is defined in FSP EITF 00-19-2 as an arrangement with both of the following characteristics: (1) the arrangement specifies that the issuer will endeavor (a) to file a registration statement for the resale of specified financial instruments and/or for the resale of equity shares that are issuable upon exercise or conversion of specified financial instruments and for that registration statement to be declared effective by the Securities and Exchange Commission within a specified grace period, and/or (b) to maintain the effectiveness of the registration statement for a specified period of time (or in perpetuity); and(2) the arrangement requires the issuer to transfer consideration to the counterparty if the registration statement for the resale of the financial instrument or instruments subject to the arrangement is not declared effective or if effectiveness of the registration statement is not maintained.

☐ Uncertain tax positions

The Company adopted Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), on January 1, 2007. FIN 48 prescribes a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

The Company or one of its subsidiaries files income tax returns in the U.S. federal jurisdiction and foreign jurisdictions, principally the PRC. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years prior to the reverse merger on March 31, 2005. The Internal Revenue Service (IRS) has not commenced any examinations of the Company's U.S. income tax returns for the year 2005, of which reverse merger taking place, through 2007.

The Company did not have any adjustment to the opening balance of retained earnings as of January 1, 2007 as a result of the implementation of FIN 48. As of December 31, 2007, the Company did not have any significant liability for unrecognized tax benefits. For the year ended December 31, 2007, the Company did not have any interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

☐ Recently issued accounting standards

In 2008, the Securities and Exchange Commission (the “SEC”) adopted rule amendments that replace the category of “Small Business Issuers” with a broader category of “Smaller Reporting Companies.”  Under these rules, a "Smaller Reporting Company" is a company with a public float less than $75,000,000 (measured at end of Q2).  Companies that meet this definition are able to elect "scaled disclosure standards" on an item-by-item or "a-la-carte" basis.  With this change, the SEC has streamlined and simplified reporting for many companies, and has not added any significant disclosure requirements.

In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” , or SFAS 159. SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value. It is expected to expand the use of fair value measurements which is consistent with the Financial Accounting Standards Board’s long-term measurement objectives for accounting for financial instruments. SFAS 159 is effective for our first fiscal year that begins after November 15, 2007, which is our fiscal year 2008 that begins in January 2008. The Company is currently evaluating the impact of this statement to its financial position and results of operations.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), ‘’Business Combinations’’ , or SFAS No. 141R. SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations we engage in will be recorded and disclosed following existing GAAP until January 1, 2009. We expect SFAS No. 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time. We are still assessing the impact of this pronouncement.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51’’ , or SFAS No. 160. SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. We believe that SFAS 160 should not have a material impact on our financial position or results of operations.

Acquisition

On May 18, 2007, the Company’s wholly owned subsidiary, Beijing Deli Solar Technology Development Co., Ltd. entered into a purchase agreement to acquire 51% equity interest in Tianjin Huaneng, to expand market share, held by Tianjin Municipal Ji County State-owned Assets Administration Commission for a total purchase price of $3,149,147. By supplemental agreement dated August 8, 2007, the purchase price was reduced to approximately $1,689,741. The Company also incurred additional cost of $769,418 related to finder’s fee, which has been included in the total cost of the acquisition of $2,459,159. The finder’s fee was paid to Tianjin Wangshitong Corporate Consulting Co, Ltd., an unrelated third party. As of December 31, 2007, the Company paid approximately $2,345,018 of the purchase price and the finder’s fee. The remaining balance as of the date of this report was $114,141. In addition, the Company agreed to provide working capital of approximately $2.6 million to Tianjin Huaneng. The accounting date of the acquisition was July 1, 2007 and was accounted for under the purchase method. Tianjin Huaneng results of operations have been included in our consolidated financial statements since the date of acquisition. Tianjin Huaneng is principally engaged in the design, development and manufacturing and marketing of energy-saving related heating products such as heat pipes, heat exchangers, specialty heating pipes and tubes, high temperature hot blast stoves, heating filters, normal pressure water boilers, solar energy water heaters and radiators. These products are distributed in the PRC and Southeast Asia. Goodwill recorded as part of the purchase price allocation was $1,708,665. Identifiable intangible assets acquired as part of the acquisition included definite-lived intangibles such as land use rights which totaled $256,157, with a weighted average amortization period of approximately 50 years.

The aggregate purchase price was $2,459,159, including $1,689,741 of cash and costs related to the acquisition of $769,418. Below is a summary of the total purchase price:

Cash	$1,689,741
Direct acquisition costs	769,418

Total purchase price	$2,459,159

In June 2008, the purchase price allocation was finalized which resulted to no adjustment to the fair value of assets acquired and liabilities assumed. The following table represents the final purchase price allocation to the estimated fair value of the assets acquired and liabilities assumed:

As of July 1, 2007
Cash and cash equivalents	$196,150
Accounts receivable	2,362,792
Inventories	1,665,617
Prepayments and other receivables	441,882
Property, plant and equipment	589,985
Land use rights	256,157
Goodwill	1,789,324
Total assets acquired	$7,301,907
Short-term bank loan	$588,899
Accounts payable	573,479
Deferred revenue	340,856
Advances from customers	1,326,665
Value-added tax payable	440,207
Income taxes payable	458,705
Deferred tax liabilities	16,059
Accrued liabilities and other payables	716,188
Long-term payables	381,690
Total liabilities assumed	4,842,748
Net assets acquired	$2,459,159

The $1,789,324 of goodwill was assigned to the heat solar and related products segment. The company does not expect goodwill to be tax deductible in the PRC.

The following unaudited pro forma financial information for the Company gives effect to the 2007 acquisition as if they had occurred on January 1, 2006. These pro forma results do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on such date or to project the Company’s results of operations for any future period.

	Years ended December 31,
	2007	2006

Pro forma net sales	$46,937,497	$34,981,140
Pro forma net income	2,170,272	1,445,425

Pro forma earnings per common share — net income
Basic	$0.18	$0.23
Diluted	$0.16	$0.21

Weighted average common shares outstanding
Basic	12,316,518	6,205,290
Diluted	20,257,394	6,957,876

3. ACCOUNTS RECEIVABLE, NET

The majority of the Company’s sales are on open credit terms and in accordance with terms specified in the contracts governing the relevant transactions. The Company evaluates the need of an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required.

	As of December 31,
	2007	2006

Accounts receivable, cost	$8,219,804	$986,809
Less: allowance for doubtful accounts	(766,795)	(116,363)

Accounts receivable, net	$7,453,009	$870,446

For the year ended December 31, 2006, the Company recorded the reversal of the allowance for doubtful accounts of $77,267. For the year ended December 31, 2007, the Company recorded allowance for doubtful accounts of $650,432.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

4. INVENTORIES

Inventories consisted of the following:

	As of December 31,
	2007	2006

Raw materials	$656,605	$150,748
Consumables	5,359	5,970
Work-in-process	2,464,441	-
Finished goods	749,253	159,047

Inventories	$3,875,658	$315,765

5. OTHER RECEIVABLES AND PREPAYMENTS

Other receivables and prepayments consisted of the following:

	As of December 31,
	2007	2006

Advance to suppliers	$493,421	$1,007,709
Prepaid expenses	249,598	58,203
Deposits	894,268	256,278
Other receivables	661	65,721

Other receivables and prepayments	$1,637,948	$1,387,911

During the year ended December 31, 2006, the Company received the amount of $82,639 being the settlement of related party receivables for an advance to one of the Company’s directors. Related party receivable as of December 31, 2007 and 2006 were in the amounts of $-0- and $-0- respectively.

6. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consisted of the following:

	As of December 31,
	2007	2006

Buildings	$5,573,982	$3,528,180
Plant and machinery	1,836,914	71,131
Office equipments	1,004,118	65,749
Motor vehicles	81,497	76,176
Computer equipment	13,507	12,625
Construction in progress	2,118,615	2,580,031
	10,628,633	6,333,892

Less: accumulated depreciation	(1,809,417)	(407,424)

Property, plant and equipment, net	$8,819,216	$5,926,468

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

Depreciation expenses for the years ended December 31, 2007and2006 were $282,822 and$162,695, respectively.

7. INTANGIBLE ASSETS, NET

Intangible assets consisted of the following:

	As of December 31,
	2007	2006

Land use rights, at cost	$1,654,998	$1,019,272
Less: accumulated amortization	(57,077)	(15,742)

Land use rights, net	$1,597,921	$1,003,530

All lands in the PRC are owned by the PRC government. The government in the PRC, according to the relevant PRC law, may sell the right to use the land for a specified period of time. Thus, all of the Company’s land purchases in the PRC are considered to be leasehold land and are stated at cost less accumulated amortization and any recognized impairment loss. Amortization is provided over the term of the land use right agreement which is 50 years, on a straight-line basis. Amortization expenses for the years ended December 31, 2007 and2006 were $41,335 and $15,742, respectively.

8. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following:

	As of December 31,
	2007	2006

Related party payable	$-	$22,528
Accrued expenses	608,315	22,080
Customer deposits	2,281,909	262,269
Other payables	3,508,066	35,934
Taxes payables	1,359,140	-
Deferred revenue	795,022	-
	$8,552,452	$342,811

Related party payable as of December 31, 2006 included expenses reimbursement payable to Mr. Deli Du, Chairman and Director, in the amount of $22,528. During the year ended December 31, 2007, the Company repaid Mr. Deli Du the amount of $22,528. Related party payable to Mr. Deli Du as of December 31, 2007 was in the amount of $-0-.

9. STOCK HOLDERS’ EQUITY

Authorized Capital

The Company’s authorized capital stock consists of 66,666,667 shares of $0.001 par value per share common stock and 25,000,000 shares of $0.001 par value per share preferred stock

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

Class A Preferred stock
The Company has designated 3,500,000 of its Preferred Shares as Class A Convertible Preferred Shares. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, Class A Convertible Preferred Shareholders shall be entitled to receive out of the assets of the Corporation, an amount equal to $1.55 per share. Each share of Series A Preferred Stock shall be initially convertible into one (1) share of Common Stock subject to adjustment for stock dividend and stock splits, sale or issuance of common stock at a price which is less than $1.55, at the option of the investors, at any time after the original issue date.

The Class A Convertible Preferred Shares contain a beneficial conversion feature in favor of the holder. The beneficial conversion feature was measured at its intrinsic value at the date of issuance of the shares and is recognized immediately as a return to the preferred shareholders through a charge to retained earnings, since the conversion feature is immediately exercisable by the holders. The charge during the current year was $975,807. Although there is no impact on net income, the charge to retained earnings affects the computation of both basic and diluted EPS for US GAAP in the same way that dividends on the preferred shares do.

Sale of Units

On June 13, 2007, the Company entered into a Securities Purchase Agreement with Barron Partners L.P., and two accredited investors in a private placement (“Private Placement) providing for the sale of: (i) 1,774,194 shares of our Series A Convertible Preferred Stock; (ii) stock purchase warrants to purchase an aggregate of 1,774,194 shares of common stock at a price of $1.90 per share; and (iii) stock purchase warrants to purchase an aggregate of 1,774,194 shares of common stock at a price of $2.40 per share. In connection with the Private Placement, the Company deposited 900,000 shares of Series A Convertible Preferred Stock into escrow as security in the event (i) the earnings target for 2007 is not met and (ii) the earnings target for 2008 is not met. The 900,000 shares held in escrow were not included in the diluted earnings per share calculation as the earnings target for 2007 was met and the fulfillment of earnings target for 2008 has not been determined. Net proceeds of $2,581,000 were used to finance business acquisitions.

Registration Rights

On June 13, 2007, the Company also entered into a registration rights agreement for the common stock underlying the convertible preferred shares and all warrants related to the Private Placement, under which it agreed to use its commercially reasonable efforts to cause the initial registration statement to be declared effective by the SEC at the earlier of (i) 150 days following the filing date with respect to the registration statement, (ii) 10 days following the receipt of a “No Review” or similar letter from the SEC or (iii) the third business day following the day the Company receives notice from the SEC that the SEC has determined that the registration statement eligible to be declared effective without further comments by the SEC. The Company is subject to monthly liquidated damages of 17,742 shares of Series A Preferred Stock, up to a maximum of 266,129 shares of Series A Preferred Stock in aggregate, for failing to register the shares timely. The Company is under the obligation to have the Registration Statement effective on January 10, 2008. However, it was not effective until 28 days later on February 7, 2008 being the effectiveness date of SB-2. 17,742 shares of preferred stock per month prorated per 28 days means 16,559 shares of preferred stock will be issued to investors.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

Warrants for services

In connection with the Private Placement on June 13, 2007, the Board of Directors granted to consultants and agents warrants to purchase an aggregate of 181,452 shares of the Company’s common stock, of which 75,000 warrants are exercisable at US$2.90 per share and 106,452 warrants are exercisable at US$2.71 per share, or on a cashless exercise basis. The warrants vested immediately and expire on June 13, 2012. The market price of the stock was US$2.10 per share on the grant date. The Company valued the 75,000 warrants at US$0.74 per share and the 106,452 warrants at US$0.78 per share, or $138,338 in aggregate in accordance with SFAS 123R, which were recorded as offering cost in additional paid-in capital in the accompanying consolidated financial statements for the year ended December 31, 2007.

The fair value of the warrants was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Risk free interest rate (%)	5.00%
Dividend yield (%)	0.00%
Expected life of warrant grants (years)	5 years
Expected volatility of warrant grants (%)	43.79%

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

A summary of the status of the Company’s outstanding common stock warrants as of December 31, 2007 and 2006:

	Number of Shares	Weighted- average Exercise Price	Weighted- average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2005	1,825,719	$3.85	—	$—
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Expired	—	—	—	—
Outstanding at December 31, 2006	1,825,719	3.85	2.25 years	—
Granted	3,729,840	2.18	4.50 years	354,839
Exercised	—	—	—	—
Forfeited	—	—	—	—
Expired	—	—	—	—
Outstanding and Exercisable at December 31, 2007	5,555,559	$2.73	3.76 years	$354,839

10. INCOME TAXES

The Company is registered in the United States of America and has operations in three tax jurisdictions: the United States of America, British Virgin Island (“BVI”) and the PRC. The operations in the United States of America and British Virgin Island have incurred net operating losses for income tax purposes. The Company generated substantially its net income from the operation of its subsidiary in the PRC and subject to the PRC tax jurisdiction. The Company has recorded income tax provision for the years ended December 31, 2007 and 2006.

The components of (loss) income before income taxes separating U.S., BVI and PRC tax jurisdictions are as follows:

	Years ended December 31,
	2007	2006

Tax jurisdictions from:
Loss subject to U.S.	$(461,433)	$(693,745)
Loss subject to BVI	(184,056)	(73,691)
Income subject to the PRC	3,985,699	2,006,937
Income before income taxes	$3,340,210	$1,239,501

United States of America

China Solar is registered in the State of Nevada   and is subject to the tax laws of United States of America.

As of December 31, 2007, the operation in the United States of America incurred $461,433 of net operating losses available for federal tax purposes, which are available to offset future taxable income. The net operating loss carry forwards will to expire through 2028, if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $461,433 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

British Virgin Island

Under the current BVI law, the Company is not subject to tax on income.

The PRC

The Company's subsidiary operating in the PRC, Ailiyang and Tianjin Huaneng are domestically owned and subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China, at a statutory rate of 33%, which is comprised of a 30% national income tax and 3% local income tax.

In March 2005, the Deli Solar (Bazhou) became a foreign investment enterprise. Hence, effective from the year ended 2005, Deli Solar (Bazhou) is entitled to a two-year exemption from enterprise income tax and a reduced enterprise income tax rate of 15% for the following three years.

In September 2006, the Deli Solar (Beijing) was founded as a foreign investment enterprise. Hence, effective from the year ended 2006, Deli Solar (Beijing) is entitled to a two-year exemption from enterprise income tax and a reduced enterprise income tax rate of 15% for the following three years.

On March 16, 2007, the National People’s Congress approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”). The new CIT Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises with effect from January 1, 2008. Deli Solar (Bazhou) and Deli Solar (Beijing) are considered a foreign invested enterprise and its ultimate applicable effective tax rate in 2008 and beyond will depend on many factors, including but not limited to whether certain of its legal entity will be subject to a transitional policy under the Corporate Income Tax Law, whether Deli Solar (Bazhou) and Deli Solar (Beijing) can continue to enjoy the unexpired tax holidays.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes stated in the statements of operations for the years ended December 31, 2007, 2006 and 2005 is as follows:

	Years ended December 31,
	2007	2006

Income before income taxes	$3,340,210	$1,239,501
Statutory income tax rate	33%	15%
	1,102,269	185,925
Less: items not subject to taxes
Effect for tax holiday	(486,944)	(185,925)
Income tax expenses	$615,325	$-

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of December 31, 2007 and 2006:

	As of December 31,
	2007	2006
Deferred tax assets:
- Net operating loss carried forward	$1,432,326	767,436
Less: valuation allowance	(1,432,326)	(767,436)
Deferred tax assets	$-	$-

11. NET INCOME PER SHARE

Basic net income per share is computed using the weighted average number of the ordinary shares outstanding during the year. Diluted net income per share is computed using the weighted average number of ordinary shares and ordinary share equivalents outstanding during the year less number of warrants issued during the year in note 10.

The following table sets forth the computation of basic and diluted net income per share for the years ended December 31, 2007and 2006:

	Years ended December 31,
	2007	2006
Basic and diluted net income per share calculation

Numerator:
Net income	2,525,141	1,239,501
Less: Preferred stock beneficial conversion	(975,807)	-
Net income available to common stockholders in computing basic net income per share	$1,549,334	$1,239,501

Plus: Preferred stock beneficial conversion	975,807	-
Net income available to common stockholders in computing diluted net income per share	$2,525,141	$1,239,501

Denominator: - Weighted average ordinary shares outstanding	6,205,290	6,205,290
- Weighted average preferred stock outstanding	887,097	-
- Weighted average warrant shares outstanding	3,690,639	752,586
	10,783,026	6,957,876

Basic net income per share	$0.25	$0.20

Diluted net income per share	$0.23	$0.18

There were no securities excluded from diluted earnings per share as none were anti-dilutive.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

12. SEGMENT REPORTING, GEOGRAPHICAL INFORMATION

(a) Business information

The Company has two reportable segments namely solar heater/boiler related products and heat pipe related products for the three year ended December 31, 2007, 2006 and 2005. The solar heater/boiler related products are mainly under the management of Deli Solar (Bazhou) while the heat pipe related products are energy-savings projects under the management of Tianjin Huaneng.

An analysis of the Company’s revenue and total assets are as follows:

	Years ended December 31,
	2007	2006
Revenue:
Solar Heater/Boiler related products	$26,693,850	$21,468,313
Heat Pipe related products	7,002,015	-
Other segment	3,376,481	-

	$37,072,346	$21,468,313

	Years ended December 31,
	2007	2006
Gross profit:
Solar Heater/Boiler related products	$5,672,443	$4,625,319
Heat Pipe related products	1,820,524	-
Other segment	807,301	-

	$8,300,268	$4,625,319

	As of December 31,
	2007	2006
Total assets:
Solar Heater/Boiler related products	$18,690,225	$12,716,185
Heat Pipe related products	9,029,994	-
Other segment	2,919,494	-

	$30,639,713	$12,716,185

Total goodwill:
Solar Heater/Boiler related products	$-	$-
Heat Pipe related products	1,789,324	-

	$1,789,324	$-

Other segment in total revenue, gross profit, and assets refers to solar lighting products and sales of spare parts/components. The amount of other segment revenue, gross profit, and assets are less than 10% in each category and disclosed as an “all other” category in accordance with paragraph 21 of SFAS 131. There were no elimination or reversal of transactions between reportable segments.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

(b)	Geographic information

The Company operates in the PRC and all of the company’s long lived assets are located in the PRC.   In respect of geographical segment reporting, sales are based on the country in which the customer is located and total assets and capital expenditure are based on the country where the assets are located.

The Company’s operations are located in PRC, which is the main geographical areas. The Company’s sales and total assets by geographical market are analyzed as follows:

	Years ended December 31,
	2007	2006
Revenue:
PRC	$32,623,664	$19,321,482
Others	4,448,682	2,146,831

	$37,072,346	$21,468,313

	Years ended December 31,
	2007	2006
Gross profit:
PRC	$6,806,220	$4,070,281
Others	1,494,048	555,038

	$8,300,268	$4,625,319

	As of December 31,
	2007	2006
Total assets:
PRC	$29,107,727	$11,445,134
Others	1,531,986	1,271,051

	$30,639,713	$12,716,185

13.	CHINA CONTRIBUTION PLAN

Under the PRC Law, full-time employees of the Company’s subsidiaries, Deli Solar (Bazhou), Ailiyang, Deli Solar (Beijing) and Tianjin Huaneng are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a China government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees’ salaries. The total contributions made for such employee benefits were $327,257 and $201,072 for the years ended December 31, 2007and 2006 respectively.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

14.	CONCENTRATION OF RISK

(a)	Major customers

No revenue from customers that individually represent greater than 10% of the total revenue for each of the years ended December 31, 2007and 2006.

(b)	Major vendors

The following is a table summarizing the purchases from vendors that individually represent greater than 10% of the total purchases for each of the years ended December 31, 2007and 2006 and their outstanding balances as at year-end date:

	Year ended December 31, 2007
Vendor	Purchases	Percentage of total purchases	Accounts payable, trade
Vendor A	$5,475,372	50.4%	$667,718

	Year ended December 31, 2006
Vendor	Purchases	Percentage of total purchases	Accounts payable, trade
Vendor A	$3,800,242	49.0%	$379,215

(c)	Credit risks

Financial instruments that are potentially subject to credit risk consist principally of cash and trade receivables. All cash held in financial institutions are not insured and therefore subject to credit risk. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d)	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from short-term borrowings. Borrowings issued at floating rates expose the Company to cash flow and fair value interest-rate risk. Company policy is to maintain approximately all of its borrowings in floating rate instruments. At the year end, all of borrowings were at floating rates.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

15.	COMMITMENTS AND CONTINGENCIES

(a)	Operating lease commitment

The Company leases land and buildings under non-cancelable operating lease agreements. Based on the current rental lease agreements, the future minimum rental payments required for the coming years are as follows:

Years ending December 31:
2008	$20,015
2009	20,015
2010	20,015
2011	20,014

Total future minimum operating lease payments	$80,059

For the years ended December 31, 2007and 2006, rental expenses were $101,780 and $77,246, respectively.

16.	SUBSEQUENT EVENTS

On January 9, 2008 and March 25, 2008 Beijing Deli Solar Technology Development Co., Ltd., the Company’s wholly-owned subsidiary (“Deli Solar (Beijing)”), entered into an Equity Purchase Agreement, a Complementary Agreement and a Supplementary, with Shenzhen PengSangPu Solar Industrial Products Corporation (“SZPSP”) and its shareholders to acquire 100% of the outstanding equity interests of SZPSP from its three current shareholders. The closing will be effective March 31, 2008.

Under the agreements, Deli Solar (Beijing) agreed to purchase the 100% equity interest of SZPSP from its current three shareholders.  Part of the consideration of the transaction is RMB 28.8 million ($4,087,832) payable in cash. This purchase price is based on an appraisal of SZPSP. The three shareholders of SZPSP agreed to loan the cash proceeds back to SZPSP interest free to be used for working capital. Fifty (50%) of the principal amount of the loan is required to be paid prior to March 31, 2009 and the remaining 50% balance is required to be paid prior to March 31, 2010.

In addition to the payment of the cash purchase price under the Complementary Agreement the parties agreed to an appraisal value of RMB 20 million of SZPSP’s intangible assets which was paid in 1,419,729 shares of common stock. Provided that if on the first anniversary of the closing the common stock price is lower than $2, the Company will pay the difference. Fifty percent (50%) of these shares shall be transferable and unrestricted within one year after the Closing and the remaining Fifty percent (50%) transferable within two years. The shares shall be transferred to SZPSP within 180 days of the closing.  In addition, as part of the purchase price, the shareholders of SZPSP will receive five years warrants to purchase a total of 141,973 shares of common stock at an exercise price of $2.5 per share subject to future adjustments such as stock splits and transactions similar in nature.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

SZPSP warranted in the Complementary Agreement that if (i) its sales revenue is less than RMB 99 million (approximately $13,670,068) with an after-tax net profit of less than RMB 9.43 million (approximately $1,302,108) for the year ended December 31, 2008; or (ii) if in the year ended December 31, 2009, it does not reach the targeted sales revenue of RMB 143.9 million (approximately $19,868,336) or the after-tax net profit of RMB 12.13 million (approximately $1,674,789), SZPSP will pay the difference between the revenue and the targeted revenue of the year specified by reducing the amount payable on the shareholders’ loan. If the shareholders’ loan is not sufficient to pay the difference, the common shares held by SZPSP will be returned to us to the extent necessary for the remaining balance.

The current shareholders of SZPSP, being the management of SZPSP, will enter into employment contracts with the Company for a term of three years to remain in their current managing positions of SZPSP, subject to further amendments of such employment arrangement.

After the Closing, Deli Solar (Beijing) has the right to a majority of the board seats of SZPSP.

On February 25, 2008 the Company raised gross proceeds of approximately $11,300,000 in a private placement providing for the sale of 4,691,499 shares of common stock at a price of $2.40 per share.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
CONDENSED BALANCE SHEETS
AS OF JUNE 30, 2007 AND DECEMBER 31, 2006
(Currency expressed in United States Dollars (“US$”))

	June 30, 2007	December 31, 2006
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$384,607	$282,148
Accounts receivable, net	4,648,699	4,129,068
Inventories	3,265,915	3,136,141
Prepayments and other receivables	881,590	569,416

Total current assets	9,180,811	8,116,773

Non-current assets:
Property, plant and equipment, net	1,156,835	1,151,521
Intangible assets, net	502,269	507,556

TOTAL ASSETS	$10,839,915	$9,775,850

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Short-term bank loan	$1,154,703	$1,154,703
Accounts payable, trade	1,124,468	614,355
Deferred revenue	668,345	696,813
Advances from customers	2,601,305	2,513,511
Value-added tax payable	863,151	875,750
Income taxes payable	899,421	835,860
Deferred tax liabilities	31,489	79,038
Accrued liabilities and other payables	1,404,290	1,148,560

Total current liabilities	8,747,172	7,918,590

Long-term liabilities:
Long-term payables	748,412	748,412

Total liabilities	9,495,584	8,667,002

Owners’ equity:
Registered capital	720,786	720,786
Accumulated other comprehensive income	123,098	66,449
Statutory reserve	257,466	257,466
Retained earnings	242,981	64,147

Total owners’ equity	1,344,331	1,108,848

TOTAL LIABILITIES AND OWNERS’ EQUITY	$10,839,915	$9,775,850

See accompanying notes to condensed financial statements.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Six Months Ended June 30,
	2007	2006

Revenue, net
Product	$5,944,303	$3,597,777
Maintenance	705,566	480,226
	6,649,869	4,078,003

Cost of revenue
Product	5,129,097	3,083,888
Maintenance	42,334	28,814
	5,171,431	3,112,702

Gross profit	1,478,438	965,301

Operating expenses:
Sales and marketing	654,140	364,787
Depreciation and amortization	119,882	85,534
Research and development	61,541	59,093
General and administrative	309,549	245,831

Total operating expenses	1,145,112	755,245

Income from operations	333,326	210,056

Other income (expenses):
Interest expense	(86,692)	(70,880)
Interest income	1,180	560
Other income	16,990	9,977
Gain on disposal of plant and equipment	2,066	-

Total other expenses	(66,456)	(60,343)

Income before income taxes	266,870	149,713

Income tax expense	(67,299)	(53,090)

NET INCOME	$199,571	$96,623

Other comprehensive income:
- Foreign currency translation gain	56,649	6,375

COMPREHENSIVE INCOME	$256,220	$102,998

See accompanying notes to condensed financial statements.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Six Months Ended June 30,
	2007	2006
Cash flows from operating activities:
Net income	$199,571	$96,623
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Gain on disposal of plant and equipment	(2,066)	-
Depreciation and amortization	119,882	85,534
Allowance for doubtful accounts	103,419	-
Deferred tax benefit	(47,549)	-
Change in operating assets and liabilities:
Accounts receivable, trade	(623,050)	(170,624)
Inventories	(129,774)	(1,308,034)
Prepayments and other receivables	(312,174)	(80,958)
Accounts payable	510,113	(36,971)
Deferred revenue	(28,468)	(75,700)
Advances from customers	87,794	1,249,042
Value-added tax payable	(12,599)	(99,207)
Income taxes payable	63,561	4,876
Accrued liabilities and other payables	255,730	309,109

Net cash provided by (used in) operating activities	184,390	(26,310)

Cash flows from investing activities:
Purchase of property, plant and equipment	(123,582)	(50,987)
Proceeds from disposal of plant and equipment	5,739	-

Net cash used in investing activities	(117,843)	(50,987)

Cash flows from financing activities:
Dividends paid to owners	(20,737)	-
Repayment of long-term payables	-	(25,411)

Net cash used in financing activities	(20,737)	(25,411)

Foreign currency translation adjustment	56,649	6,375

NET CHANGE IN CASH AND CASH EQUIVALENTS	102,459	(96,333)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	282,148	258,737

CASH AND CASH EQUIVALENTS, END OF PERIOD	$384,607	$162,404

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION :
Cash paid for income taxes	$3,738	$48,214
Cash paid for interest expenses	$86,692	$70,880

See accompanying notes to condensed financial statements.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.
CONDENSED STATEMENT OF OWNERS’ EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2007
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Registered capital	Accumulated other comprehensive income	Statutory reserve	Retained earnings	Total owner’s equity

Balance as of January 1, 2007	$720,786	$66,449	$257,466	$64,147	$1,108,848

Foreign currency translation adjustment	-	56,649	-	-	56,649
Net income for the period	-	-	-	199,571	199,571
Dividends paid to owners	-	-	-	(20,737)	(20,737)
Balance as of June 30, 2007	$720,786	$123,098	$257,466	$242,981	$1,344,331

See accompanying notes to condensed financial statements.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

1.  BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with both generally accepted accounting principles for interim financial information, and the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The accompanying unaudited condensed financial statements reflect all adjustments (consisting of normal recurring accruals) that are, in the opinion of management, considered necessary for a fair presentation of the results for the interim periods presented. Interim results are not necessarily indicative of results for a full year.

The condensed financial statements and related disclosures have been prepared with the presumption that users of the interim financial information have read or have access to our annual audited financial statements for the preceding fiscal year. Accordingly, these condensed financial statements should be read in conjunction with the financial statements for the year ended December 31, 2006.

2.  ORGANIZATION AND BUSINESS BACKGROUND

Tianjin Huaneng Group Energy Equipment Co., Ltd. (“the Company”) was established in 1987 as a state-owned enterprise and then was restructured in July 2004 as a limited liability company with 51% of its equity interest owned by Tianjin Municipal Ji County State-owned Assets Administration Commission (“SAAC”) and 49% of equity interest owned by employees in the People’s Republic of China (“PRC”). Its principal place of business is located in No.119 Yuyang South Road, Ji County, Tianjin Municipality, the PRC. The registered capital of the Company is US$720,786 (equivalent to Renminbi Yuan (“RMB”) 5,940,000).

The Company is principally engaged in the design, development and manufacturing and marketing of energy-saving related heating products such as heat pipes, heat exchangers, specialty heating pipes and tubes, high temperature hot blast stoves, heating filters, normal pressure water boilers, solar energy water heaters and radiators. These products are distributed in the PRC and Southeast Asia.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

☐☐☐ Basis of Presentation

These accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

☐☐☐ Use of Estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the period reported. Actual results may differ from these estimates.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

☐☐☐ Revenue Recognition

The Company derives revenues from the provision of energy-saving projects. The Company recognizes its revenues net of value-added taxes (“VAT”). The Company is subject to VAT which is levied on the majority of the products at the rate of 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

In accordance with the SEC’s Staff Accounting Bulletin No. 104, Revenue Recognition , the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

The Company sells their products and services under a bundled sales arrangement, which typically include equipment, installation, testing and maintenance components. The components of equipment, installation and testing are non-separable and considered as a single unit of deliverables, namely product revenue. Hence, the product and maintenance are considered separate units of accounting in the arrangement.

Revenues under these bundled arrangements are allocated considering the relative fair values of two separate deliverables: (a) product deliverable and (b) maintenance deliverable, included in the bundled arrangement based on the estimated relative fair values of each element in accordance with EITF 00-21, “Accounting for Multiple Element Revenue Arrangements” and recognized when the applicable revenue recognition criteria for each element are met.

(a)   Product Revenue

Revenue from these product deliverables are recognized upon final acceptance, which is signed by the customer when installation is completed.

In accordance with EITF 00-10, “Accounting for Shipping and Handling Fees and Costs,” the Company records shipping and handling costs incurred for inbound and outbound freight as a component of cost of revenues.

(b)   Maintenance Revenue

Revenue from maintenance support for the Company’s products are deferred and recognized ratably over the term of the service period upon the acceptance of the products, which is generally 12 months. As of June 30, 2007 and 2006, the unrecognized portion of revenue related to maintenance was $668,345 and $401,866 and were included in the Deferred Revenue caption on the balance sheets.

(c)   Interest Income

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

☐☐☐ Cost of Revenue

Cost of revenue consists primarily of material costs, direct labor, shipping and handling fee, depreciation and manufacturing overheads, which are directly attributable to the manufacture of products and the provision of the energy-saving projects.

☐☐☐ Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

☐☐☐ Accounts Receivable and Allowance   for   Doubtful   Accounts

The Company carries accounts receivable at their face amounts less an allowance   for   doubtful   accounts . On a regular basis, an allowance for uncollectible receivables is established and determined based upon past transaction history with customers, customer payment practices and economic conditions. Actual collection experience may differ from the current estimate of net receivables. A change to the allowance for uncollectible amounts may be required if a future event or other change in circumstances results in a change in the estimate of the ultimate collectibility of a specific account. The Company does not require collateral for the accounts receivable balances. For the six months ended June 30, 2007 and 2006, the Company recorded an allowance for doubtful accounts of $103,419 and $Nil, respectively.

☐☐☐ Inventories

Inventories consist primarily of finished goods, work in process and raw materials and are stated at the lower of cost or net realizable value, with cost being determined on a weighted average basis. Allowance for slow-moving and obsolescence is an estimate amount based on an analysis of current business and economic risks, the duration of the inventories held and other specific identifiable risks that may indicate a potential loss. The allowance is reviewed regularly to ensure that it adequately provides for all reasonable expected losses. For the six months ended June 30, 2007 and 2006, the Company did not record any allowance for obsolescence.

☐☐☐ Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value

Building	20 years	5%
Plant and machinery	10 years	5%
Motor vehicles	5 years	5%
Office equipment	10 years	5%

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

Expenditure for maintenance and repairs is expensed as incurred. The gain or loss on the disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statements of operations.

☐ ☐ ☐ Land Use Right

All lands in the PRC are owned by the PRC government. The government in the PRC, according to the relevant PRC law, may sell the right to use the land for a specified period of time. Thus, all of the Company’s land purchases in the PRC are considered to be leasehold land and are stated at cost less accumulated amortization and any recognized impairment loss. Amortization is provided over the term of the land use right agreements on a straight-line basis, which is 50 years and they will expire in 2054.

Amortization expense totaled $5,287 and $5,287 for the six months ended June 30, 2007 and 2006, respectively.

☐ ☐ ☐ Valuation of Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews its long-lived assets, including property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There has been no impairment as of June 30, 2007.

☐ ☐ ☐ Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income” , establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during the period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statement of owners’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

☐ ☐ ☐ Income Taxes

The Company accounts for income tax using SFAS No. 109 “Accounting for Income Taxes” , which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statements of operations and comprehensive income in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

☐ ☐ ☐ Foreign Currencies Translation

The functional currency of the Company is Renminbi Yuan (“RMB”). The accompanying financial statements have been expressed in United States dollars, the reporting currency of the Company. The balance sheet is translated into United States dollars based on the rates of exchange ruling at the balance sheet date. The statements of operations and comprehensive income are translated using a weighted average rate for the period. Translation adjustments are reflected as cumulative translation adjustments in owners’ equity.

☐ ☐ ☐ Retirement Plan Costs

Contributions to retirement schemes (which are defined contribution plans) are charged to general and administrative expenses in the statements of operations and comprehensive income as and when the related employee service is provided.

☐ ☐ ☐ Research and Development Costs

Research and development costs are expensed when incurred in the development of new processes including significant improvements and refinements of existing products. Such costs mainly relate to labor and material cost. The Company incurred $61,541 and $59,093 for the six months ended June 30, 2007 and 2006 , respectively.

☐ ☐ ☐ Product Warranty

Under the terms of the contracts, the Company provides a product warranty on the equipment to its customers for a period of twelve months upon the completion of installation at the Company’s expense. The Company has not experienced any material returns where it was under obligation to honor this standard warranty provision. As such, no reserve for product warranty has been provided in the statements of operations for the six months ended June 30, 2007 and 2006.

☐ ☐ ☐ Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

☐ ☐ ☐ Segment Reporting

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company operates in one principal reportable business segment. All the customers are located in the PRC and the South East Asia region.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

☐ ☐ ☐ Fair Value of Financial Instruments

The Company values its financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments” . The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

The Company’s financial instruments primarily include cash and cash equivalents, trade accounts receivable, inventories, prepayments and other receivables, short-term bank loan, trade accounts payable, deferred revenue, advances from customers, value-added tax payable, income taxes payable, accrued liabilities and other payable.

As of the balance sheet dates, the estimated fair values of financial instruments were not materially different from their carrying values as presented due to short maturities of these instruments.

☐ ☐ ☐ Recently Issued Accounting Standards

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the Company’s financial statements in accordance with SFAS No. 109. FIN 48 prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company adopted FIN48 on January 1, 2007. The adoption of FIN 48 did not have an effect on the results of operations or financial condition. The Company did not have any unrecognized tax benefits as of June 30, 2007.

On February 15, 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115” (“SFAS 159”). This standard permits an entity to measure financial instruments and certain other items at estimated fair value. Most of the provisions of SFAS No. 159 are elective; however, the amendment to FASB No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” applies to all entities that own trading and available-for-sale securities. The fair value option created by SFAS 159 permits an entity to measure eligible items at fair value as of specified election dates. The fair value option (a) may generally be applied instrument by instrument, (b) is irrevocable unless a new election date occurs, and (c) must be applied to the entire instrument and not to only a portion of the instrument. SFAS 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity (i) makes that choice in the first 120 days of that year, (ii) has not yet issued financial statements for any interim period of such year, and (iii) elects to apply the provisions of FASB 157. Management is currently evaluating the impact of SFAS 159, if any, on the Company’s financial statements.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

4.  ACCOUNTS RECEIVABLE, NET

The majority of the Company’s sales are on credit terms and in accordance with terms specified in the contracts governing the relevant transactions. The Company evaluates the need of an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required. Based upon the aforementioned criteria, the allowances for doubtful accounts are provided as $103,419 and $Nil for the six months ended June 30, 2007 and 2006, respectively.

	June 30, 2007	December 31, 2006
		(audited)

Accounts receivable, gross	$5,329,410	$4,706,360

Less: allowance for doubtful accounts	(680,711)	(577,292)

Accounts receivable, net	$4,648,699	$4,129,068

5.  INVENTORIES

Inventories consisted of the following:

	June 30, 2007	December 31, 2006
		(audited)

Raw materials	$534,995	$508,161
Work in process	750,189	245,082
Finished goods	1,980,731	2,382,898

	$3,265,915	$3,136,141

As of June 30, 2007 and December 31, 2006, the Company recorded no allowance for obsolete inventories and write-offs.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

6.  PREPAYMENTS AND OTHER RECEIVABLES

A summary of prepayments and other receivables was:

	June 30, 2007	December 31, 2006
		(audited)

Advances to employees	$280,180	$206,661
Deposits paid to suppliers	601,410	345,024
Other receivables	-	17,731
	$881,590	$569,416

7. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consisted of the following:

	June 30, 2007	December 31, 2006
		(audited)

Building	$760,927	$721,753
Plant and machinery	1,161,492	1,157,166
Motor vehicles	249,106	199,606
Office equipment	104,074	109,806
	2,275,599	2,188,331

Less: accumulated depreciation	(1,118,764)	(1,036,810)
Net book value	$1,156,835	$1,151,521

Depreciation expense for the six months ended June 30, 2007 and 2006 were $114,595 and $80,247, respectively.

As of June 30, 2007 and 2006, certain property, plant and machinery with the net book value of $915,135 and $1,071,835 respectively, were pledged as securities in connection with outstanding loan facilities (see Note 9).

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

8.  INTANGIBLE ASSETS, NET

	June 30, 2007	December 31, 2006
		(audited)

Land use rights, cost	$528,704	$528,704

Less: accumulated amortization	(26,435)	(21,148)
Land use rights, net	$502,269	$507,556

Amortization expense for the six months ended June 30, 2007 and 2006 were $5,287 and $5,287, respectively.

9.  SHORT-TERM BANK LOAN

As of June 30, 2007, the Company has a short-term bank loan of $1,154,703 with the Agricultural Bank of China, which is secured with interest rate at 5.84% per annum payable quarterly, with principle due November 27, 2006. It is collateralized by building and certain plant and machinery of the Company (see Note 7).

10.  ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following:

	June 30, 2007	December 31, 2006
		(audited)

Welfare payable	$688,250	$523,566
Salary payable	461,873	393,869
Accrued expenses	173,318	131,832
Government levy payable	80,849	99,293
	$1,404,290	$1,148,560

11.  LONG-TERM PAYABLES

Long-term payables consisted of the following:

	June 30, 2007	December 31, 2006
		(audited)

Payable to employees	$496,252	$496,252
Payable to government	194,560	194,560
Payable to third parties	57,600	57,600
	$748,412	$748,412

Payable to employees represented unsecured advances with interest rate at 8.20% per annum payable quarterly and no specific terms of repayment .

Payable to government and third parties represented unsecured advances, interest-free and no specific terms of repayment.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

12.	INCOME TAXES

The Company is subject to taxes in the PRC. Pursuant to the PRC Income Tax Laws, the Company is generally subject to enterprise income tax (“EIT”) at a statutory rate of 33% (30% national income tax plus 3% local income tax).

The provision for income tax expense consisted of the following:

	Six months ended June 30,
	2007	2006

Current tax	$114,848	$53,090
Deferred tax	(47,549)	-
Income tax expenses	$67,299	$53,090

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes stated in the statements of operations for the six months ended June 30, 2007 and 2006 is as follows:

	Six months ended June 30,
	2007	2006

Income before income taxes	$266,870	$149,713
Statutory income tax rate	33%	33%
	88,067	49,405
Add: Items not subject to taxes
- Provisions and accrued liabilities	7,071	3,685
- Deferred revenue	(27,839)	-
Income tax expenses	$67,299	$53,090

The following table sets forth the significant components of the deferred tax liabilities of the Company as of June 30, 2007 and December 31, 2006:

	June 30, 2007	December 31, 2006
		(audited)
Deferred tax liabilities:
- Accounts receivables	$31,489	$79,038
Deferred tax liabilities	$31,489	$79,038

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

13.	OWNERS’ EQUITY

Prior to the restructuring in 2004, the Company was established as a state-owned enterprise with a registered capital of $182,016 (approximately RMB1,500,000). In July 2004, the Company was restructured to a limited liability company with 51% of its equity interest owned by SAAC and 49% of equity interest owned by employees in the PRC . In accordance with the Company’s Articles of Association, the registered capital of the Company was $720,786 (approximately RMB5,940,000).

For the six months ended June 30, 2007, the Company declared and paid a dividend of $20,737 to the owners.

14.	SEGMENT INFORMATION

The Company operates in one single business segment that includes the design, development, manufacture of products and provision of energy-saving projects. The following table summarizes the Company’s net revenue generated from different geographic locations:

	Six months ended June 30,
	2007	2006
Revenue:
- Southeast Asia	$209,391	$31,062
- The PRC	6,440,478	4,046,941
Total revenue, net	$6,649,869	$4,078,003

All of the Company’s long-lived assets are located in the PRC.

15.	CONCENTRATION OF RISK

(a)	Major customers

The customers who account for 10% or more of revenue are presented as follows:

	Six months ended June 30, 2007
Customer s	Revenue	Percentage of revenue	Trade accounts receivables

Customer A	$991,445	15%	$444,296

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

For the six months ended June 30, 2006, there is no customer who accounts for 10% or more of total revenues.

(b)	Major vendors

The vendors who account for 10% or more of purchases are presented as follows:

	Six months ended June 30, 2007
Vendors	Purchases	Percentage of purchases	Accounts Payables

Vendor A	$2,238,273	43%	$716,684
Vendor B	811,000	16%	-

Total:	$3,049,273	59%	$716,684

	Six months ended June 30, 2006
Vendors	Purchases	Percentage of purchases	Accounts Payables

Vendor A	$1,882,836	60%	$237,984
Vendor B	571,756	18%	-

Total:	$2,454,592	78%	$237,984

(c)	Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition, but does not require collateral to support such receivables.

(d)	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from long-term borrowings. Borrowings issued at variable rates expose the Company to cash flow interest-rate risk. Borrowings issued at fixed rates expose the Company to fair value interest-rate risk. Company policy is to maintain approximately all of its borrowings in floating rate instruments. At the period end, all of borrowings were at floating rates.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

16.	COMMITMENTS

The Company rented offices under non-cancelable operating lease agreements. As of June 30, 2007, future minimum annual operating lease payments were as follows:

Years ending June 30:
2008	$12,720
2009	6,360
Total future minimum operating lease payments	$19,080

For the six months ended June 30, 2007 and 2006, rent expense was $6,360 and $6,360, respectively.

17.	SUBSEQUENT EVENTS

On May 18, 2007, the Company and the shareholders of the Company entered into a purchase agreement with Beijing Deli Solar Technology Development Co., Ltd. (“Deli Solar (Beijing)”), a wholly-owned subsidiary of Deli Solar (USA), Inc., a company organized under the laws of the State of Nevada and is a reporting issuer in the United States and has its shares listed on the NASD Over-the-Counter Bulletin Board under the symbol “DLSL”. Pursuant to the purchase agreement, Deli Solar (Beijing) agreed to acquire 51% of equity interest in the registered capital of the Company for a purchase price of $3,149,147. The transaction was closed on July 1, 2007 and approximately $1,575,600 was paid in July 2007. By supplemental agreement dated August 8, 2007, the purchase price was reduced to approximately $1,689,741.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Owners of
Tianjin Huaneng Group Energy Equipment Co., Ltd.

We have audited the accompanying balance sheets of Tianjin Huaneng Group Energy Equipment Co., Ltd. (“the Company”) as of December 31, 2006 and 2005 and the related statements of operations and comprehensive income, cash flows and owners’ equity for the years ended December 31, 2006 and 2005. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tianjin Huaneng Group Energy Equipment Co., Ltd. as of December 31, 2006 and 2005 and the results of operations and cash flows for the years ended December 31, 2006 and 2005 and in conformity with accounting principles generally accepted in the United States of America.

/s/ Zhong Yi (Hong Kong) C.P.A. Company Limited

Zhong Yi (Hong Kong) C.P.A. Company Limited
Certified Public Accountants

Hong Kong, China
July 17, 2007

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
BALANCE SHEETS
AS OF DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

	As of December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$282,148	$258,737
Accounts receivable, net	4,129,068	2,113,888
Inventories	3,136,141	3,771,807
Prepayments and other receivables	569,416	475,753

Total current assets	8,116,773	6,620,185

Non-current assets:
Property, plant and equipment, net	1,151,521	1,190,894
Intangible assets, net	507,556	518,130

Total non-current assets	1,659,077	1,709,024

TOTAL ASSETS	$9,775,850	$8,329,209

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Short-term bank loan	$1,154,703	$1,154,703
Accounts payable, trade	614,355	564,418
Deferred revenue	696,813	477,566
Advances from customers	2,513,511	2,924,157
Value-added tax payable	875,750	373,338
Income taxes payable	835,860	642,817
Deferred tax liabilities	79,038	-
Accrued liabilities and other payables	1,148,560	853,103

Total current liabilities	7,918,590	6,990,102

Long-term liabilities:
Long-term payables	748,412	773,823

Total liabilities	8,667,002	7,763,925

Owners’ equity:
Registered capital	720,786	720,786
Accumulated other comprehensive income	66,449	16,872
Statutory reserve	257,466	178,348
Retained earnings (accumulated deficits)	64,147	(350,722)

Total owners’ equity	1,108,848	565,284

TOTAL LIABILITIES AND OWNERS’ EQUITY	$9,775,850	$8,329,209

See accompanying notes to financial statements.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2006	2005

Revenue, net
Product	$13,026,841	$8,984,244
Maintenance	485,986	368,176
	13,512,827	9,352,420
Cost of revenue
Product	10,346,178	7,293,042
Maintenance	27,809	23,896
	10,373,987	7,316,938

Gross profit	3,138,840	2,035,482

Operating expenses:
Sales and marketing	992,474	743,219
Depreciation and amortization	123,366	110,052
Research and development	119,603	94,962
General and administrative	845,632	674,019

Total operating expenses	2,081,075	1,622,252

Income from operations	1,057,765	413,230

Other income (expenses):
Interest expense	(152,742)	(119,027)
Interest income	1,169	1,643
Other income	34,011	62,450
Loss on disposal of plant and equipment	-	(2,944)

Total other expenses	(117,562)	(57,878)

Income before income taxes	940,203	355,352

Income tax expense	337,558	254,185

NET INCOME	$602,645	$101,167

Other comprehensive income:
- Foreign currency translation gain	49,577	33,166

COMPREHENSIVE INCOME	$652,222	$134,333
See accompanying notes to financial statements.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 & 2005
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2006	2005
Cash flows from operating activities:
Net income	$602,645	$101,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	202,215	181,455
Allowance for doubtful accounts	291,785	148,418
Loss on disposal of plant and equipment	-	2,944
Change in operating assets and liabilities:
Accounts receivable	(2,306,965)	(756,552)
Inventories	635,666	(550,936)
Prepayments and other receivables	(93,663)	(113,623)
Accounts payable	49,937	152,797
Deferred revenue	219,247	112,986
Advances from customers	(410,646)	194,051
Value-added tax payable	502,412	241,339
Income taxes payable	193,043	47,088
Deferred tax liabilities	79,038	-
Accrued liabilities and other payables	295,458	532,294

Net cash provided by operating activities	260,172	293,428

Cash flows from investing activities:
Purchase of property, plant and equipment	(152,269)	(194,453)
Proceeds from disposal of plant and equipment	-	5,556
Payment in relation to intangible assets	-	(107,920)

Net cash used in investing activities	(152,269)	(296,817)

Cash flows from financing activities:
Dividend paid to owners	(108,658)	(56,709)
Repayment of long-term payables	(25,411)	(47,502)

Net cash used in financing activities	(134,069)	(104,211)

Foreign currency translation adjustment	49,577	33,166

NET CHANGE IN CASH AND CASH EQUIVALENTS	23,411	(74,434)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	258,737	333,171

CASH AND CASH EQUIVALENTS, END OF YEAR	$282,148	$258,737

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$84,562	$207,097
Cash paid for interest expenses	$152,742	$119,027

See accompanying notes to financial statements.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.
STATEMENTS OF OWNERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

	Registered capital	Accumulated other comprehensive (loss) income	Statutory reserve	(Accumulated deficits)/ retained earnings	Total Equity

Balance as of January 1, 2005	$720,786	$(16,294)	$103,838	$(320,670)	$487,660

Foreign currency translation	-	33,166	-	-	33,166
Net income for the year	-	-	-	101,167	101,167
Dividend to owners	-	-	-	(56,709)	(56,709)
Transfer of retained earnings to statutory reserve	-	-	74,510	(74,510)	-
Balance as of December 31, 2005	720,786	16,872	178,348	(350,722)	565,284

Foreign currency translation	-	49,577	-	-	49,577
Net income for the year	-	-	-	602,645	602,645
Dividend to owners	-	-	-	(108,658)	(108,658)
Transfer of retained earnings to statutory reserve	-	-	79,118	(79,118)	-

Balance as of December 31, 2006	$720,786	$66,449	$257,466	$64,147	$1,108,848

See accompanying notes to financial statements.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

1.	ORGANIZATION AND BUSINESS BACKGROUND

Tianjin Huaneng Group Energy Equipment Co., Ltd. (“the Company”) was established in 1987 as a state-owned enterprise and then was restructured in July 2004 as a limited liability company with 51% of its equity interest owned by Tianjin Municipal Ji County State-owned Assets Administration Commission (“SAAC”) and 49% of equity interest owned by employees in the People’s Republic of China (“PRC”). Its principal place of business is located in No.119 Yuyang South Road, Ji County, Tianjin Municipality, the PRC. The registered capital of the Company is US$720,786 (equivalent to Renminbi Yuan (“RMB”) 5,940,000).

The Company is principally engaged in the design, development and manufacturing and marketing of energy-saving related heating products such as heat pipes, heat exchangers, specialty heating pipes and tubes, high temperature hot blast stoves, heating filters, normal pressure water boilers, solar energy water heaters and radiators. These products are distributed in the PRC and Southeast Asia.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

☐	Basis of Presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

☐	Use of Estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the year reported. Actual results may differ from these estimates.

☐	Revenue Recognition

The Company derives revenues from the provision of energy-saving projects. The Company recognizes its revenues net of value-added taxes (“VAT”). The Company is subject to VAT which is levied on the majority of the products at the rate of 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

In accordance with the SEC’s Staff Accounting Bulletin No. 104, Revenue Recognition , the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

The Company sells their products and services under a bundled sales arrangement, which typically include equipment, installation, testing and maintenance components. The components of equipment, installation and testing are non-separable and considered as a single unit of deliverables, namely product revenue. Hence, the product and maintenance are considered separate units of accounting in the arrangement.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

Revenues under these bundled arrangements are allocated considering the relative fair values of two separate deliverables: (a) product deliverable and (b) maintenance deliverable, included in the bundled arrangement based on the estimated relative fair values of each element in accordance with EITF 00-21, “Accounting for Multiple Element Revenue Arrangements” and recognized when the applicable revenue recognition criteria for each element are met.

(a)	Product revenue

Revenue from these product deliverables are recognized upon final acceptance, which is signed by the customer when installation is completed.

In accordance with EITF 00-10, “Accounting for Shipping and Handling Fees and Costs,” the Company records shipping and handling costs incurred for inbound and outbound freight as a component of cost of revenues.

(b)	Maintenance revenue

Revenue from maintenance support for the Company’s products are deferred and recognized ratably over the term of the service period upon the acceptance of the products, which is generally 12 months. As of December 31, 2006 and 2005, the unrecognized portion of revenue related to maintenance was $696,813 and $477,566 and were included in the Deferred Revenue caption on the balance sheets.

(c)	Interest Income

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

☐	Cost of Revenue

Cost of revenue consists primarily of material costs, direct labor, shipping and handling fee, depreciation and manufacturing overheads, which are directly attributable to the manufacture of products and the provision of the energy-saving projects.

☐	Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

☐	Accounts Receivable and Allowance for Doubtful Accounts

The Company carries accounts receivable at their face amounts less an allowance   for   doubtful accounts. On a regular basis, an allowance for uncollectible receivables is established and determined based upon past transaction history with customers, customer payment practices and economic conditions. Actual collection experience may differ from the current estimate of net receivables. A change to the allowance for uncollectible amounts may be required if a future event or other change in circumstances results in a change in the estimate of the ultimate collectibility of a specific account. The Company does not require collateral for the accounts receivable balances. For the years ended December 31, 2006 and 2005, the Company recorded an allowance for doubtful accounts of $291,785 and $148,418, respectively.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

☐	Inventories

Inventories consist primarily of finished goods, work in process and raw materials and are stated at the lower of cost or net realizable value, with cost being determined on a weighted average basis. Allowance for slow-moving and obsolescence is an estimate amount based on an analysis of current business and economic risks, the duration of the inventories held and other specific identifiable risks that may indicate a potential loss. The allowance is reviewed regularly to ensure that it adequately provides for all reasonable expected losses. For the years ended December 31, 2006 and 2005, the Company did not record any allowance for obsolescence.

☐	Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value

Building	20 years	5%
Plant and machinery	10 years	5%
Motor vehicles	5 years	5%
Office equipment	10 years	5%

Expenditure for maintenance and repairs is expensed as incurred. The gain or loss on the disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statements of operations.

☐	Land Use Right

All lands in the PRC are owned by the PRC government. The government in the PRC, according to the relevant PRC law, may sell the right to use the land for a specified period of time. Thus, all of the Company’s land purchases in the PRC are considered to be leasehold land and are stated at cost less accumulated amortization and any recognized impairment loss. Amortization is provided over the term of the land use right agreements on a straight-line basis, which is 50 years and they will expire in 2054.

Amortization expense totaled $10,574 and $10,574 for the years ended December 31, 2006 and 2005, respectively.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

☐	Valuation of Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews its long-lived assets, including property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There has been no impairment as of December 31, 2006 or 2005.

☐	Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income” , establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during the year from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statement of owners’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

☐	Income Taxes

The Company accounts for income tax using SFAS No. 109 “Accounting for Income Taxes” , which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statements of operations and comprehensive income in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

☐	Foreign Currencies Translation

The functional currency of the Company is Renminbi Yuan (“RMB”). The accompanying financial statements have been expressed in United States dollars, the reporting currency of the Company. The balance sheet is translated into United States dollars based on the rates of exchange ruling at the balance sheet date. The statements of operations and comprehensive income are translated using a weighted average rate for the year. Translation adjustments are reflected as cumulative translation adjustments in owners’ equity.

☐	Retirement Plan Costs

Contributions to retirement schemes (which are defined contribution plans) are charged to general and administrative expenses in the statements of operations and comprehensive income as and when the related employee service is provided.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

☐	Research and Development Costs

Research and development costs are expensed when incurred in the development of new processes including significant improvements and refinements of existing products. Such costs mainly relate to labor and material cost. The Company incurred $119,603 and $94,962 for the years ended December 31, 2006 and 20 05, respectively.

☐	Advertising Expenses

The Company expenses advertising costs as incurred in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position 93-7, “Reporting for Advertising Costs” . The Company incurred $32,904 and $47,379 advertising expenses for each of the years ended December 31, 2006 and 2005, respectively.

☐	Product Warranty

Under the terms of the contracts, the Company provides a product warranty on the equipment to its customers for a period of twelve months upon the completion of installation at the Company’s expense. The Company has not experienced any material returns where it was under obligation to honor this standard warranty provision. As such, no reserve for product warranty has been provided in the statements of operations for the years ended December 31, 2006 and 2005.

☐	Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

☐	Segment Reporting

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company operates in one principal reportable business segment. All the customers are located in the PRC and the South East Asia region.

☐	Fair Value of Financial Instruments

The Company values its financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments” . The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

The Company’s financial instruments primarily include cash and cash equivalents, trade accounts receivable, inventories, prepayments and other receivables, short-term bank loan, trade accounts payable, deferred revenue, advances from customers, value-added tax payable, income taxes payable, accrued liabilities and other payable.

As of the balance sheet date, the estimated fair values of financial instruments were not materially different from their carrying values as presented due to short maturities of these instruments.

☐	Recently Issued Accounting Standards

In September 2005, the FASB’s Emerging Issues Task Force (“EITF”) reached a final consensus on Issue 04-13, “Accounting for Purchases and Sales of Inventory with the Same Counterparty” (“EITF 04-13”). EITF 04-13 requires that two or more legally separate exchange transactions with the same counterparty be combined and considered a single arrangement for purposes of applying APB Opinion No. 29, “Accounting for Nonmonetary Transactions” , when the transactions are entered into in contemplation of one another. EITF 04-13 is effective for new arrangements entered into, or modifications or renewals of existing arrangements, in interim or annual periods beginning after March 15, 2006. The Company does not expect that the adoption of this statement would have a material effect on the Company’s financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Instruments-an amendment of FASB Statements 133 and 140” , which is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The statement improves financial reporting by eliminating the exemption from applying SFAS No. 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. The Statement also improves financial reporting by allowing a preparer to elect fair value measurement at acquisition, at issuance, or when a previously recognized have to bifurcated, if the holder elects to account for the whole instrument-by-instrument basis, in cases in which a derivative would otherwise have to bifurcated, if the holder elects to account for the whole instrument on a fair value basis. The Company does not expect that the adoption of this statement would have a material effect on the Company’s financial position or results of operations.

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109” , which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its financial statements.

In September 2006, the SEC released SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 provides interpretive guidance on the SEC’s views on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The provision of SAB 108 is effective for the Company in the current fiscal year ended December 31, 2006. The Company is currently evaluating the impact of SAB 108 but does not believe that the application of SAB 108 would have a material effect on its financial position, cash flows nor results of operations.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

In September 2006, the FASB issued SFAS No.157, “Fair Value Measurements” (“SFAS 157”), which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 will be effective for the Company starting January 1, 2008. Earlier adoption is permitted, provided the Company has not yet issued financial statements, including for interim periods, for that fiscal year. The Company is currently evaluating the impact of SFAS 157 on its financial position, cash flows and results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal year beginning after November 15, 2007, the provisions of which are required to be applied prospectively. The Company’s results of operations and financial condition will not be affected by SFAS No. 159 since the Company does not plan to implement the fair value option.

3.	ACCOUNTS RECEIVABLE, NET

The majority of the Company’s sales are on credit terms and in accordance with terms specified in the contracts governing the relevant transactions. The Company evaluates the need of an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required. Based upon the aforementioned criteria, the allowances for doubtful accounts are provided as $291,785 and $148,418 for the years ended December 31, 2006 and 2005, respectively.

	As of December 31,
	2006	2005

Accounts receivable, gross	$4,706,360	$2,399,395

Less: allowance for doubtful accounts	(577,292)	(285,507)

Accounts receivable, net	$4,129,068	$2,113,888

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

4.	INVENTORIES

Inventories consisted of the following:

	As of December 31,
	2006	2005

Raw materials	$508,161	$553,206
Work in process	245,082	29,794
Finished goods	2,382,898	3,188,807
	3,136,141	3,771,807

Less: allowance for obsolescence	-	-

	$3,136,141	$3,771,807

5.	PREPAYMENTS AND OTHER RECEIVABLES

A summary of prepayments and other receivables was:

	As of December 31,
	2006	2005

Advances to employees	$206,661	$216,475
Deposits to vendors	345,024	240,937
Other receivables	17,731	18,341

	$569,416	$475,753

6.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consisted of the following:

	As of December 31,
	2006	2005

Building	$721,753	$690,887
Plant and machinery	1,157,166	1,063,659
Motor vehicles	199,606	192,997
Office equipment	109,806	88,520
	2,188,331	2,036,063

Less: accumulated depreciation	(1,036,810)	(845,169)

Net book value	$1,151,521	$1,190,894

Depreciation expense for the years ended December 31, 2006 and 2005 were $191,641 and $170,881, respectively.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

As of December 31, 2006 and 2005, certain property, plant and machinery with the net book value of $933,300 and $1,042,342, respectively, were pledged as securities in connection with outstanding loan facilities (see Note 8).

7.	INTANGIBLE ASSETS, NET

	As of December 31,
	2006	2005

Land use rights, cost	$528,704	$528,704

Less: accumulated amortization	(21,148)	(10,574)

Land use rights, net	$507,556	$518,130

Amortization expense for the years ended December 31, 2006 and 2005 were $10,574 and $10,574, respectively.

8.	SHORT-TERM BANK LOAN

The Company has a short-term bank loan of $1,154,703 with the Agricultural Bank of China, which is secured with interest rate at 5.841% per annum payable quarterly, with principle due November 27, 2006. It is collateralized by building and certain plant and machinery of the Company (see Note 6). In July 2007, the Company repaid the short-term bank loan to the bank.

9.	DEFERRED REVENUE

Deferred revenue represents the unrecognized portion of the entire fee from the bundled arrangement allocated to maintenance service and recognized to revenue ratably over the service period, usually 12 months (see Note 2).

10.	ADVANCES FROM CUSTOMERS

Advances from customers represent the advanced payments made by the customers upon the signing of a purchase contract.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

11.	ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following:

	As of December 31,
	2006	2005

Welfare payable	$523,566	$278,389
Salary payable	393,869	325,280
Government levy payable	99,293	85,584
Accrued expenses	131,832	163,850

	$1,148,560	$853,103

12.	LONG-TERM PAYABLES

Long-term payables consisted of the following:

	As of December 31,
	2006	2005

Payable to employees	$496,252	$579,263
Payable to government	194,560	194,560
Payable to third parties	57,600	-

	$748,412	$773,823

Payable to employees represented unsecured advances with interest rate at 8.2% per annum payable quarterly and repayable in the next twelve months.

Payable to government and third parties represented unsecured advances, interest-free and repayable in the next twelve months.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

13.	INCOME TAXES

The Company is subject to taxes in the PRC. Pursuant to the PRC Income Tax Laws, the Company is generally subject to enterprise income tax (“EIT”) at a statutory rate of 33% (30% national income tax plus 3% local income tax).

The provision for income tax expense consisted of the following:

	Years ended December 31,
	2006	2005

Current tax	$258,520	$254,185
Deferred tax	79,038	-

Income tax expenses	$337,558	$254,185

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes stated in the statements of operations for the years ended December 31, 2006 and 2005 is as follows:

	Years ended December 31,
	2006	2005

Income before income taxes	$940,203	$355,352
Statutory income tax rate	33%	33%
	310,267	117,266
Add: Items not subject to taxes
- Deferred revenue	65,880	34,544
- Provisions	(38,589)	102,375

Income tax expenses	$337,558	$254,185

The following table sets forth the significant components of the deferred tax liabilities of the Company as of December 31, 2006 and 2005:

	As of December 31,
	2006	2005
Deferred tax liabilities:
Accounts receivables	$75,378	$-
Depreciation	3,660	-

Deferred tax liabilities	$79,038	$-

14.	OWNERS’ EQUITY

Prior to the restructuring in 2004, the Company was established as a state-owned enterprise with a registered capital of $182,016 (approximately RMB1,500,000). In July 2004, the Company was restructured to a limited liability company with 51% of its equity interest owned by SAAC and 49% of equity interest owned by employees in the PRC . In accordance with the Company’s Articles of Association, the registered capital of the Company was $720,786 (approximately RMB5,940,000).

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

15.	CHINA CONTRIBUTION PLAN

Under the PRC Law, full-time employees of the Company are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a China government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees’ salaries. The total contributions provided for such employee benefits were $266,446 and $209,788 for the years ended December 31, 2006 and 2005, respectively.

16.	STATUTORY RESERVE

Under the PRC Law, the Company is required to make appropriations to the statutory reserve based on after-tax net earnings and determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory reserve should be at least 10% of the after-tax net income until the reserve is equal to 50% of the registered capital. The statutory reserve is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

For the years ended December 31, 2006 and 2005, the Company contributed $79,118 and $74,510 to statutory reserve, respectively.

17.	SEGMENT INFORMATION

The Company operates in one single business segment that includes the design, development, manufacture of products and provision of energy-saving projects. The following table summarizes the Company’s net revenues generated from different geographic locations:

	Years ended December 31,
	2006	2005
Revenue:
- Southeast Asia	$126,250	$268,761
- The PRC	13,386,577	9,083,659

Total revenue, net	$13,512,827	$9,352,420

All of the Company’s long-lived assets are located in the PRC.

18.	CONCENTRATION AND RISK

(a)	Major customers

For the years ended December 31, 2006 and 2005, there is no customer who accounts for 10% or more of total net revenues.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT  CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

(b)	Major vendors

The vendors who account for 10% or more of purchases are presented as follows:
	Year ended December 31, 2006
Vendors	Purchases	Percentage of purchases	Accounts Payables

Vendor A	$3,400,500	58%	$354,560
Vendor B	709,068	12%	-

Total:	$4,109,568	70%	$354,560

	Year ended December 31, 2005
Vendors	Purchases	Percentage of purchases	Accounts Payables

Vendor A	$4,047,680	55%	$352,723

(c)	Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition, but does not require collateral to support such receivables.

(d)	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from long-term borrowings. Borrowings issued at variable rates expose the Company to cash flow interest-rate risk. Borrowings issued at fixed rates expose the Company to fair value interest-rate risk. Company policy is to maintain approximately all of its borrowings in fixed rate instruments. At the year end, all of borrowings were at fixed rates.

19.	COMMITMENTS

The Company rented offices under non-cancelable operating lease agreements. As of December 31, 2006, future minimum annual operating lease payments were as follows:

Year ending December 31:
2007	$12,720
2008	12,720

Total future minimum operating lease payments	$25,440

For the years ended December 31, 2006 and 2005, rent expense was $12,720 and $12,377, respectively.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
CONDENSED BALANCE SHEETS
AS OF MARCH 31, 2008 AND DECEMBER 31, 2007
(Currency expressed in United States Dollars (“US$”))
	March 31, 2008	December 31, 2007
	(Unaudited)	(Note 1)
ASSETS
Current assets:
Cash and cash equivalents	$87,316	$122,501
Restricted cash	84,304	80,941
Accounts receivable, trade	510,269	423,137
Inventories	325,429	345,363
Net investment in sales-type leases, current	143,317	137,599
Prepayments and other receivables	217,606	91,180

Total current assets	1,368,241	1,200,721

Non-current assets:
Net investment in sales-type leases, non-current	823,489	757,662
Property, plant and equipment, net	1,275,287	1,312,138

Total non-current assets	2,098,776	2,069,800

TOTAL ASSETS	$3,467,017	$3,270,521

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Short-term bank loan	$710,668	$806,672
Accounts payable, trade	908,124	795,958
Deferred revenue	25,903	21,451
Accrued liabilities and other payables	211,294	192,007

Total current liabilities	1,855,989	1,816,088

Total liabilities	1,855,989	1,816,088

Owners’ equity:
Registered and paid-in capital	1,598,979	1,598,979
Distribution to owners	(1,190,756)	(1,190,756)
Accumulated other comprehensive income	276,506	167,717
Statutory reserve	74,508	74,508
Retained earnings	851,791	803,985

Total owners’ equity	1,611,028	1,454,433

TOTAL LIABILITIES AND OWNERS’ EQUITY	$3,467,017	$3,270,521

See accompanying notes to financial statements.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Three months ended March 31,
	2008	2007

Revenue, net:
Product sales	$71,144	$44,106
Project revenue	322,776	15,879
Total revenue, net	393,920	59,985

Cost of revenue: (exclusive of depreciation)
Cost of products	57,521	32,036
Cost of projects	160,829	-
Total cost of revenue	218,350	32,036

Gross profit	175,570	27,949

Operating expenses:
Depreciation	44,673	10,376
General and administrative	39,681	28,429
Total operating expenses	84,354	38,805

Income (loss) from operations	91,216	(10,856)

Other income (expenses):
Other income	-	8,572
Interest expense	(43,087)	(10,568)
Total other expenses	(43,087)	(1,996)

Income (loss) before income taxes	48,129	(12,852)

Income tax expense	323	319

NET INCOME (LOSS)	$47,806	$(13,171)

See accompanying notes to financial statements.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Three months ended March 31,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$47,806	$(13,171)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	44,673	10,376
Interest income from sales-type leases	(34,026)	(15,879)
Change in operating assets and liabilities:
Accounts receivable, trade	(69,551)	196,348
Inventories	(21,731)	(403,996)
Prepayments and other receivables	(118,678)	(408,622)
Accounts payable	115,121	247,828
Deferred revenue	3,560	-
Accrued liabilities and other payables	75,245	(28,105)
Net cash provided by (used in) operating activities	42,419	(415,221)

Cash flows from investing activities:
Proceeds from leases receivable	35,830	15,879
Net cash provided by investing activities	35,830	15,879

Cash flows from financing activities:
Drawdown from short-term bank loans	-	699,938
Repayment of short-term bank loans	(129,528)	-
Contribution from (distribution to) owners	-	(108,415)
Net cash provided by (used in) financing activities	(129,528)	591,523

Effect of exchange rate changes on cash and cash equivalents	16,094	1,011

NET CHANGE IN CASH AND CASH EQUIVALENTS	(35,185)	193,192

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	122,501	25,912
CASH AND CASH EQUIVALENTS, END OF PERIOD	$87,316	$219,104

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expenses	$12,437	$14,117

See accompanying notes to financial statements.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
CONDENSED  STATEMENTS OF CHANGE IN OWNERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Registered and paid-in capital	Distribution to owners	Accumulated other comprehensive income	Statutory reserve	Retained earnings	Total owner’s equity

Balance as of January 1, 2008	$1,598,979	$(1,190,756)	$167,717	$74,508	$803,985	$1,454,433

Foreign currency translation adjustment	-	-	108,789	-	-	108,789
Net income for the period	-	-	-	-	47,806	47,806
Balance as of March 31, 2008	$1,598,979	$(1,190,756)	$276,506	$74,508	$851,791	$1,611,028

See accompanying notes to financial statements.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

1.  BASIS OF PRESENTATION

The accompanying condensed consolidated balance sheet as of December 31, 2007 has been derived from audited financial statements and the accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and the interim reporting requirements of Regulation S-X. They do not include all of the information and footnotes for complete consolidated financial statements as required by GAAP. In management's opinion, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the audited financial statements and notes for the year ended December 31, 2007.

The results of operations for the three months ended March 31, 2008 and 2007 presented are not necessarily indicative of the results to be expected for the year.

There is no provision for dividends for the quarter to which this quarterly report relates .

2.  ORGANIZATION AND BUSINESS BACKGROUND

Shenzhen Pengsangpu Solar Industrial Products Corporation (“the Company”) was incorporated as a limited liability company in the People’s Republic of China (“PRC”) on September 23, 1993. Its registered capital was Renminbi Yuan (“RMB”) 2,650,000 (equivalent to $353,333) and contributed by three individuals namely, Mr Renzheng Qiu, Mr Hanwen Chen and Mr Hongde Chen

On July 13, 2006, the registered capital was approved to increase to $1,706,666 (RMB12,800,000) by an injection of additional capital of $1,353,333 (RMB10,150,000) by the existing owners and a new owner, Shenzhen Shunda Solar Energy Co., Ltd registered in the PRC.

On April 18, 2007, Shenzhen Shunda Solar Energy Co. entered an Equity Exchange Agreement to transfer its interest of 0.23% in the Company to Mr Chen Hanwen.

On May 30, 2007, Mr Hongde Chen entered an Equity Exchange Agreement to transfer his 34.77% interest in the Company to Mr Chen Hanwen.

On July 24, 2007, Mr Chen Hanwen entered an Equity Exchange Agreement to transfer his 3.33% interest in the Company to Mr Renzheng Qiu and his 28.33% interest in the Company to Mr Bin Luo, respectively.

On January 9, 2008, the Company entered into an Equity Purchase Agreement and a Complementary Agreement (the “Agreements”) with Beijing Deli Solar Technology Development Co., Ltd, a wholly-owned subsidiary of China Solar and Clean Energy Solutions, Inc., a company organized under the laws of the State of Nevada and is a reporting issuer in the United States and has its shares listed on the NASD Over-the-Counter Bulletin Board under the symbol “CSOL”. Pursuant to the Agreements, China Solar and Clean Energy Solutions, Inc. agreed to purchase 100% equity interest in the Company. The accounting date of the acquisition was April 1, 2008 and was accounted for under the purchase method. SZPSP results of operations have been not included in the three months ended March 31, 2008 consolidated financial statements. See note12.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

The Company is principally engaged in the re-sale of energy-saving related heating products such as heat pipes, heat exchangers, pressure water boilers, solar energy water heaters and radiators. The Company currently operates a distribution facility in Shenzhen City, the PRC.

All the customers are located in the PRC.

3. RECENTLY ISSUED ACCOUNTING STANDARDS

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively. The Company believes that SFAS 159 should not have a material impact on the consolidated financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), "Business Combinations" ("SFAS No. 141R"). SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations the Company engages in will be recorded and disclosed following existing GAAP until January 1, 2009. The Company expects SFAS No. 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time. The Company is still assessing the impact of this pronouncement.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51, or SFAS No. 160" ("SFAS No. 160"). SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Company believes that SFAS 160 should not have a material impact on the consolidated financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"). SFAS 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

4. PREPAYMENTS AND OTHER RECEIVABLES

A summary of prepayments and other receivables was:

	As of
	March 31, 2008	December 31, 2007
	(Unaudited)	(Note 1)
Prepayments	$195,833	$54,936
Value added tax receivable	21,773	20,904
Deposits to vendors	-	8,347
Advance to employees	-	6,993

	$217,606	$91,180

5.    INVESTMENT IN SALES-TYPE LEASES

Starting from 2007, the Company engages in installing energy-saving facilities and leasing the equipment facilities to customers under sales-type leasing arrangement.

The components of the lease receivable, net, are as follows:

	March 31, 2008	December 31, 2007
	(Unaudited)	(Note 1)
Gross minimum lease receivables	$2,039,570	$2,112,360
Estimated residual value of leased assets	36,574	36,574
Less: unearned interest income	(1,109,338)	(1,253,673)
	966,806
Net investment in sales-type leases		895,261
Less: current portion	(143,317)	(137,599)

Net investment in sales-type leases, non-current	$823,489	$757,662

As of March 31 , 2008, the future minimum rentals to be received on non-cancelable sales-type leases are as follows:

Years ending March 31,
2009	143,317
2010	143,317
2011	143,317
2012	143,317
2013	143,317
Thereafter	1,322,985
$2,039,570

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

6.  PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consisted of the following:

	As of
	March 31, 2008	December 31, 2007
	(Unaudited)	(Note 1)
Plant and machinery	$1,310,877	$1,310,877
Office equipment	79,183	79,183
Motor vehicles	145,184	145,184
Foreign translation difference	69,946	65,775
	1,605,190	1,601,019

Less: accumulated depreciation	315,260	270,587
Less: foreign translation difference	14,643	18,294
Net book value	$1,275,287	$1,312,138

Depreciation expense for the three months ended March 31, 2008 and 2007 were $44,673 (unaudited) and $10,376 (unaudited), respectively.

7.  SHORT-TERM BANK LOAN

As of March 31, 2008, the short-term bank loan is as follows:

The Company has a short-term bank loan of $54,690 (unaudited) with an independent financial institution in the PRC, which is secured with interest rate at 6.63% per annum payable quarterly, with principle due July 19, 2008. It was pledged by the accounts receivable of the Company.

The Company has a short-term bank loan of $144,684 (unaudited) with an independent financial institution in the PRC, which is secured with interest rate at 6.57% per annum payable quarterly, with principle due June 29, 2008. It is personally guaranteed by the owner, Mr Renzheng Qiu of the Company.

The Company has a short-term bank loan of $511,294 (unaudited) with an independent financial institution in the PRC, which is secured with interest rate at 6.75% per annum payable quarterly, with principle due October 12, 2008. It is personally guaranteed by the owner, Mr Chen Hanwen of the Company.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

As of December 31, 2007, the short-term bank loan is as follows:

The Company has a short-term bank loan of $54,690 with an independent financial institution in the PRC, which is secured with interest rate at 6.63% per annum payable quarterly, with principle due July 19, 2008. It was pledged by the accounts receivable of the Company.

The Company has a short-term bank loan of $205,086 with an independent financial institution in the PRC, which is secured with interest rate at 6.57% per annum payable quarterly, with principle due June 29, 2008. It is personally guaranteed by the owner, Mr Renzheng Qiu of the Company.

The Company has a short-term bank loan of $546,896 with an independent financial institution in the PRC, which is secured with interest rate at 6.75% per annum payable quarterly, with principle due October 12, 2008. It is personally guaranteed by the owner, Mr Chen Hanwen of the Company.

8.  DISTRIBUTION TO OWNERS

As of March 31, 2008, the distribution amount to owners, Mr Renzheng Qiu, Mr Chen Hanwen and Mr Bin Luo totaled , $1,190,756.

9.  INCOME TAXES

The Company is subject to taxes in the PRC. Pursuant to the PRC Income Tax Laws, the Company is generally subject to enterprise income tax (“EIT”) at a statutory rate of 33% (30% national income tax plus 3% local income tax). Since the Company is registered and operates in Shenzhen, the PRC and is recognized as “Manufacturing Enterprise Located in Special Economic Zone”, it is entitled to EIT at a preferential tax rate of 15%.

On July 25, 2006, the Company was classified as an Advanced Technology Enterprise in the PRC. The Company is exempted from EIT for the first two profit making years and then the EIT is reduced to 15% in the following three years.

The Company was exempted from EIT due to cumulative tax losses for the year ended December 31, 2006.

As of December 31, 2006, the Company has approximately $142,169 of cumulative tax losses which can be carried forward indefinitely to offset future taxable income. The deferred tax assets for the Company as of December 31, 2006 consisted mainly of tax losses and for which a full valuation allowance has been provided, as the losses were fully utilized in 2007 without a tax reductive benefit to the Company due to the exemption from EIT under the tax concession policy for an Advanced Technology Enterprise.

On March 16, 2007, the National People’s Congress approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”). The new CIT Law , among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises with effect from January 1, 2008. The Company is entitled to tax concession policy for an Advanced Technology Enterprise and its ultimate applicable effective tax rate in 2008 and beyond will depend on many factors, including but not limited to whether certain of its legal entity will be subject to a transitional policy under the Corporate Income Tax Law, whether the Company can continue to enjoy the unexpired tax holidays.

The Company’s effective income tax rates for the three months ended March 31, 2008 and 2007 were both 15%.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

10.  SEGMENT INFORMATION - BUSINESS SEGMENTS

The Company currently operates in two principal business segments: (i) sale of components, (ii) provision of energy-saving projects. The Company had no inter-segment sales for the period ended March 31, 2008 and 2007. The Company’s reportable segments are strategic business units that offer different products and services.

Summarized financial information that is directly attributable to the Company’s reportable segments is shown in the following table for the period ended March 31, 2008:

	Sale of products	Energy-saving projects	Total

Revenue, net	$71,144	$322,776	$393,920
Cost of revenue	57,521	160,829	218,350

Gross profit	$13,623	$161,947	$175,570

Summarized financial information that is directly attributable to the Company’s reportable segments is shown in the following table for the year ended March 31, 2007:

	Sale of products	Energy-saving projects	Total

Revenue, net	$44,106	$15,879	$59,985
Cost of revenue	32,036	-	32,036

Gross profit	$12,070	$15,879	$27,949

For the period ended March 31, 2008 and year ended December 31, 2007, all assets and operating facilities are located in the PRC.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

11.  CONCENTRATION AND RISK

(a)   Major customers

No revenue from customers that individually represent greater than 10% of the total revenue for each of the three months ended March 31, 2008 and 2007.

(b)   Major vendors

No purchase from vendors that individually represent greater than 10% of the total purchase for the each of the three months ended March 31, 2008 and 2007.

(c)   Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable and sales-type leases. The Company performs ongoing credit evaluations of its customers' financial condition, but does not require collateral to support such receivables.

(d)   Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from short-term borrowings. Borrowings issued at variable rates expose the Company to cash flow interest-rate risk. Borrowings issued at fixed rates expose the Company to fair value interest-rate risk. Company policy is to maintain approximately all of its borrowings in fixed rate instruments. At the year-end, all of borrowings were at fixed rates.

(e)   Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If the RMB depreciates against the US$, the value of the RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

12.  SUBSEQUENT EVENTS

On January 9, 2008, the Company entered into an Equity Purchase Agreement and Complementary Agreement to the Equity Purchase Agreement with Beijing Deli Solar Technology Development Co., Ltd (“Deli Solar (Beijing)”), a wholly-owned subsidiary of China Solar and Clean Energy Solutions, Inc. (“China Solar”), a company organized under the laws of the State of Nevada and is a reporting issuer in the United States and has its shares listed on the NASD Over-the-Counter Bulletin Board under the symbol “CSOL”. Pursuant to the Agreements, Deli Solar (Beijing) agreed to acquire 100% of the outstanding equity interest of the Company from its shareholders. On March 25, 2008, both parties signed a Supplmentary Agreement to the Equity Purchase Agreement and the Complementary Agreement to amend and supplement the previous agreements and set forth the final terms of the total purchase price and payment method of the acquisition.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

Under the agreements, Deli Solar (Beijing) agreed to purchase the 100% equity interest of the Company from its three shareholders.  $4,087,832 (RMB 28.8 million) of the purchase price was payable in cash. The three shareholders of the Company agreed to loan the cash proceeds back to the Company interest free to be used for working capital. Fifty (50%) of the principal amount of the loan is required to be paid prior to March 31, 2009 and the remaining 50% balance is required to be paid prior to March 31, 2010.

In addition to the cash portion of the purchase price, the parties agreed to an additional consideration of RMB 20 million (approximately $2,839,458) to represent the agreed-upon value of the Company’s intangible assets.

This portion is required to be paid in the form of 1,419,729 shares of the common stock of China Solar (which was based on the average closing price of the common stock for the 30 days immediately preceding the execution of the Complementary Agreement (the “Share Price”)), provided that if on March 31, 2010 the common stock price is lower than the Share Price, China Solar will pay the difference. Fifty percent (50%) of these shares will be transferable and unrestricted on or after March 31, 2009 and the remaining fifty percent (50%) will be transferable on or after March 31, 2010. The shares are required to be transferred to the Company within 180 days of the closing.  In addition, as part of the purchase price, the shareholders of the Company will receive five years warrants to purchase a total of 141,973 shares of common stock at an exercise price of $2.50 per share, subject to future adjustment for stock splits and stock dividend.

The Company warranted in the Complementary Agreement that if (i) its sales revenue is less than RMB 99 million (approximately $13,670,068) with an after-tax net profit of less than RMB 9.43 million (approximately $1,302,108) for the year ended December 31, 2008; or (ii) if in the year ended December 31, 2009, it does not reach the targeted sales revenue of RMB 143.9 million (approximately $19,868,336) or the after-tax net profit of RMB 12.13 million (approximately $1,674,789), the Company will pay the difference between the revenue and the targeted revenue of the year specified by reducing the amount payable on the shareholders’ loan. If the shareholders’ loan is not sufficient to pay the difference, the common shares held by the Company will be returned to China Solar to the extent necessary for the remaining balance.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Owners of
Shenzhen Pengsangpu Solar Industrial Products Corporation

We have audited the accompanying balance sheets of Shenzhen Pengsangpu Solar Industrial Products Corporation (“the Company”) as of December 31, 2007 and 2006 and the related statements of operations and comprehensive income (loss), cash flows and change in owners’ equity for the years ended December 31, 2007 and 2006. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shenzhen Pengsangpu Solar Industrial Products Corporation as of December 31, 2007 and 2006 and the results of operations and cash flows for the years ended December 31, 2007 and 2006 and in conformity with accounting principles generally accepted in the United States of America.

/s/ Zhong Yi (Hong Kong) C.P.A. Company Limited

Zhong Yi (Hong Kong) C.P.A. Company Limited
Certified Public Accountants

Hong Kong, China
May 14, 2008

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$122,501	$25,912
Restricted cash	80,941	-
Accounts receivable, trade	423,137	64,678
Inventories	345,363	190,886
Net investment in sales-type leases, current	137,599	-
Prepayments and other receivables	91,180	433,323

Total current assets	1,200,721	714,799

Non-current assets:
Net investment in sales-type leases, non-current	757,662	101,565
Property, plant and equipment, net	1,312,138	57,045

Total non-current assets	2,069,800	158,610

TOTAL ASSETS	$3,270,521	$873,409

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Short-term bank loan	$806,672	$384,000
Accounts payable, trade	795,958	285,871
Deferred revenue	21,451	-
Accrued liabilities and other payables	192,007	19,245

Total current liabilities	1,816,088	689,116

Total liabilities	1,816,088	689,116

Owners’ equity:
Registered and paid-in capital	1,598,979	1,598,979
Distribution to owners	(1,190,756)	(1,291,913)
Accumulated other comprehensive income	167,717	31,891
Statutory reserve	74,508	-
Retained earnings (accumulated losses)	803,985	(154,664)

Total owners’ equity	1,454,433	184,293

TOTAL LIABILITIES AND OWNERS’ EQUITY	$3,270,521	$873,409

See accompanying notes to financial statements.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2007	2006
Revenue, net:
Product sales	$136,714	$304,222
Project revenue	3,078,568	16,541

Total revenue, net	3,215,282	320,763

Cost of revenue: (exclusive of depreciation)
Cost of products	80,052	209,296
Cost of projects	1,768,651	-

Total cost of revenue	1,848,703	209,296

Gross profit	1,366,579	111,467

Operating expenses:
Depreciation	132,457	35,269
General and administrative	131,673	102,501

Total operating expenses	264,130	137,770

Income (loss) from operations	1,102,449	(26,303)

Other income (expenses):
Interest income	3,982	-
Interest expense	(73,274)	(4,199)
Total other expenses	(69,292)	(4,199)

Income (loss) before income taxes	1,033,157	(30,502)

Income tax expense	-	-

NET INCOME (LOSS)	$1,033,157	$(30,502)

Other comprehensive income:
- Foreign currency translation gain	135,826	27,971

COMPREHENSIVE INCOME (LOSS)	$1,168,983	$(2,531)

See accompanying notes to financial statements.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 & 2006
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$1,033,157	$(30,502)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	132,457	35,269
Interest income from sales-type leases	(65,357)	(16,541)
Change in operating assets and liabilities:
Accounts receivable, trade	(342,382)	44,078
Inventories	(136,805)	(66,944)
Prepayments and other receivables	359,427	(392,002)
Accounts payable	474,435	176,813
Deferred revenue	20,745	-
Accrued liabilities and other payables	165,801	(19,104)

Net cash provided by (used in) operating activities	1,641,478	(268,933)

Cash flows from investing activities:
Investment in sales-type leases	(760,936)	-
Proceeds from leases receivable	65,448	15,869
Purchase of property, plant and equipment	(1,342,427)	(5,623)

Net cash (used in) provided by investing activities	(2,037,915)	10,246

Cash flows from financing activities:
Increase in restricted cash	(78,273)	-
Drawdown from short-term bank loans	1,057,746	377,596
Repayment of short-term bank loans	(674,313)	-
Contribution from (distribution to) owners	182,975	(105,727)

Net cash provided by financing activities	488,135	271,869

Effect of exchange rate changes on cash and cash equivalents	4,891	224

NET CHANGE IN CASH AND CASH EQUIVALENTS	96,589	13,406

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	25,912	12,506
CASH AND CASH EQUIVALENTS, END OF YEAR	$122,501	$25,912

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expenses	$73,274	$4,199

See accompanying notes to financial statements.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
STATEMENTS OF CHANGE IN OWNERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

	Registered and paid-in capital	Distribution to owners	Accumulated other comprehensive income	Statutory reserve	(Accumulated losses) retained earnings	Total owner’s equity

Balance as of January 1, 2006	$321,446	$(121,091)	$3,920	$-	$(124,162)	$80,113

Foreign currency translation adjustment	-	-	27,971	-	-	27,971
Net loss for the year	-	-	-	-	(30,502)	(30,502)
Contribution by owners	1,277,533	(1,170,822)	-	-	-	106,711

Balance as of December 31, 2006	$1,598,979	$(1,291,913)	$31,891	$-	$(154,664)	$184,293

Contribution from owners	-	101,157	-	-	-	101,157
Foreign currency translation adjustment	-	-	135,826	-	-	135,826
Net income for the year	-	-	-	-	1,033,157	1,033,157
Transfer to statutory reserve	-	-	-	74,508	(74,508)	-

Balance as of December 31, 2007	$1,598,979	$(1,190,756)	$167,717	$74,508	$803,985	$1,454,433

See accompanying notes to financial statements.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

1.  ORGANIZATION AND BUSINESS BACKGROUND

Shenzhen Pengsangpu Solar Industrial Products Corporation (“the Company”) was incorporated as a limited liability company in the People’s Republic of China (“PRC”) on September 23, 1993. Its registered capital was Renminbi Yuan (“RMB”) 2,650,000 (equivalent to $321,446) and contributed by three individuals namely, Mr Renzheng Qiu, Mr Hanwen Chen and Mr Hongde Chen.

On July 13, 2006, the registered capital was approved to increase to $1,598,979 (RMB12,800,000) by an injection of additional capital of $1,277,533 (RMB10,150,000) by the existing owners and a new owner, Shenzhen Shunda Solar Energy Co., Ltd registered in the PRC.

On April 18, 2007, Shenzhen Shunda Solar Energy Co. entered an Equity Exchange Agreement to transfer its interest of 0.23% in the Company to Mr Chen Hanwen.

On May 30, 2007, Mr Hongde Chen entered an Equity Exchange Agreement to transfer his 34.77% interest in the Company to Mr Chen Hanwen.

On July 24, 2007, Mr Chen Hanwen entered an Equity Exchange Agreement to transfer his 3.33% interest in the Company to Mr Renzheng Qiu and his 28.33% interest in the Company to Mr Bin Luo, respectively.

The Company is principally engaged in the re-sale of energy-saving related heating products such as heat pipes, heat exchangers, pressure water boilers, solar energy water heaters and radiators. The Company currently operates a distribution facility in Shenzhen City, the PRC.

All the customers are located in the PRC.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

☐	Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

☐	Use of estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the year reported. Actual results may differ from these estimates.

☐	Sales-type leases

The Company engages in installing energy-saving facilities and leasing the equipment facilities to customers and the Company will transfer all benefits, risks and ownership of the leased property to the customers at the end of the lease term. The Company’s investment cost in these projects is recorded as sales-type leases in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 13, “Accounting for Leases” and its various amendments and interpretations. The sales and cost of goods sold is recognized at the point of sales. The investment in sales-type lease consists of the sum of the total minimum lease payments receivable less unearned interest income. Unearned interest income is amortized to income over the lease term as to produce a constant periodic rate of return on the net investment in the lease. The gross investment on sales-type lease is recorded as net of unearned interest income.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

Sales-type leases are generally placed in a non-accrual status (i.e., no revenue is recognized) when payments are more than 90 days past due. Additionally, management periodically reviews the credit worthiness of all sales-type lessees with payments outstanding less than 90 days. Based upon management’s judgment, sales-type lessees with balances less than 90 days delinquent may be placed in a non-accrual status. Leases placed on non-accrual status are only returned to an accrual status when the account has been brought current and management believes recovery of the remaining unpaid lease payments is probable.

☐	Revenue recognition

In accordance with the SEC’s Staff Accounting Bulletin No. 104, Revenue Recognition , the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

(a)   Product sales

The Company derives revenues from the sale of energy-saving products. The Company recognizes its revenues net of value-added taxes (“VAT”). The Company is subject to VAT which is levied on the majority of the products at the rate of 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company.

In accordance with EITF 00-10, “Accounting for Shipping and Handling Fees and Costs,” the Company records shipping and handling costs incurred for inbound and outbound freight as a component of cost of revenues.

(b)   Project revenue

(i)   Project revenue under multiple element arrangements

Starting from 2007, the Company also sells their products and services under a bundled sales arrangement namely energy-saving projects, which typically include design, equipment, installation, testing and maintenance components. The components of design, equipment, installation and testing are non-separable and considered as a single unit of deliverables, namely product revenue. Hence, the product and maintenance are considered separate units of accounting in the arrangement.

Revenues under these bundled arrangements are allocated considering the relative fair values of two separate deliverables: (a) product deliverable and (b) maintenance deliverable, included in the bundled arrangement based on the estimated relative fair values of each element in accordance with EITF 00-21, “Accounting for Multiple Element Revenue Arrangements” and recognized when the applicable revenue recognition criteria for each element are met.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

(ii)   Maintenance service

Revenue from maintenance support for the Company’s products are deferred and recognized ratably over the term of the service period upon the acceptance of the products, which is generally 24 to 42 months. As of December 31, 2007, the unrecognized portion of revenue related to maintenance was $21,451 and was included in the Deferred Revenue caption on the balance sheets.

(iii)   Project revenue under sales-type leases

In accordance with SFAS No. 13, “Accounting for Leases” , the Company recognizes interest income over the lease term so as to produce a constant rate of return on the net investment in the lease using effective interest method.

Under sales-type leases, the Company also recognizes a profit (or loss) at the beginning of the lease term. Sales revenue should be recorded for the fair value of the leased asset, or, if lower, the present value of the minimum lease payments, computed using the interest rate implicit in the lease. Cost of sales should be recorded for the carrying amount of the leased asset, less the present value of the unguaranteed residual value.

(c)   Interest income

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

☐	Cost of revenue

Cost of revenue consists primarily of material costs, direct labor, shipping and handling fee and manufacturing overheads, which are directly attributable to the manufacture of products and the provision of the energy-saving projects.

☐	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

☐	Restricted cash

The Company maintains cash balances at an independent financial institution specializing in corporate guarantees as a pledge to the short-term bank loan.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

☐	Accounts receivable and allowance for doubtful accounts

The Company carries accounts receivable at their face amounts less an allowance for doubtful accounts. On a regular basis, an allowance for uncollectible receivables is established and determined based upon past transaction history with customers, customer payment practices and economic conditions. Actual collection experience may differ from the current estimate of net receivables. A change to the allowance for uncollectible amounts may be required if a future event or other change in circumstances results in a change in the estimate of the ultimate collectibility of a specific account. The Company does not require collateral for the accounts receivable balances. As of December 31, 2007 and 2006, the Company has determined that no allowance for doubtful accounts is required.

☐	Inventories

Inventories consist primarily of finished goods, work in process and raw materials and are stated at the lower of cost or net realizable value, with cost being determined on a weighted average basis. Allowance for slow-moving and obsolescence is an estimate amount based on an analysis of current business and economic risks, the duration of the inventories held and other specific identifiable risks that may indicate a potential loss. The allowance is reviewed regularly to ensure that it adequately provides for all reasonable expected losses. As of December 31, 2007 and 2006, the Company has determined that no allowance for obsolescence is required.

☐	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value

Plant and machinery	5 years	5%
Office equipment	5 years	5%
Motor vehicles	5 years	5%

Expenditure for maintenance and repairs is expensed as incurred. The gain or loss on the disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statements of operations.

☐	Valuation of long-lived assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews its long-lived assets, including property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There has been no impairment as of December 31, 2007 or 2006.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

☐	Comprehensive income

SFAS No. 130, “Reporting Comprehensive Income” , establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during the year from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statement of owners’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

☐	Income taxes

The Company accounts for income tax using SFAS No. 109 “Accounting for Income Taxes” , which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statements of operations and comprehensive income in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

The Company also adopts the provisions of the Financial Accounting Standards Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“ FIN 48 ”) . FIN 48 prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transitions. The Company adopted FIN 48 and has determined that the adoption did not have an impact on the Company’s financial position, results of operations, or cash flows.

☐	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States dollar (“US$”). The Company maintains its books and records in its local currency, Renminbi Yuan (“RMB”), which is functional currency as being the primary currency of the economic environment in which these entities operate.

In general, assets and liabilities are translated into US$, in accordance with SFAS No. 52, “ Foreign Currency Translation” , using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of changes in owners’ equity.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

Translation of amounts from RMB into US$ has been made at the following exchange rates for the respective year:

	2007	2006

Year-end RMB:US$ exchange rate	7.314	7.813
Average rates RMB:US$ exchange rate	7.563	7.945

☐	Retirement plan costs

Contributions to retirement schemes (which are defined contribution plans) are charged to general and administrative expenses in the statements of operations and comprehensive income as and when the related employee service is provided.

☐	Advertising expenses

The Company expenses advertising costs as incurred in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position 93-7, “Reporting for Advertising Costs” . The Company incurred $12,422 and $0 advertising expenses for each of the years ended December 31, 2007 and 2006, respectively.

☐	Research and development costs

Research and development costs are expensed as incurred and consist mainly of labor cost incurred in the development of new products, new applications, new features or enhancements for existing products or applications. The Company incurred $9,520 and $3,272 for the years ended December 31, 2007 and 2006 .

☐	Product warranty

Under the terms of the contracts, the Company provides a product warranty on the equipment to its customers for a period of twelve months upon the completion of installation at the Company’s expense. The Company has not experienced any material returns where it was under obligation to honor this standard warranty provision. As such, no reserve for product warranty has been provided in the statements of operations for the years ended December 31, 2007 and 2006.

☐	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

☐	Segment reporting

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company operates in two reportable business segments: Sales of products and Energy-saving projects (including sales-type leases). All the customers are located in the PRC.

☐	Fair value of financial instruments

The Company values its financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments” . The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

The Company’s financial instruments primarily include cash and cash equivalents, restricted cash, trade accounts receivable, inventories, investment in sales-type leases, prepayments and other receivables, short-term bank loan, trade accounts payable, deferred revenue, accrued liabilities and other payable.

As of the balance sheet date, the estimated fair values of financial instruments were not materially different from their carrying values as presented due to short maturities of these instruments.

☐	Recently issued accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively. The Company believes that SFAS 159 should not have a material impact on the financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), "Business Combinations" (" SFAS No. 141R" ) . SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations the Company engages in will be recorded and disclosed following existing GAAP until January 1, 2009. The Company expects SFAS No. 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time. The Company is still assessing the impact of this pronouncement.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51, or SFAS No. 160" ("SFAS No. 160"). SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Company believes that SFAS No. 160 should not have a material impact on the financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161 ("SFAS No. 161"), "Disclosures about Derivative Instruments and Hedging Activities" . SFAS 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

3.  ACCOUNTS RECEIVABLE, TRADE

The majority of the Company’s sales are on credit terms and in accordance with terms specified in the contracts governing the relevant transactions. The Company evaluates the need of an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required. Based upon the aforementioned criteria, no allowances for doubtful accounts were provided for the years ended December 31, 2007 and 2006.

4.  INVENTORIES

Inventories consisted of the following:

	As of December 31,
	2007	2006

Raw materials	$94,308	$127,177
Finished goods	141,663	33,837

	$345,363	$190,886

For the years ended December 31, 2007 and 2006, the Company recorded no allowance for obsolete inventories and write-offs.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

5.  PREPAYMENTS AND OTHER RECEIVABLES

A summary of prepayments and other receivables was:

	As of December 31,
	2007	2006

Prepayments	$54,936	$-
Value added tax receivable	20,904	-
Deposits to vendors	8,347	424,440
Advance to employees	6,993	-
Other receivables	-	8,883
	$91,180	$433,323

6.  INVESTMENT IN SALES-TYPE LEASES

The Company engages in installing energy-saving facilities and leasing the equipment facilities to customers under sales-type leasing arrangement.

As of December 31, 2007, the components of the lease receivable, net, are as follows:

Gross minimum lease receivables	$2,112,360
Estimated residual value of leased assets	36,574
Less: unearned interest income	(1,253,673)

Net investment in sales-type leases	895,261
Less: current portion	(137,599)

Net investment in sales-type leases, non-current	$757,662

As of December 31 , 2007, the future minimum rentals to be received on non-cancelable sales-type leases are as follows:

Years ending December 31,
2008	137,599
2009	137,599
2010	137,599
2011	137,599
2012	137,599
Thereafter	1,424,365
$2,112,360

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

7.  PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consisted of the following:

	As of December 31,
	2007	2006

Plant and machinery	$1,310,877	$-
Office equipment	79,183	47,633
Motor vehicles	145,184	145,184
Foreign translation difference	65,775	6,445
	1,601,019	199,262

Less: accumulated depreciation	270,587	138,130
Less: foreign translation difference	18,294	4,087

Net book value	$1,312,138	$57,045

Depreciation expense for the years ended December 31, 2007 and 2006 were $132,457 and $35,269, respectively.

8.  SHORT-TERM BANK LOAN

As of December 31, 2007, the short-term bank loan is as follows:

The Company has a short-term bank loan of $54,690 with an independent financial institution in the PRC, which is secured with interest rate at 6.63% per annum payable quarterly, with principle due July 19, 2008. It was pledged by the accounts receivable of the Company.

The Company has a short-term bank loan of $205,086 with an independent financial institution in the PRC, which is secured with interest rate at 6.57% per annum payable quarterly, with principle due June 29, 2008. It is personally guaranteed by the owner, Mr Renzheng Qiu of the Company.

The Company has a short-term bank loan of $546,896 with an independent financial institution in the PRC, which is secured with interest rate at 6.75% per annum payable quarterly, with principle due October 12, 2008. It is personally guaranteed by the owner, Mr Chen Hanwen of the Company.

As of December 31, 2006, the short-term bank loan is as follows:

The Company has a short-term bank loan of $384,000 with an independent financial institution in the PRC, which is secured with interest rate at 7.3% per annum payable quarterly, with principle due September 27, 2007. It is personally guaranteed by the owner, Mr Chen Hanwen and Mr Renzheng Qiu of the Company.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

9.  ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following:

	As of December 31,
	2007	2006

Business tax payable	$93,751	$-
Customer deposits	56,492	-
Welfare payable	23,128	209
Salary payable	13,132	16,941
Government levy payable	4,212	2,095
Other payable	1,292	-
	$192,007	$19,245

10.  OWNERS’ EQUITY

In accordance with the Company’s Articles of Association, the registered capital of the Company was $321,446 (approximately RMB2,650,000) and contributed by three individuals namely, Mr Renzheng Qiu, Mr Hanwen Chen and Mr Hongde Chen at its inception.

On July 13, 2006, the registered capital was approved to increase to $1,598,979 (RMB12,800,000) by an injection of additional capital of $1,277,533 (RMB10,150,000) by the existing owners and a new owner, Shenzhen Shundeng Solar Energy Co., Ltd registered in the PRC.

On April 18, 2007, Shenzhen Shunda Solar Energy Co. entered an Equity Exchange Agreement to transfer its interest of 0.23% in the Company to Mr Chen Hanwen.

On May 30, 2007, Mr Hongde Chen entered an Equity Exchange Agreement to transfer his 34.77% interest in the Company to Mr Chen Hanwen.

On July 24, 2007, Mr Chen Hanwen entered an Equity Exchange Agreement to transfer his 3.33% interest in the Company to Mr Renzheng Qiu and his 28.33% interest in the Company to Mr Bin Luo, respectively.

As of December 31, 2007, the ultimate owners of the Company were Mr Renzheng Qiu, Mr Chen Hanwen and Mr Bin Luo.

11.  DISTRIBUTION TO OWNERS

As of December 31, 2006, the distribution amount to owners, Mr Renzheng Qiu, Mr Chen Hanwen and Mr Bin Luo totaled , $1,291,913.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

As of December 31, 2007, the distribution amount owners , Mr Renzheng Qiu, Mr Chen Hanwen and Mr Bin Luo totaled , $1,190,756.

12.  INCOME TAXES

The Company is subject to taxes in the PRC. Pursuant to the PRC Income Tax Laws, the Company is generally subject to corporate income tax (“CIT”) at a statutory rate of 33% (30% national income tax plus 3% local income tax). Since the Company is registered and operates in Shenzhen, the PRC and is recognized as “Manufacturing Enterprise Located in Special Economic Zone”, it is entitled to CIT at a preferential tax rate of 15%.

On July 25, 2006, the Company was classified as an Advanced Technology Enterprise in the PRC. The Company is exempted from CIT for the first two profit making years and then the CIT is reduced to 15% in the following three years.

The Company was exempted from CIT due to cumulative tax losses for the year ended December 31, 2006.

As of December 31, 2006, the Company has approximately $142,169 of cumulative tax losses which can be carried forward indefinitely to offset future taxable income. The deferred tax assets for the Company as of December 31, 2006 consisted mainly of tax losses and for which a full valuation allowance has been provided, as the losses were fully utilized in 2007 without a tax reductive benefit to the Company due to the exemption from CIT under the tax concession policy for an Advanced Technology Enterprise.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes stated in the statements of operations for the years ended December 31, 2007 and 2006 is as follows:

	Years ended December 31,
	2007	2006

Income (loss) before income taxes	$1,033,157	$(30,502)
Statutory income tax rate	33%	33%
	340,942	(10,066)
Add: Items not subject to tax purpose
- Net operating losses carryforwards	(46,916)	(1,809)
- Provisions and accrued liabilities	(31,221)	11,875
- Deferred revenue	6,846	-
- Effect from tax holiday	(269,651)	-
Income tax expenses	$-	$-

On March 16, 2007, the National People’s Congress approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”). The new CIT Law , among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises with effect from January 1, 2008. The Company is entitled to tax concession policy for an Advanced Technology Enterprise and its ultimate applicable effective tax rate in 2008 and beyond will depend on many factors, including but not limited to whether certain of its legal entity will be subject to a transitional policy under the Corporate Income Tax Law, whether the Company can continue to enjoy the unexpired tax holidays.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

The following table sets forth the significant components of the aggregate net deferred tax assets of the Company as of December 31, 2007 and 2006:

	As of December 31,
	2007	2006
Deferred tax assets:
Net operating loss carry forwards	$-	$46,916
Less: valuation allowance	-	(46,916)

Net deferred tax assets	$-	$-

13.  RELATED PARTY TRANSACTIONS

For the period from January 1, 2005 to July 31, 2007, Mr. Chen Hanwen and Mr. Renzheng Qiu, the owners of the Company maintained the office premises and provided office services without charge to the Company. The imputed rent expense at its current market fair value for the years ended December 31, 2007 and 2006 were not significant.

On February 2, 2007, Shenzhen Shunda Solar Energy Co., the former owner of the Company sold the plant and machinery to the Company at the market fair value of $698,108, equivalent to RMB 5,280,000, at a cash consideration in a normal course of business.

14.  CHINA CONTRIBUTION PLAN

Under the PRC Law, full-time employees of the Company are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a China government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees’ salaries. The total contributions provided for such employee benefits were $24,625 and $9,555 for the years ended December 31, 2007 and 2006, respectively.

15.  STATUTORY RESERVE

Under the PRC Law, the Company is required to make appropriations to the statutory reserve based on after-tax net earnings and determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory reserve should be at least 10% of the after-tax net income until the reserve is equal to 50% of the registered capital. The statutory reserve is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

For the years ended December 31, 2007 and 2006, appropriation of $74,508 and $0 were made respectively.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

16.  SEGMENT INFORMATION - BUSINESS SEGMENTS

The Company currently operates in two principal business segments: (i) sale of components, (ii) provision of energy-saving projects. The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 2). The Company had no inter-segment sales for the years ended December 31, 2007 and 2006. The Company’s reportable segments are strategic business units that offer different products and services.

Summarized financial information that is directly attributable to the Company’s reportable segments is shown in the following table for the year ended December 31, 2007:

	Sale of products	Energy-saving projects	Total

Revenue, net	$136,714	$3,078,568	$3,215,282
Cost of revenue	80,052	1,768,651	1,848,703

Gross profit	$56,662	$1,309,917	$1,366,579

Summarized financial information that is directly attributable to the Company’s reportable segments is shown in the following table for the year ended December 31, 2006:

	Sale of products	Energy-saving projects	Total

Revenue, net	$304,222	$16,541	$320,763
Cost of revenue	209,296	-	209,296

Gross profit	$94,926	$16,541	$111,467

For the years ended December 31, 2007 and 2006, all assets and operating facilities are located in the PRC.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

17.  CONCENTRATION AND RISK

(a)   Major customers

The customers who account for 10% or more of revenue are presented as follows:

	Year ended December 31, 2007		December 31, 2007
	Revenue	Percentage of revenue	Accounts receivable

Customer A	$737,385	23%	$-
Customer B	288,276	9%	136,724
Customer C	264,838	8%	-
Customer D	264,086	8%	14,629

	1,554,585	48%	151,353

	Year ended December 31, 2006		December 31, 2006
	Revenue	Percentage of revenue	Accounts receivable

Customer E	$69,226	22%	$-
Customer F	50,346	16%	-
Customer G	44,053	14%	-
Customer H	41,493	13%	-
Customer I	37,760	11%	-

	$242,878	76%	$-

(b)   Major vendors

The vendors who account for 10% or more of purchases are presented as follows:

	Year ended December 31, 2007		December 31, 2007
	Purchases	Percentage of purchases	Accounts payable

Vendor A	$355,483	21%	$39,787
Vendor B	177,741	11%	-
Vendor C	175,006	11%	39,434

Total:	$708,230	43%	$79,221

	Year ended December 31, 2006		December 31, 2006
	Purchases	Percentage of purchases	Accounts payable

Vendor A	$51,955	18%	$18,276
Vendor C	92,972	31%	35,410
Vendor D	46,486	16%	64,342
Vendor E	42,384	14%	-

Total:	$233,797	79%	$118,028

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

(c)	Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable and sales-type leases. The Company performs ongoing credit evaluations of its customers' financial condition, but does not require collateral to support such receivables.

(d)	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from short-term borrowings. Borrowings issued at variable rates expose the Company to cash flow interest-rate risk. Borrowings issued at fixed rates expose the Company to fair value interest-rate risk. Company policy is to maintain approximately all of its borrowings in fixed rate instruments. At the year-end, all of borrowings were at fixed rates.

(e)	Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If the RMB depreciates against the US$, the value of the RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

18.  SUBSEQUENT EVENTS

On January 9, 2008, the Company entered into an Equity Purchase Agreement and a Complementary Agreement (the “Agreements”) with Beijing Deli Solar Technology Development Co., Ltd, a wholly-owned subsidiary of China Solar and Clean Energy Solutions, Inc., a company organized under the laws of the State of Nevada and is a reporting issuer in the United States and has its shares listed on the NASD Over-the-Counter Bulletin Board under the symbol “CSOL”. Pursuant to the Agreements, China Solar and Clean Energy Solutions, Inc. agreed to purchase 100% equity interest in the Company for a cash consideration of RMB19 million (equivalent to US$2,588,203) and also agreed to purchase the Company’s trademarks and other intangible assets at an appraisal value of RMB20 million.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.

Unaudited Pro Forma Financial Information

PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2008
(Currency expressed in United States Dollars (“US$”))
(UNAUDITED)

The unaudited Pro Forma Condensed, Combined Statements of Operations for the six months ended June 30, 2008 gives effect to the acquisition of Shenzhen PengSangPu Solar Industrial Products Corporation (“Target”) by China Solar & Clean Energy Solutions, Inc. (“Registrant”). The transaction was valued at fair value. The unaudited Pro Forma Condensed, Combined Statements of Operations was taken from the respective financial statements of Target and Registrant for the six months ended June 30, 2008. The unaudited Pro Forma Condensed, Combined Statements of Operations was prepared assuming that the acquisition described above was consummated as of the beginning of the year presented.

The unaudited Pro Forma Condensed, Combined Statements of Operations are based upon historical financial statements of Target and Registrant. The pro forma adjustments and the resulting unaudited Pro Forma Condensed, Combined Statements of Operations have been prepared based upon available information and certain assumptions and estimates deemed appropriate by the Registrant.

The unaudited Pro Forma Condensed, Combined Statements of Operations are not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of the date indicated, or that may be achieved in the future. Furthermore, the unaudited Pro Forma Condensed, Combined Statements of Operations do not reflect changes that may occur as the result of post-combination activities and other matters.

The unaudited Pro Forma Condensed, Combined Statements of Operations and notes thereto should be read in conjunction with the accompanying unaudited financial statements of Target and Registrant.

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2008
(Currency expressed in United States Dollars (“US$”))
(UNAUDITED)

	Registrant (Historical) *	Target (Historical)	Pro forma adjustments Increase (Decrease)		Pro forma combined

Revenue, net	$26,930,274	$393,920			$27,324,194

Cost of revenue	20,018,232	218,350			20,236,582

Gross profit	6,912,042	175,570			7,087,612

Operating expenses:
Depreciation and amortization	281,383	44,673			326,056
Selling and distribution	1,620,604	-			1,620,604
General and administrative	1,757,389	39,681	51,000	(A)	1,848,070

Total operating expenses	3,659,376	84,354			3,794,730

Income from operations	3,252,666	91,216			3,292,882

Other income (expenses):
Other income	66,831	-			66,831
Interest income	1,638	-			1,638
Other expense	(45,266)	-			(45,266)
Interest expense	(143,696)	(43,087)			(186,783)

Total other income (expenses)	(120,493)	(43,087)			(163,580)

Income before income taxes	3,132,173	48,129			3,129,302

Income tax expense	787,278	323			787,601
Minority interests	859,031				859,031

NET INCOME	$1,485,864	$47,806			$1,482,670

Basic income per common share	$0.14				$0.13	(D)

Diluted income per common share	$0.11				$0.11	(D)

Basic common shares	10,612,185				11,314,249	(D)

Diluted common shares	13,006,396				13,708,460	(D)

* It includes the operating results of Target from the effective date of acquisition from April 1, 2008.

PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2007
(Currency expressed in United States Dollars (“US$”))
(UNAUDITED)

The unaudited Pro Forma Condensed, Combined Statements of Operations for the year ended December 31, 2007 gives effect to the acquisitions of Tianjin Huaneng Group Energy Equipment Co. Ltd. (“Tianjin Huaneng”) and Shenzhen PengSangPu Solar Industrial Products Corporation (“Shenzhen PengSangPu”) by China Solar & Clean Energy Solutions, Inc. (“Registrant”). The transaction was valued at fair value. The unaudited Pro Forma Condensed, Combined Statements of Operations was taken from the respective financial statements of Tianjin Huaneng, Shenzhen PengSangPu and Registrant for the year ended December 31, 2007. The unaudited Pro Forma Condensed, Combined Statements of Operations was prepared assuming that the acquisition described above was consummated as of the beginning of the year presented. The unaudited Pro Forma Condensed, Combined Statements of Operations are based upon historical financial statements of Tianjin Huaneng, Shenzhen PengSangPu and Registrant. The pro forma adjustments and the resulting unaudited Pro Forma Condensed, Combined Statements of Operations have been prepared based upon available information and certain assumptions and estimates deemed appropriate by the Registrant.

The unaudited Pro Forma Condensed, Combined Statements of Operations are not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of the date indicated, or that may be achieved in the future. Furthermore, the unaudited Pro Forma Condensed, Combined Statements of Operations do not reflect changes that may occur as the result of post-combination activities and other matters.

The unaudited Pro Forma Condensed, Combined Statements of Operations and notes thereto should be read in conjunction with the accompanying audited financial statements of Target and Registrant.

PRO FORMA CONDENSED, COMBINED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2007
(Currency expressed in United States Dollars (“US$”))
( UNAUDITED)

		Tianjin Huaneng For the six months		Pro forma
		Ended June	Shenzhen	adjustments
	Registrant	30, 2007	Pengsangpu	Increase		Pro forma
	(Historical)	(Historical)	(Historical)	(Decrease)		combined

Revenue, net	$37,072,346	$6,649,869	$3,215,282			$$46,937,497

Cost of revenue	28,772,078	5,171,431	1,848,703			35,792,212
Gross profit	8,300,268	1,478,438	1,366,579			11,145,285

Operating expenses:
Depreciation and amortization	282,822	119,882	132,457	204,000	(A)	739,161
Selling and distribution	827,839	654,140	-			1,481,979
General and administrative	4,003,973	371,090	131,673	310,000	(A)	4,816,736

Total operating expenses	5,114,634	1,145,112	264,130			7,037,876

Income from operations	3,185,634	333,326	1,102,449			4,107,409

Other income (expense):
Other income	220,057	20,236	3,982			244,275
Interest expense	(65,481)	(86,692)	(73,274)			(225,447)

Total other income (expense)	154,576	(66,456)	(69,292)			18,828
Income before income taxes	3,340,210	266,870	1,033,157			4,126,237
Income tax expense	(615,325)	(67,299)				(682,624)
Minority interests	(199,744)	-	-	(97,790	)(C)	(297,534)

NET INCOME	$2,525,141	$199,571	$1,033,157	$		$3,146,079	(B)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$1,549,334	$-	$-	$		$2,170,272	(C)

Basic income per common share	$0.25		$ $	$		$0.18	(B)

Diluted income per common share	$0.23		$ $	$		$0.16	(B)

Basic common shares	6,205,290					12,316,518	(B)

Diluted common shares	10,783,026					20,257,394	(B)

Notes to Unaudited Pro Forma Combined Financial Statements

Note A  The adjustment of $51,000 was additional amortization of intellectual property and customer relationships arising from the acquisition of SZPSP for the six months ended June 30, 2008, which reflects amortization for the period from January to March 2008, as if the acquisition was completed on January 1, 2007.

The adjustments of $204,000 and $310,000 were additional amortization of intellectual property and customer relationships and write-down of in-process research and development, respectively, arising from the acquisition of SZPSP for the year ended December 31, 2007, as if the acquisition was completed on January 1, 2007.

Of the $2,350,000 of acquired intangible assets, $310,000 was assigned to in-process research and development which was written off during the six months ended June 30, 2008, $940,000 was assigned to existing intellectual property, and $1,100,000 was assigned to customer relationships. The acquired identifiable intangibles assets have a weighted-average amortization period totaling approximately 10 years and residual value totaling approximately $0. The adjustment to amortize intellectual property and customer relationships were $23,500 and $27,500, respectively for six months ended June 30, 2008 (from the effective date of acquisition at April 1, 2008).

The property, plant and equipment acquired consists of plant machinery and equipment, motor vehicles and leasehold improvements with estimated depreciable lives of 5 years and residual value is 10% of the cost of assets.

Note B    Income per share as of December 31, 2007 was calculated as follows:

	Historical	Pro forma

Basic and diluted net income per share calculation

Numerator:
Net income	2,525,141	3,146,079
Less: Preferred stock dividends	(975,807)	(975,807)
Net income available to common stockholders in computing basic net income per share	$1,549,334	2,170,272

Plus: Preferred stock beneficial conversion	975,807	975,807
Net income available to common stockholders in computing diluted net income per share	$2,525,141	3,146,079

Denominator:
Weighted average ordinary shares outstanding – Basic	6,205,290	6,205,290
Weighted average of ordinary shares issued for February 2008 private placement, net	-	4,691,499
Weighted average of ordinary shares issued for acquisition of Shenzhen Pengsangpu, net	-	1,419,729
Total basic weighted average ordinariy shares outstanding	6,205,290	12,316,518

Dilutive effect of convertible preferred stock	887,097	1,774,194
Dilutive effect of warrant shares	3,690,639	5,555,559
Dilutive effect of warrant shares for February 2008 private placement	-	469,150
Dilutive effect of warrant shares for acquisition of Shenzhen Pengsangpu	-	141,973
Weighted average ordinary shares outstanding – Diluted	10,783,026	20,257,394

Basic net income per share	$0.25	0.18

Diluted net income per share	$0.23	0.16

Note C    The pro forma adjustment gives effect to the acquisition of Tianjin Huaneng as if it were consummated on January 1, 2007.

Net income per Tianjin for the year of 2007	$199,571
Multiply: Minority interest portion	49%
Total minority interests	$97,790

Note D     Income per share as of June 30, 2008 was calculated as follows:

	Historical	Pro forma
Basic and diluted net income per share calculation

Numerator:
Net income available to common stockholders in computing basic net income per share	$1,485,864	1,482,670

Net income available to common stockholders in computing diluted net income per share	$1,485,864	1,482,670

Denominator:
Weighted average ordinary shares outstanding - Basic	9,894,520	9,894,520
Weighted average of ordinary shares issued for acquisition of Shenzhen Pengsangpu, net	717,665	1,419,729
Total basic weighted average ordinary shares outstanding	10,612,185	11,314,249

Dilutive effect of convertible preferred stock	1,383,593	1,383,593
Dilutive effect of warrant shares	318,310	318,310
Dilutive effect of contingent shares	692,308	692,308
Weighted average ordinary shares outstanding - Diluted	13,006,396	13,708,460

Basic net income per share	$0.14	0.13

Diluted net income per share	$0.11	0.11

For the six months ended June 30, 2008, warrants exercisable to 4,392,488 shares of common stock were excluded from the historical and pro forma diluted earnings per share calculation as the average market price of the common stock during the period was more than the exercise price of the warrants, thereby making the warrants antidilutive under the treasury method.

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Although we will not receive any of the proceeds from the sale of the shares being registered in this registration statement, we have agreed to bear the costs and expenses of the registration of those shares. Our expenses in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are as follows:

SEC Registration Fee	$392
Professional Fees and Expenses*	$75,000
Printing and Engraving Expenses *	$5,000
Transfer Agent's Fees*	$2,500
Miscellaneous Expenses*	$3,000
Total	$85,892*

*   Estimates

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Article VI, Sections 1 and 2 of our By-Laws, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such action or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Company and, in the case of a criminal action or proceeding, had no reasonable cause to believe the conduct of such person was unlawful.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth recent sales by the Company of unregistered securities during the fiscal year ending December 31, 2007:

On June 13, 2007, we entered into a number of agreements with Barron Partners L.P., a Delaware limited partnership, and two other investors (all accredited investors) pursuant to a private placement transaction providing for the sale to the investors for an aggregate purchase price of $2,750,000 (or $1.55 per share) of (i) 1,774,194 shares of Series A Preferred Stock (with each share of Series A Preferred Stock being convertible into one (1) share of common stock), subject to adjustment; (ii) five year warrants to purchase 1,774,194 shares of common stock at an exercise price $1.90 per share, subject to adjustment; and (iii) five year warrants to purchase an additional 1,774,194 shares of common stock at an exercise price of $2.40 per share, subject to adjustment.

Additional shares of Series A Preferred Stock (not to exceed 900,000) are required to be delivered to the investors in the event that we fail to achieve certain pre tax income targets for the fiscal years ended December 31, 2007 and 2008. The private placement qualified as an exempt transaction under Section 4(2) of the Securities Act, as amended, and Rule 506 of Regulation D thereunder.

In connection with the placement we issued Trenwith Securities, LLC   warrants to purchase 106,452 shares exercisable for a period of five years at an exercise price of $1.17 ( subject to adjustment) and a transaction fee of $165,000. In connection with their appointment we had previously issued Trenwith five year warrants to purchase 75,000 shares of common sock at an exercise price of $2.81, subject to adjustment.

The following sets forth recent sales by the Company of unregistered securities during the fiscal year ended December 31, 2006:

None.

The following sets forth recent sales by the Company of unregistered securities during the fiscal year ended December 31, 2005:

On March 31, 2005, pursuant to the Stock Contribution Agreement, the former shareholders of Deli Solar (BVI) contributed all the shares of capital stock of Deli Solar (BVI) in exchange for 4,067,968 shares of our common stock. The exchange qualified as an exempt transaction under Section 4(2) and/or Regulation S under the Securities Act of 1933, as amended.

On March 31, 2005, pursuant to subscriptions executed by seventeen accredited investors, the Company issued a total of 1,714,290 shares of common stock, accompanied by warrants to purchase 1,825,719 shares of common stock, in a private placement qualifying as an exempt transaction under Section 4(2) of the Securities Act, as amended, and Rule 506 of Regulation D thereunder. The total purchase price paid for the common shares and warrants was $6,000,015. The exercise price of the warrants was $3.85 per share. (The number and the price of shares described in these two paragraphs has been adjusted to give effect to the one-for-six reverse stock split of all issued and outstanding shares of our common stock, which became effective on August 15, 2005.).

The offering to the seventeen accredited investors was accomplished through Kuhns Brothers Securities Corporation, an NASD member and SEC registered broker dealer, as placement agent. John Kuhns, the Chairman and 95% shareholder of Kuhns Brother Securities Corporation, is a former Chairman of our Board.

The following sets forth recent sales by the Company of unregistered securities during the fiscal year ended May 31, 2004 and the seven months ended December 31, 2004:

During the fiscal year ended May 31, 2004 and the seven months ended December 31, 2004, we issued 500,000 shares of our common stock as payment for a loan given to Meditech. The loan of $30,000 was paid off through this stock issuance.

During the fiscal year ended May 31, 2004 and the seven months ended December 31, 2004, we issued an aggregate of 1,633,333 shares of our common stock for cash of $142,222. (The number and the price of shares described in these two paragraphs has been adjusted to give effect to the one-for-six reverse stock split of all issued and outstanding shares of our common stock, which became effective on August 15, 2005.).

No underwriter was involved in any of the above issuances of securities. All of the above securities were issued in reliance upon the exemption set forth in Section 4(2) of the Securities Act on the basis that they were issued under circumstances not involving a public offering.

Other than the securities mentioned above, we have not issued or sold any securities without registration for the past three years from the date of this registration statement.

EXHIBITS

3.1	Certificate of Incorporation. (1)

3.2-1	Bylaws. (2)

3.2-2	Amendment to Bylaws dated October 17, 2005 (3)

3.2-3	Articles of Merger of Du Solar, Inc. into the Company (10)

4.1	Common Stock Specimen (4)

4.2	Form of Warrant. (1)

4.3	Certificate of Designation as filed with the Secretary of State of Nevada on June 12 , 2007 (8)

4.4	Series A Preferred Stock Specimen (8)

4.5	Form of Class A Warrant (8)

4.6	Form of Class B Warrant (8)

4.7	Form of Placement Agent Warrant (12)

5.1	Legal Opinion of Guzov Ofsink, LLC re legality of the common stock being registered. (14)

10.1	Stock Contribution Agreement, dated March 28, 2005, entered into by and between the Company and Deli Du (5)

10.2	Stock Purchase Agreement, dated March 30, 2005, by and among Deli Du, Halter Capital Corporation, and the Company (5)

10.3	Form of Unit Purchase Agreement (1)

10.4	Form of Engagement Agreement (1)

10.5	Form of Lock Up Agreement between the Company and the members of the Financial Advisor Group (1)

10.6	Land Purchase Agreement by and between Deli Solar (Bazhou) and Deli Du (English Translation) (4)

10.7	Stock Purchase Agreement by and between Deli Solar (Bazhou) and Ailiyang Shareholders (6).

10.8	Land Use Rights Purchase Agreement by and between Deli Solar (Bazhou) and the Governance Commission of Beijiahe Village Chaheji County Bazhou City dated March 16, 2006 (English Translation) (7)

10.9	Securities Purchase Agreement dated June 13, 2007 by and among the Company, Barron Partners LP and the other investors named therein (8)

10.10	Registration Rights Agreement dated June 13, 2007 by and among the Company, Barron Partners LP and the other investors named (8)

10.11	Stock Escrow Agreement dated June 13, 2007 by and between the Company and Tri-State Title & Escrow, LLC, as escrow agent (8)

10.12	Closing Escrow Agreement dated June 13, 2007 by and between the Company and Barron Partners, L.P., and the other investors named therein and Tri-State Title & Escrow, LLC, as escrow agent (8)

10.13	Investor Relations Consulting Agreement dated July 23, 2007 between the Company and Hayden Communications International, Inc. (9)

10.14	Securities Purchase Agreement dated as of February 25, 2008 by and among the Company and the investors named therein (10)

10.15	Registration Rights Agreement dated as of February 25, 2008 by and among the Company and the investors named therein (10)

10.16	Make Good Escrow Agreement dated as of February 25, 2008 by and between the Company, the investors named therein, Roth Capital Partners, LLC and Tri-State Title & Escrow, LLC, as escrow agent, (10)

10.17	Escrow Agreement dated as of February 25, 2008 by and between the Company, Roth Capital Partners, LLC and Tri-State Title & Escrow, LLC, as escrow agent (10)

21.1	List of subsidiaries. (11)

23.1	Consent of counsel to the use of the opinion annexed at Exhibit 5.1 (contained in the opinion annexed at Exhibit 5.1)

23.2	Consent of accountants Cordovano and Honeck LLP for use of their report

23.3	Consent of accountants Zhong Yi (Hong Kong) C.P.A. Company Limited for use of their report.

23.4	Consent of accountants Child, Van Wagoner & Bradshaw, PLLC for use of their report
(1)	Incorporated herein by reference to the Registration Statement on Form SB-2 filed with the SEC on November 2, 2005.

(2)	Incorporated herein by reference to the Registration Statement on Form S-1 filed with the SEC in August 2003.

(3)	Incorporated herein by reference to the Registration Statement on Form SB-2 filed with the SEC on March 26, 2001.

(4)	Incorporated herein by reference to the Registration Statement Amendment No. 1 on Form SB-2 filed with the SEC on February 6, 2006.
(5)	Incorporated herein by reference to Schedule 13D filed by the Company on April 18, 2005.

(6)	Incorporated herein by reference to the Current Report on Form 8-K filed by the Company on November 28, 2005.

(7)	Incorporated herein by reference to the Registration Statement Amendment No. 2 on Form SB-2 filed with the SEC on May 22, 2006.

(8)	Incorporated herein by reference to the Current Report on Form 8-K filed by the Company on June 19, 2007.

(9)	Incorporated herein by reference to Amendment No. 2 to the Registration Statement on Form SB-2 filed with the SEC on January 1, 2008..

(10)	Incorporated by reference to our Current Report on Form 8-K filed by the Company with the SEC on March 3, 2008.

(11)	Incorporated herein by reference to the Annual Report on Form 10-KSB filed by the Company on April 10, 2008.

(12)	Incorporated herein by reference to the Registration Statement on Form S-1 filed by the Company on April 14, 2008.

(13)	Incorporated herein by reference to Amendment No. 1 the Registration Statement on Form S-1 filed by the Company on June 25, 2008.

(14)	Incorporated herein by reference to Amendment No. 3 the Registration Statement on Form S-1 filed by the Company on August 27, 2008.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned thereunto duly authorized in Beijing, PRC, on September 30, 2008.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.

/s/ Deli Du
By: Deli Du,
Chief Executive Officer, President and Director
(principal executive officer)

In accordance with the requirements of the Securities Act of 1933, this Amendment No.4 to the Registration Statement on Form S-1 was signed by the following persons in the capacities and on the dates indicated.

Name and Title	Date

/s/ Deli Du	September 30, 2008
Deli Du,
Chief Executive Officer, President and Director
(principal executive officer)

/s/ Yihai Yang	September 30, 2008
Yihai Yang
Acting Chief Financial Officer and director
(principal financial officer and accounting officer)

/s/ Zhaolin Di	September 30, 2008
Zhaolin Ding
Director

/s/ Zhenhang Jia	September 30, 2008
Zhenhang Jia
Director

/s/ Joseph Levinson	September 30, 2008
Joseph Levinson
Director

EXHIBIT INDEX

23.2	Consent of accountants Cordovano and Honeck LLP for use of their report

23.3	Consent of accountants Zhong Yi (Hong Kong) C.P.A. Company Limited for use of their report.

23.4	Consent of accountants Child, Van Wagoner & Bradshaw, PLLC for use of their report